As filed with the Securities and Exchange
Commission on July 11, 2006                          Registration No. 333-131370

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                          AMENDMENT NO. 2 TO FORM S-3
                                  ON FORM SB-2/A
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                        EL CAPITAN PRECIOUS METALS, INC.

                 (Name of small business issuer in its charter)

              Nevada                                              88-0482413
      (State or jurisdiction                                   (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                       14301 North 87th Street, Suite 216
                            Scottsdale, Arizona 85260
                                 (480) 607-7093
(Address and telephone number of principal executive offices and principal place of business)

                          Mr. Charles C. Mottley Chief
                                Executive Officer
                        El Capitan Precious Metals, Inc.
                       14301 North 87th Street, Suite 216
                            Scottsdale, Arizona 85260
                            Telephone: (480) 607-7093
                            Facsimile: (480) 607-7193
            (Name, address and telephone number of agent for service)

                                 With copies to:
                             William M. Mower, Esq.
                               Ranga Nutakki, Esq.
                       Maslon Edelman Borman & Brand, LLP
                         90 South 7th Street, Suite 3300
                          Minneapolis, Minnesota 55402
                            Telephone: (612) 672-8200
                            Facsimile: (612) 672-8397

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholders identified herein.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. |_|

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES
AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE
A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT
SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE
SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING
PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.
SECURITIES INCLUDED IN THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A
PART MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL
THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN
ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                   PROSPECTUS

                             SUBJECT TO COMPLETION,
                               DATED JULY 11, 2006

                        EL CAPITAN PRECIOUS METALS, INC.

                        20,254,384 SHARES OF COMMON STOCK

      The selling stockholders identified on pages 31-36 of this prospectus are offering on a resale basis a total of 20,254,384 shares of our common stock, including 7,795,000 shares issuable upon the exercise of outstanding warrants and 2,600,000 shares issuable upon the conversion of outstanding convertible security notes. We will not receive any proceeds from the sale of these shares by the selling stockholders. We would receive gross proceeds in the approximate amount of $3,800,000 assuming the exercise of all the warrants and also would eliminate $1,300,000 of convertible notes payable upon conversion of the convertible debentures with respect to which the underlying shares that are being offered hereby. To the extent any of these warrants are exercised, we intend to use the proceeds for continuing exploration activities on our various properties, prepare, if economically feasible, our properties for possible sale to interested mining companies, and working capital for general and administrative functions.

      Our common stock is quoted on the Over-the-Counter Bulletin Board under the symbol "ECPN." On July 3, 2006, the last sales price for our common stock as reported on the OTC Bulletin Board was $2.60 per share.

      THE SECURITIES OFFERED BY THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK.
FOR MORE INFORMATION, SEE "RISK FACTORS" BEGINNING ON PAGE 3.

                                   ----------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

                     THE DATE OF THIS PROSPECTUS IS __, 2006

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT

                                        i

                               PROSPECTUS SUMMARY

      This summary provides a brief overview of the key aspects of this offering. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" and the financial statements and other information that is incorporated by reference into this prospectus, before making an investment decision. All references in this prospectus to "El
Capitan," "we," "us," "our" or "our Company" refer to El Capitan Precious
Metals, Inc. and our consolidated subsidiary.

The Company

      El Capitan Precious Metals, Inc. (OTCBB: ECPN) (the "Company" or "we,"
"us" or "ours") was incorporated in Nevada in December 2000 under the name DML
Services, Inc. ("DML"). At that time, the Company was engaged in the business of providing catering and food services, operating under the name "Go Espresso." On
March 17, 2003, we ceased operating our catering and food services business and sold substantially all of our assets to our executive officers and directors at that time, in exchange for $50,000 and the return of certain shares of our capital stock. On March 18, 2003, the Company acquired all of the issued and outstanding securities of El Capital Precious Metals, Inc., a Delaware corporation ("Old El Capitan"). The transaction was accounted for as a reverse merger. In the transaction, the shareholders of Old El Capitan received
39,000,000 shares of our common stock (reflecting adjustments for a four-to-one stock split effective November 25, 2002 and a 200% stock dividend effective July
30, 2004), representing approximately 85% of our common stock outstanding immediately after such transaction. After the transaction, Gold and Minerals
Co., Inc., a Nevada corporation ("Gold and Minerals") then held 66.1% of our common stock outstanding.

      Upon the effectiveness of the transaction, DML changed its corporate name to "El Capitan Precious Metals, Inc." Through the transaction, we acquired a 40%
ownership interest in El Capitan, Ltd., an Arizona corporation which owns the El
Capitan property, located in Lincoln County, New Mexico. The remaining 60%
ownership interest in El Capitan, Ltd. is held by Gold and Minerals. In August
2003, we acquired from Gold and Minerals certain mining claims granted by the
United States Bureau of Land Management, including a building and certain personal property known as the COD property, located near Kingman, Arizona. In
May 2004, we executed a joint venture agreement with US Canadian Minerals, Inc.,
(USCA.PK), a Nevada corporation ("US Canadian"), pursuant to which an 80%
ownership interest in the Company's COD property was transferred to US Canadian in exchange for 2,160,000 shares of US Canadian common stock (as adjusted for a subsequent stock split effected by US Canadian). In July 2004, we acquired from
Gold and Minerals the Weaver property, located near Congress, Arizona, in consideration of 3,000,000 shares of our common stock.

      On July 23, 2004, the Company's board of directors declared a 200% stock dividend for stockholders of record as of July 30, 2004. Accordingly, the
Company issued 40,982,908 shares of common stock to stockholders of record on such date.

      Our principal office is located at 14301 North 87th Street, Suite 216,
Scottsdale, Arizona 85260. Our telephone number is (480) 607-7093 and our internet address is www.elcapitanpmi.com. Our securities trade at the
Over-the-Counter Bulletin Board under the symbol "ECPN."

                                        1

Risk Factors

      An investment in the shares of our common stock involves a high degree of risk and may not be an appropriate investment for persons who cannot afford to lose their entire investment. For a discussion of some of the risks, you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 3 of this prospectus.

The Offering

      The selling shareholders identified on pages 31-36 of this prospectus are offering on a resale basis a total of 20,254,384 shares of our common stock, including 7,795,000 shares issuable upon the exercise of outstanding warrants and 2,600,000 shares issuable upon the conversion of outstanding convertible promissory notes. For a complete description of the terms and conditions of our common stock, you are referred to the section in this prospectus entitled
"Description of Securities."

Common stock offered ...............................   20,254,384 shares
Common stock outstanding before the offering (1) ...   73,134,409 shares
Common stock outstanding after the offering (2) ....   83,529,409 shares
Common stock OTCBB trading symbol ..................   ECPN

(1)   Based on the number of shares outstanding as of July 3, 2006, but not including 7,795,000 shares issuable upon exercise of outstanding warrants to purchase our common stock, 2,600,000 shares issuable upon the conversion of outstanding convertible promissory notes and 1,673,000 shares issuable upon the exercise of outstanding options to purchase our common stock not covered under this registration statement.

(2)   Assumes the issuance of all shares of common stock offered hereby that are issuable upon exercise of warrants or conversion of a convertible promissory note covered under this registration statement.

                                        2

                                  RISK FACTORS

      The purchase of shares of the Company's common stock is very speculative and involves a very high degree of risk. An investment in the Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to securities of the Company.

                    RISKS RELATING TO OUR FINANCIAL CONDITION

THE VOLATILITY OF PRECIOUS METAL PRICES MAY NEGATIVELY AFFECT OUR EARNINGS.

      We anticipate that a significant portion of our future revenues will come from the sale of one or more of our properties. In such an event, our earnings will be directly affected by the prices of precious metals believed to be located on such properties. Demand for precious metals can be influenced by economic conditions, including worldwide production, attractiveness as an investment vehicle, the relative strength of the U.S. dollar and local investment currencies, interest rates, exchange rates, inflation and political stability. The aggregate effect of these factors is not within our control and is impossible to predict with accuracy. The price of precious metals has on occasion been subject to very rapid short-term changes due to speculative activities. Fluctuations in precious metal prices may adversely affect the value of any discoveries made at the sites with which we are involved. If the market prices for these precious metals falls below the mining and development costs to be incurred by a purchaser to produce such precious metals, we would be unable to sell the property and may have to discontinue exploration at one or more of our properties.

UNLESS WE DEVELOP OR ARE ABLE TO SELL ONE OF OUR PROPERTIES, WE WILL NOT HAVE
ENOUGH CASH TO FUND OPERATIONS THROUGH THE NEXT FISCAL YEAR.

      As of June 12, 2006, we had approximately $131,000 of cash on hand.
Additionally, we have a current receivable amount due from Gold and Minerals for an aggregate of $259,951 relating to expenses we have paid on behalf of El
Capitan, Ltd. We will be required to raise additional capital in financing transactions in order to satisfy our expected cash expenditures. Based upon our monthly utilization of working capital (including explorations costs), we have sufficient cash to fund operations through mid-August 2006, in the event we collect the receivable from Gold and Minerals, and until the end of July 2006 if we are unable to collect from Gold and Minerals. In the event we successfully register for resale the common stock underlying certain of our warrants, we will have the right to call such warrants. In such an event, depending upon the market value of our common stock, we intend to exercise such right, which would raise up to approximately $3,800,000 in gross proceeds to be used as working capital and continue our exploratory programs. Additionally, we continually evaluate business opportunities, such as joint venture processing agreements, with the aim of creating cash flow for working capital. There are no assurances that we will be successful in such endeavors, in which case we may be forced to reduce our operating expenditures or to cease development and operations altogether.

WE HAVE NOT HAD REVENUE-GENERATING OPERATIONS AND MAY NEVER GENERATE REVENUES.

      We have not yet had revenue-generating operations, and it is possible that we will not find marketable amounts of minerals on our properties or that any of our properties will ever be sold. Should we fail to obtain revenues, our ability to continue to explore our properties or obtain any additional properties will likely be diminished and we may be required to sell one or more of our properties at a purchase price we do not believe to be reasonable.

                                        3

OUR INDEPENDENT AUDITORS HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS
A GOING CONCERN, WHICH MAY MATERIALLY AFFECT OUR ABILITY TO OBTAIN NECESSARY
FINANCING.

      We have had net losses for each of the years ended September 30, 2005 and
September 30, 2004, and we have an accumulated deficit as of March 31, 2006 of
$8,152,437. Since the financial statements for each of these periods were prepared assuming that we would continue as a going concern, in the view of our independent auditors, these conditions raise substantial doubt about our ability to continue as a going concern. Furthermore, since we may not generate significant revenues in the foreseeable future, our ability to continue as a going concern may depend, in large part, on our ability to raise additional capital through equity or debt financing transactions. If we are unable to raise additional capital, we may be forced to discontinue our business.

                         RISKS RELATING TO OUR BUSINESS

UNTIL WE LOCATE PRECIOUS METALS ON ONE OR MORE OF OUR PROPERTIES, WE MAY NOT
HAVE ANY POTENTIAL OF GENERATING ANY REVENUE.

      Our ability to market and sell our properties depends on the success of our exploration programs. Mineral exploration for precious metals is highly speculative, and is often unsuccessful. Even if exploration leads to a valuable deposit, it might take a significant period of time to market and sell a property. During the marketing period, it may become financially or economically unfeasible to produce the minerals on a particular property due to changing variable factors such as the cost of production and the market values of the various precious metals. A shortage of working capital would prohibit us from further exploration of our properties.

OUR INABILITY TO ESTABLISH THE EXISTENCE OF MINERAL RESOURCES IN COMMERCIALLY
EXPLOITABLE QUANTITIES ON ANY OF OUR PROPERTIES MAY CAUSE OUR BUSINESS TO FAIL.

      All of our mineral properties are in the exploration stage. To date, we have not established a mineral reserve on any of these properties, and the probability of establishing a "reserve," as defined by the Securities and
Exchange Commission's Industry Guide 7, is not ascertainable; it is possible that none of our properties contain a reserve and all resources we spend on exploration on our properties may be lost. In the event we are unable to establish reserves or are otherwise able to sell any of our properties, we will be unable to establish revenues and our business may fail.

UNCERTAINTY OF MINERALIZATION ESTIMATES MAY DIMINISH OUR ABILITY TO PROPERLY
VALUE OUR PROPERTIES.

      The Company relies on estimates of the content of mineral deposits in its properties, which estimates are inherently imprecise and depend to some extent on statistical inferences drawn from limited drilling. These estimates may prove unreliable. Further, the Company has at times utilized, and may continue to utilize, testing and assaying methods that may be uncommon due to the nature of the sample material, including the use of alkali fusion assays, a more aggressive form of assay which completely converts the sample into a water soluble salt. Some of these methods, including the alkali fusion assay, are not, or may not, be industry standard methods, and the results from such testing and assaying methods may be varied and inconsistent or prove to be unreliable. This testing may result in imprecise testing and assaying results, and we may not realize any mineral discovery.

ANY INABILITY TO RETAIN KEY PERSONNEL MAY NEGATIVELY AFFECT OUR PROSPECTS.

      We are highly dependent upon the abilities and experience of our officers.
We may not be able to retain these individuals in the future, and the loss of one or more of these individuals could have a material effect or our business.
The strong competition within the mining industry makes the recruitment and retention of employees knowledgeable of the mining industry difficult and crucial to success.

                                        4

OUR INABILITY TO OBTAIN ADDITIONAL FINANCING WOULD DIMINISH OUR ABILITY TO FUND
OUR CURRENT EXPLORATION PROJECTS OR ACQUIRE INTERESTS IN OTHER PROPERTIES.

      Additional financing will be needed in order to fund beyond the initial exploration of our properties. Our means of acquiring investment capital is limited to private equity and debt transactions. Other than the interest earned on our short-term investments or further financing, we have no other source of currently available funds to engage in additional exploration, which will be necessary to explore our current property interests or to acquire interests in other mineral exploration projects that may become available. See "Risks
Relating to Our Financial Condition - Unless we develop or are able to sell one of our properties, we will not have enough cash to fund operations through the next fiscal year."

THE NATURE OF MINERAL EXPLORATION IS INHERENTLY RISKY, AND WE MAY NOT EVER
DISCOVER MARKETABLE AMOUNTS OF PRECIOUS MINERALS.

      The exploration for mineral deposits involves significant financial risks, which even experience and knowledge may not eliminate regardless of the amount of careful evaluation applied to the process. While the discovery of an ore body may result in substantial rewards, very few properties are ultimately developed into producing mines.

      Whether a deposit will be commercially viable depends on a number of factors: financing costs; proximity to infrastructure; the particular attributes of the deposit, such as its size and grade; and governmental regulations, including regulations relating to prices, taxes, royalties, infrastructure, land use, importing and exporting of gold and environmental protection.

      The effect of these factors cannot be accurately predicted, and the combination of any of these factors may prevent us from selling a property and receiving an adequate return on our invested capital.

EXTENSIVE GOVERNMENT REGULATION AND ENVIRONMENTAL RISKS MAY REQUIRE US TO
DISCONTINUE OPERATIONS.

      Our business is subject to extensive federal, state and local laws and regulations governing exploration, development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters. Additionally, new legislation and regulations may be adopted at any time that affect our business. Compliance with these changing laws and regulations could require increased capital and operating expenditures and could prevent or delay the sale of some or all of the
Company's properties.

ANY FAILURE TO OBTAIN GOVERNMENT APPROVALS AND PERMITS MAY REQUIRE US TO
DISCONTINUE EXPLORATION ON ONE OR MORE OF OUR PROPERTIES.

      We are required to seek governmental approvals and permits in order to conduct exploration and other mining activities on our claimed properties.
Obtaining the necessary permits can be a complex and time-consuming process involving multiple jurisdictions, and generally requires annual filings and the payment of annual fees. As the Company currently has no source of revenue, the payment of the costs of continued permitting is dependent upon our ability to obtain financing. Additionally, the duration and success of our efforts to obtain permits are contingent upon many variables outside of our control and may increase costs of or cause delay to our mining endeavors. There can be no assurance that all necessary approvals and permits will be obtained, and if they are obtained, that the costs involved will make it economically unfeasible to continue our exploration of some or all of our properties.

MINERAL EXPLORATION IS EXTREMELY COMPETITIVE, AND WE MAY NOT HAVE ADEQUATE
RESOURCES TO SUCCESSFULLY COMPETE.

      There is a limited supply of desirable mineral properties available for claim staking, lease or other acquisition in the areas where we contemplate participating in exploration activities. We compete with numerous other companies and individuals, including competitors with greater financial, technical and other resources than we possess, and are thus in a better position to search for and acquire attractive mineral properties. Additionally, due to our limited financial and other resources, we do not anticipate developing or producing on any of our properties, but rather only exploration with the intent to sell any property on which exploration proves successful. Accordingly, our ability to acquire properties in the future will depend not only on our ability to explore and sell our present properties, but also on our ability to select and acquire suitable properties or prospects for future exploration. We may not be able to compete successfully with our competitors in acquiring such properties or prospects.

                                        5

TITLE TO ANY OF OUR PROPERTIES MAY PROVE DEFECTIVE, POSSIBLY RESULTING IN A
COMPLETE LOSS OF OUR TIGHTS TO SUCH PROPERTIES.

      A material portion of our holdings includes unpatented mining claims. The validity of unpatented claims is often uncertain and may be contested. These claims are located on federal land or involve mineral rights that are subject to the claims procedures established by the General Mining Law of 1872, as amended.
We are required make certain filings with the county in which the land or mineral is situated, and annual filings with the Bureau of Land Management together with an annual holding fee of $125 per claim. If we fail to make the annual holding payment or make the required filings, our mining claim would become invalid. In accordance with the mining industry practice, generally a company will not obtain title opinions until it's determined to sell a property.
Also no title insurance is available for mining. Accordingly, it is possible that title to some of our undeveloped properties may be defective and in that event we do not have good title to our properties, we would be forced to curtail or cease our business exploratory programs on the property site.

                       RISKS RELATING TO OUR COMMON STOCK

THE LIMITED TRADING OF OUR COMMON STOCK MAY MAKE IT DIFFICULT TO SELL SHARES OF
OUR COMMON STOCK.

      Trading of our common stock is conducted on the National Association of
Securities Dealers' Over-the-Counter Bulletin Board, or "OTC Bulletin Board."
This has an adverse effect on the liquidity of our common stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts' and the media's coverage of us. This may result in lower prices for our common stock than might otherwise be obtained and could also result in a larger spread between the bid and asked prices for our common stock.

BECAUSE OUR COMMON STOCK IS A "PENNY STOCK," IT MAY BE DIFFICULT TO SELL SHARES
OF OUR COMMON STOCK AT TIMES AND PRICES THAT ARE ACCEPTABLE.

      Our common stock is a "penny stock." Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk disclosure document prepared by the SEC. This document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser's written agreement to the purchase. The penny stock rules may make it difficult for you to sell your shares of our stock. Because of the rules, there is less trading in penny stocks. Also, many brokers choose not to participate in penny stock transactions. Accordingly, you may not always be able to resell our shares of common stock publicly at times and prices that you feel are appropriate.

                                        6

A SIGNIFICANT NUMBER OF SHARES OF OUR COMMON STOCK MAY BECOME AVAILABLE FOR
SALE, WHICH COULD DEPRESS THE PRICE OF OUR COMMON STOCK.

      Future sales of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for shareholders to sell our Common Stock at times and prices that they believe are appropriate. As of July 3, 2006, we had issued and outstanding 73,134,409 shares of Common Stock, warrants to purchase up to an aggregate amount of 7,795,000 shares of Common Stock covered under this registration statement, a convertible security convertible into an aggregate amount of 2,600,000 shares of Common Stock and 1,673,000 shares issuable upon the exercise of outstanding options. Of our Common Stock issued and outstanding,
35,744,713 shares are free of restrictions and freely transferable, 16,068,948 are transferable subject to trading restrictions under Rule 144 of the
Securities Act of 1933, as amended and 21,320,748 are restricted from transfer for varying time periods under Rule 144 of the Securities Act of 1933.

                    NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Certain statements contained in this prospectus that are forward-looking in nature are based on the current expectations, beliefs, plans, objectives, assumptions or future events or performance of our management. In addition, when used in this prospectus, the words "may," "could," "should," "anticipate,"
"believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to us or our management, may identify forward-looking statements. These statements reflect our judgment as of the date of this prospectus with respect to future events, the outcome of which is subject to risks, which may have a significant impact on our business, operating results or financial condition. You are cautioned that these forward-looking statements are inherently uncertain. These risks and uncertainties include, among others, the results of metallurgical testing performed by or on behalf of the Company, interpretation of drill results, the geology, grade and continuity of mineral deposits, results of initial feasibility, prefeasibility and feasibility studies and the possibility that future exploration, will not be consistent with past results and/or the
Company's expectations, discrepancies between different types of testing methods, the ability potential purchasers of our properties to mine precious and other minerals on a cost effective basis, the Company's ability to successfully complete contracts for the sale of its properties; fluctuations in world market prices for precious metals; the Company's ability to obtain financing for continued exploratory activities on satisfactory terms; the Company's ability to obtain necessary financing; the Company's ability to enter into and meet all the conditions to close contracts to sell its mining properties that it chooses to list for sale, and other risks and uncertainties described in the Company's filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. We undertake no obligation to update forward-looking statements. The risks identified in the "Risk Factors" section of this prospectus, among others, may impact forward-looking statements contained in this prospectus.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Operating Results for Years Ended September 30, 2005 and 2004

      Results of Operations. We have not yet realized any revenue from operations, nor do we expect to realize potential revenues until late in the third calendar quarter of 2006. Net loss increased $1,930,521 from $1,314,320 for the year ended September 30, 2004 to $3,244,841 for the year ended September
30, 2005. Our net loss increase in 2005 from 2004 was mainly due to increases in professional fees approximating $1,137,000, administrative consulting fees approximating $419,000, mine expenses approximating $676,000, and general and administrative and other expenses approximating $115,000. These increases were offset by decreases in officer compensation approximating $102,000 and management fees to related parties approximating $204,000.

                                        7

Operating Results for the Three Months Ended March 31, 2006 and 2005

      Revenues - We have not yet realized any revenue from operations, nor do we expect to realize potential revenues until late in the third calendar quarter of
2006. There is no guaranty that we will achieve proven viable precious metals at our various property locations.

      Expenses and Net Loss - Our expenses increased by $488,607, from $630,142 for the three months ended March 31, 2005 to $1,118,749 for the three months ended March 31, 2006. The increase is primarily attributable to increased home office compensation approximating $158,000 occurring from stock bonuses to employees; increased exploration costs at the El Capitan property of $77,000;
increased interest expense and accretion of discounts on notes payable aggregating $143,000 and an increase in costs associated with the issuance of options and conversion of debt aggregating $120,000.

      The Company's total net loss for the three months ended March 31, 2006 increased $488,607 to $1,118,749 as compared to a net loss of $630,142 incurred for the comparable three month period ended March 31, 2005. The increased loss for the current period is attributable to the aforementioned increased expenses.

Operating Results for the Six Months Ended March 31, 2006 and 2005

      Revenues - We have not yet realized any revenue from operations, nor do we expect to realize potential revenues until late in the third calendar quarter of
2006. There is no guaranty that we will achieve proven viable precious metals at any of our various property site locations.

      Expenses and Net Loss - Our expenses increased by $139,278, from
$1,806,820 for the six months ended March 31, 2005 to $1,946,098 for the six months ended March 31, 2006. The increase is primarily attributable to increased home office compensation approximating $161,000 occurring from stock bonuses to employees; increased other general and administrative of $50,000; increased exploration costs at the El Capitan property of $196,000; increased interest expense and accretion of discounts on notes payable aggregating $287,000 and an increase in costs associated with the issuance of options and conversion of debt aggregating $107,000. These increases were offset by decreases in professional fees approximating $597,000; management fees to a related party of $36,000 and legal and accounting fees of $29,000.

      The Company's total net loss for the six months ended March 31, 2006 increased $139,278 to $1,946,098 as compared to a net loss of $1,806,820 incurred for the comparable six month period ended March 31, 2005. The increased loss for the current period is attributable to the aforementioned net increase in expenses

Plan of Operation

      Capital Resources - To address the going concern problem addressed in our audited financial statements at September 30, 2005, we will require additional working capital. We will also require additional working capital funds for continuing payments for necessary corporate personnel, related general and administrative expenses and for implementation of our necessary business strategies.

      We can make no assurance, however, that we will be able to have access to the capital markets in the future, or that the financing will be available on terms acceptable to satisfy our cash requirements. Our inability to access various capital markets or acceptable financing could have a material effect on our results of operations and deployment of our business strategies and severely threaten our ability to operate as a going concern.

      During the next two quarters the Company will continue to concentrate on raising the necessary working capital through equity financing and an acceptable debt facility to insure the Company's ability to implement its business strategies. To the extent that additional capital is raised through the sale of equity or equity related securities, the issuance of such securities could result in dilution of our shareholders. Upon effective registration of certain warrants of which we have a call right (including warrants to be registered hereunder), and dependent upon the market value of our common stock, it is the
Company's intent to call such warrants.

                                        8

      We currently intend to continue to prove up our various mining properties and finalize the formal report on the El Capitan property site with the intent to formalize and implement the marketing plan to sell this site. We also intend to finalize the proprietary process the Company has been working on for extraction of precious metal from various potential other property interest.

      Liquidity - As of March 31, 2006, we had $437,863 of cash on hand. We will be required to raise additional capital in financing transactions in order to satisfy our expected cash expenditures. The Company also contemplates the exercise of the call options on various warrants, which if exercised, would provide the Company significant working capital to continue its exploratory programs. Based upon our current cash burn rate, we have enough working capital for operations through mid-August 2006. We continually evaluate business opportunities such as joint venture processing agreements with the objective of creating cash flow to sustain the corporation and provide a source of funds for growth. While the Company believes it will be able to finance its continuing activities, there are no assurances of success in this regard or in the
Company's ability to obtain continued financing through capital markets, joint ventures, or other acceptable arrangements. If management's plans are not successful, operations and liquidity may be adversely impacted. In the event that we are unable to obtain additional capital, we may be forced to reduce our operating expenditures or to cease development and operations altogether.

      On April 3, 2006, the Company issued 136,364 restricted common shares to an accredited investor pursuant to a private placement of securities under
Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $300,000. Under this placement, the Company also issued with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $2.20 per share. The warrants are callable under certain circumstances.

      On June 28, 2006, the Company issued 50,000 shares of S-8 common stock for the exercise of warrants by a former director of the Company for cash proceeds of $28,000.

      The Company also contemplates the exercise of the call feature on certain warrants that are callable. These warrants, which if exercised, would provide approximately $3,800,000 of working capital for the Company and enable the
Company to continue its exploratory programs and prepare properties for sale..
We will continue to evaluate business opportunities such as joint venture processing agreements with the objective of creating cash flow to sustain the corporation and provide a source of funds for growth. There are no assurances of success in this regard or in the Company's ability to obtain continued financing through capital markets, joint ventures, or other acceptable arrangements. If management's plans are not successful, operations and liquidity may be adversely impacted. In the event that we are unable to obtain additional capital, we may be forced to reduce our operating expenditures or to cease development and operations altogether.

Off-Balance Sheet Arrangements

      During the fiscal year ended September 30, 2005 and the six months ended
March 31, 2006, the Company did not engage in any off-balance sheet arrangements as defined in Item 303(c) of the SEC's Regulation S-B.

                                        9

Critical Accounting Policies

      Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America, which require us to make estimates and judgments that significantly affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities at the date of the consolidated financial statements. Note c, "Significant Accounting Policies" in the Notes to
the Consolidated Financial Statements in our Form 10-KSB describes our significant accounting policies which are reviewed by management on a regular basis.

      An accounting policy is deemed by us as critical if it requires an accounting estimate to be made based on assumptions about matters that are uncertain at the time the estimate is made, and if different estimates that reasonably could have been used, or changes in the accounting estimates that are reasonable likely to occur periodically, could materially impact the financial statements. The policies and estimates that we believe are most critical to the preparation of our consolidated financial statements and that require a higher degree of judgment are:

            Stock-based compensation; and
            Valuation of warrants under the Black Scholes option-pricing model.

                                       10

                             DESCRIPTION OF BUSINESS

History

      El Capitan Precious Metals, Inc. (hereinafter, the "Company," "we" and
"our" refer to El Capitan Precious Metals, Inc.) is a precious minerals company based in Scottsdale, Arizona. We are an exploration stage company that owns interests in several properties located in the southwestern United States. We are principally engaged in the exploration of precious metals and other minerals. Our primary asset is a 40% equity interest in El Capitan, Ltd., an
Arizona corporation which holds an interest in the El Capitan property located near Capitan, New Mexico. Additionally, our assets include interests in the COD property located near Kingman, Arizona and the Weaver property located near
Congress, Arizona. There is no assurance that a commercially viable mineral deposit exists on any of our properties. Additional exploration will be required before a final evaluation can be made as to the economic and legal feasibility of a particular property. To date, we have not had any revenue producing operations.

      The Company was previously organized as a Nevada corporation on December
20, 2000 under the name DML Services, Inc. ("DML"). DML was in the catering and food service business, operating under the name "Go Espresso." On March 17,
2003, we sold substantially all of the assets and the operations of the catering and food service business to Michael Flores and Deborah Flores, our executive officers and directors at that time, in exchange for the redemption of
30,120,000 shares of our common stock, par value $.001 ("Common Stock":
hereinafter, all references to shares of "Common Stock" shall include adjustments for the four for one stock split effective November 25, 2002 and the
200% stock dividend effective July 30, 2004, as appropriate) held by Michael
Flores and Deborah Flores and $50,000 in cash.

      On March 18, 2003, we acquired all of the issued and outstanding common stock of El Capitan Precious Metals, Inc., a Delaware corporation ("ECPN"), in exchange for the issuance to ECPN's shareholders of 39,000,000 shares of our
Common Stock, which constituted approximately 85% of our total shares outstanding immediately following the exchange. ECPN constituted the accounting acquirer in the transaction, and the transaction was recorded as a reverse acquisition. Our Company then changed its name to "El Capitan Precious Metals,
Inc." Immediately after the transaction Gold and Minerals Co., Inc., a Nevada corporation ("Gold and Minerals"), which then held 77.5% of ECPN's total outstanding equity, became our controlling shareholder holding 30,225,000 shares of our Common Stock, then constituting 66.1% of our outstanding Common Stock.

      After the transaction with ECPN, our primary asset was a 40% equity interest in El Capitan, Ltd., an Arizona corporation which owns the El Capitan property, an inactive iron mine located in New Mexico, including the assets used to explore the property. At the time of the transaction, the El Capitan property contained four patented claims and three unpatented claims on approximately 200 acres in the Capitan Mountains in Lincoln County, New Mexico. The other 60%
equity interest in El Capitan, Ltd. is held by Gold and Minerals.

      In August 2003, we acquired from Gold and Minerals certain assets known as the COD property located near Kingman, Arizona. The assets we obtained included thirteen mining claims granted by the United States Bureau of Land Management
(the "BLM"), a building and personal property. In consideration for the purchase, we issued 3,600,000 shares of our Common Stock to Gold and Minerals, holding a market value at that time of approximately $1,440,000. Because the COD property was acquired from our then controlling stockholder in exchange for our
Common Stock, and Gold and Minerals had no economic monetary basis in the property, the transaction was accounted for as a non-monetary exchange and the
COD property was recorded, in accordance with Generally Accepted Accounting
Principles (GAAP), at no value on our financial statements. Contemporaneously with the purchase of the COD property, we entered into a management consulting agreement with Mr. Larry Lozensky, the President of Gold and Minerals, pursuant to which Mr. Lozensky agreed to continue to manage the COD property until
December 31, 2004 in exchange for a management consulting fee of $20,000 per month and the issuance to Mr. Lozensky of 600,000 shares of our Common Stock.
Under the management consulting agreement, we obtained the right to pay the management consulting fee to Mr. Lozensky in the form of our Common Stock. From the expiration of the management consulting agreement on December 31, 2004 through March 31, 2005, Mr. Lozensky continued to manage the COD property on behalf of the Company on a month-to-month basis for a management consulting fee of $10,000 per month. Since March 31, 2005, Mr. Lozensky has continued to provide management services for the COD property without compensation from the
Company.

                                       11

      In May 2004, the Company executed a joint venture agreement (the "Joint
Venture") with U.S. Canadian Minerals, Inc. ("USCA.PK"), a publicly-traded
Nevada company, to explore and utilize the COD property, including the recovery of any gold and silver from the tailings of the COD property. The Joint Venture is to exist under the name "CanEl" until May 2020, unless terminated earlier pursuant to the terms of the Joint Venture. Under terms of the Joint Venture
Agreement, the Company was required to transfer to USCA.PK an 80% interest in the COD property in exchange for 720,000 restricted shares of USCA.PK common stock. Pursuant to a stock split effected by USCA.PK, the Company currently holds 2,160,000 shares of the USCA stock. On the date of the original transaction, shares of unrestricted freely trading USCA.PK common stock traded at $2.85 per share, or, adjusted for the split, at $0.95 per share. At September
30, 2005, 1,000,000 of these shares were utilized as collateral for a $300,000 debenture of the Company. Subsequent to the year end, the holder of the debenture and the Company agreed to convert the debenture into a private placement offering of the Company's securities. Commencing October 28, 2005, the
Company used these shares as collateral security for convertible promissory notes issued by the Company in the aggregate amount of $1,300,000.

      The USCA.PK common stock was restricted with respect to sale until May
2005. USCA.PK's common stock is currently traded on the Pink Sheets, its most recent SEC filings have not been reviewed by an independent registered public accounting firm, and it faced a SEC imposed temporary trading suspension in
October of 2004, which has since expired. The Company also has continuing involvement (as discussed below) related to the COD property. Based on these factors, no gain on the sale was recorded and the Company has ascribed a value of $2,052,000 to the common stock received at September 30, 2005, and recorded a deferred gain on the sale of an asset and is classified as a long term liability in accordance with generally accepted accounting principles ("GAAP"). Any future decrease in market value of the securities, the reduction in value will reduce the deferred gain liability account.

      Under the Joint Venture, the Company is to explore the COD site and contribute the equipment as required. USCA.PK contributed 90 days operating capital, which provided for three workers, fuel, necessary equipment, and equipment repair and maintenance. The parties have also agreed to share the costs and expenses of the property in accordance with their profit participation in the property. Net profits, if any, from the tailings and settlement pond will be split equally among the Company and USCA.PK, and USCA.PK shall retain 100% of any other profit. Currently this project is on hold as USCA.PK is focusing on bringing current their SEC filings and to resume trading on the Bulletin Board, and, accordingly, no exploratory work has been performed as to determine the extent, if any, of potential minerals in the tailings.

      In November 2005, our Board of Directors approved an amendment to the
Joint Venture Agreement whereby the Company will contribute $50,000 for the completion of the geological field study. As consideration for this advance, the
Company will be reimbursed for this advance and any other incurred expenses, and all net proceeds from the sale of the site, after deducting all incurred costs, are to be split equally with USCA.PK.

      In July 2004, we acquired from Gold and Minerals the Weaver property located near Congress, Arizona. Consideration for this purchase was 3,000,000 shares of our Common Stock, which had a market value of $400,000 on the closing date. Because the Weaver property was acquired from our then controlling stockholder in exchange for our Common Stock and Gold and Minerals had no economic monetary basis in the property, the transaction was accounted for as a non-monetary exchange and the Weaver property was recorded at no value on our financial statements and was done in accordance with GAAP.

                                       12

      In July 2004, we signed an agreement with Mr. Bob Langguth regarding the exploration of the Rainbow Valley property, consisting of claims located on approximately 1,620 acres in Maricopa County, Arizona. Under the terms of this agreement, we had paid Mr. Langguth $2,500 per month from August 2004 through
January 2006 for management of the testing, permitting and further development of the property. During the quarter ended March 31, 2005, the Company drilled this property for samples and performed assay tests on the samples to determine content of mineral deposits on the mining site. Upon the completion of successful testing and permitting, we are required to make a final payment of
$100,000 to Mr. Langguth. In addition, we have agreed to pay a royalty of $1.00 per ton for each ton of iron ore shipped from the property as well as 3% of the profit before taxes for any sales of minerals from this property. The current status of this arrangement and the Company's intentions with respect to the
Rainbow Valley property are in question, as Mr. Langguth passed away in January
2006.

Business of Issuer

      We are an exploration stage company that owns interests in several properties located in the southwestern United States. We are principally engaged in the exploration of precious metals and other minerals. At this time, we are not engaged in any revenue-producing operations.

      The Company has been structured into two divisions: the (i) Precious
Metals Division and (ii) the Iron Ore Division. Through our Precious Metals
Division, we are continuing the exploration of the El Capitan, COD, and Weaver property sites. As noted in more detail below in Item 2, these properties are in various stages of exploration. After completing final testing to determine the existence and concentration of precious metals or other minerals at these properties, and if the results of such testing are positive, the Company anticipates formalizing plans to sell these properties to major mining companies in 2006. Progress on the Iron Ore Division has been halted due to considerable issues relating to rail transportation. The Company anticipates no additional involvement in this area at this time.

      Over the last year, we have also been working on a proprietary process for the extraction of precious metals from various property interests. We anticipate the results of the final testing of this proprietary process and related products by outside refineries by the end of August 2006. If the results of the outside verification indicate that the process is economically feasible, the
Company's intention is to build a small pilot test plant and implement this proprietary process into production.

Price of Precious Metals

      Gold, silver and platinum are each traded as investments on various world markets including London, New York, Zurich and Tokyo and are fixed twice daily in London. The "fix" is the reference price on which a large number of precious metal transactions around the world are based. The price is set by a number of market members matching buy and sell orders from all over the world.

      High, low and average London afternoon fix prices for gold, silver and platinum for the years ended December 31, 2005, 2004, 2003 and 2002 are as follows:

                                       13

Gold - London Afternoon Fix Prices - US Dollars

             Period                                    High      Low     Average
------------------------------------                 -------   -------   -------
For the year ended December 31, 2005                 $536.50   $411.10   $444.74
For the year ended December 31, 2004                  454.20    375.00    409.72
For the year ended December 31, 2003                  416.25    328.18    363.38
For the year ended December 31, 2002                  349.30    277.75    309.73
         Data Source: Kitco

Silver - London Afternoon Fix Prices - US Dollars

             Period                                    High      Low     Average
------------------------------------                 -------   -------   -------
For the year ended December 31, 2005                 $7.5700   $6.3900   $7.3164
For the year ended December 31, 2004                  8.2900    5.4950    6.6711
For the year ended December 31, 2003                  5.9650    4.3700    4.8758
For the year ended December 31, 2002                  5.0975    4.2350    4.5995
         Data Source: Kitco

Platinum - London Afternoon Fix Prices - US Dollars

             Period                                  High        Low     Average
------------------------------------               ---------   -------   -------
For the year ended December 31, 2005               $1,012.00   $844.00   $896.87
For the year ended December 31, 2004                  936.00    744.00    845.31
For the year ended December 31, 2003                  840.00    603.00    691.31
For the year ended December 31, 2002                  607.00    453.00    539.13
         Data Source: Kitco

      Should we be successful in our exploration and locate gold or other precious metals, our ability to sell any of our properties would be highly dependent upon the price of these precious metals, the market for which can be highly volatile. There is no assurance that should any of the properties be successfully explored, it will generate significant revenue from the sale of any precious metals to provide appreciable revenue to our Company.

Competition

      The mining industry has historically been highly competitive. It is dominated by multi-billion dollar, multi-national companies that possess resources exponentially greater than ours. Additionally, due to our limited resources, we do not intend to develop any of our properties, but rather to only perform exploration on our properties with the anticipation of selling any properties in which our exploration proves successful. Given our size and financial condition, there is no assurance we can compete with any larger companies for the acquisition of additional potential mineral properties.

Government Regulation

      Mining and exploration is highly regulated and subject to various constantly changing federal and state laws and regulations governing the protection of the environment. These laws are becoming more and more restrictive, and include without limitation: the Clean Water Act; the Clean Air
Act; the Comprehensive Environmental Response, Compensation and Liability Act;
the Emergency Planning and Community Right-to-Know Act; the Endangered Species
Act; the Federal Land Policy and Management Act; the National Environmental
Policy Act; the Resource Conservation and Recovery Act; and related state laws.
The environmental protection laws dramatically impact the mining and mineral extraction industries as it pertains to both the use of hazardous materials in the mining and extraction process and from the standpoint of returning the land to a natural look once the mining process is completed. Compliance with federal and state environmental regulations can be expensive and time consuming.

                                       14

      Compliance with the various government regulations requires us to obtain multiple permits for each mining property, including without limitation the following: "Notice of Intent" to explore, "Plan of Operations" to explore, "Plan of Operations" to mine, "Reclamation Permit," "Air Quality Permit," "Water
Quality Permit," "Industrial Artificial Pond Permit," and various health and safety permits. These permits are continually subject to amendment or renewal.
Although there is no guarantee that the regulatory agencies will timely approve, if at all, the necessary permits for our current and anticipated explorations, we have no reason to believe at this time that we will not obtain the necessary permits in due course. The cost of permits for each property varies, and we are unable at this time to estimate the total cost of such permits.

Employees

      We currently have five employees, all of whom are full-time. Three of these employees also serve as directors of the Company. Our officers and directors devote only such time to our business as is necessary to conduct the administrative operations of the Company. Additionally, the Company uses consultants for the testing and exploration of property claims. As administrative requirements expand, we anticipate hiring additional employees, and utilizing a combination of employees and consultants as necessary to conduct of these activities.

Available Information

      We are a Nevada corporation with our principal offices at 14301 North 87th
Street, Suite 216, Scottsdale, Arizona 85260. Our telephone number is (480)
607-7093. Our website address is www.elcapitanpmi.com.

                                       15

                             DESCRIPTION OF PROPERTY

El Capitan Property

      The El Capitan property originally consisted of approximately 200 acres of mineral lands bounded by the Lincoln National Forest in Lincoln County, New
Mexico.

El Capitan Property
246
246
380
380
380
Capitan
W Smokey Bear Blvd
W 5th St
48
1 mi
1 km
N
W
E
S
Santa Fe
Albuquerque
New Mexico
El Capitan Mine
Las Cruces
N

El Capitan Property consisting of 500 claims of approximately 10,000 acres

The property is situated in the Capitan Mountains, near the city of
Capitan, in southwest New Mexico. The main site can be reached by going north from Capitan on State Road 246 for 5.5 miles, turning right onto an improved private road and proceeding for about .7 miles.

      The El Capitan property is owned by El Capitan Ltd., an Arizona corporation. In 2002, in consideration of $100,000 and all of the outstanding shares of our common stock, we acquired a 40% equity interest in El Capitan Ltd.
from Gold and Minerals, which holds the other 60% equity interest. The property consists of four patented and nine BLM lode claims; a mineral deposit is covered by these claims. The lode claims known as Mineral Survey Numbers 1440, 1441,
1442 and 1443 were each located in 1902 and patented in 1911. During October and
November 2005, the Company staked and claimed on property surrounding the El
Capitan site located in Lincoln County, New Mexico. This increased the total claimed area to approximately 10,000 acres. The additional staking and claiming around our original site was done upon recommendations from the Company's consulting geologist to insure protection of our interests.

      On January 1, 2006, El Capitan, Ltd. finalized the purchase of the four patented mining claims on the property, which constitute approximately 77.5 acres in the aggregate. In consideration for the claims, El Capitan, Ltd.
transferred to the selling parties 2,100,000 shares of ECPN Common Stock owned by Gold and Minerals. Pursuant to an agreement between El Capitan, Ltd. and the selling parties, the stock was valued at an aggregate of $1,722,000, or $0.82 per share, the market value of the Company's stock on November 11, 2005.
Pursuant to an arrangement with Gold and Minerals, ECPN is obligated to pay 40%
of the expenses of El Capitan, Ltd. (in proportion with its equity ownership interest of El Capitan, Ltd.), and thus was obligated to pay Gold and Minerals
$688,800 for the purchase of the patented mining claims by ECL. During the first quarter of fiscal year 2006, ECPN offset its portion of the purchase price against existing obligations of Gold and Minerals to ECPN in the aggregate amount of $612,416 relating to past expenditures relating to El Capitan, Ltd.
that were paid by ECPN, resulting in an obligation to Gold and Minerals of
$76,384, including interest, as of December 31, 2005.

      The main El Capitan deposit is exposed in an open-pit and outcrops within a nearly circular 1,300 foot diameter area, with smaller bodies stretching eastward for a distance of up to 7,000 feet. The El Capitan skarn (a fine grained metamorphic rock) includes two magnetite-dominant zones (upper and lower magnetite bodies). The upper magnetite zone lies below a limestone cap that is bleached, fractured and contains hematite-calcite fracture filling. This limestone cap is only a few tens of feet thick, and passes into fresh limestone.
A variety of skarn assemblages including magnetite, hematite (an iron oxide mineral), calcite (a calcium carbonate minerial), phlogopite (a potassium, magnesium and aluminum silicate minerial), diopside (a calcium, magnesium silicate minerial), quartz, tremolite (a calcium, magnesium silicate minerial)
and crystalline limestone lie below the upper magnetite zone and above aplite (a fine-grained intrusive rock) of the El Capitan pluton (igneous rock formed below the surface of the earth by a consolidation of magma). The El Capitan deposit has an abundance of hematite, which occurs with calcite in later stage fracture fillings, breccias (rock composed of sharp-angled fragments), and stockworks
(multi-directional fractured rock containing veinlets of hydrothermally introduced materials).

      To our knowledge, prior to its acquisition by El Capital Ltd., the property was last active in 1988. The property was previously drilled as an iron
(Fe) resource by the U.S. Bureau of Mines in 1944 and 1948. From 1961 to 1988,
to our knowledge, an estimated 250,000 tons of iron ore were produced on the property. Prior to December 2004, there had not been any significant exploration completed on the property. There had only been shallow drilling of the upper magnetite horizon, which was completed by the U.S. Bureau of Mines in 1944 and
1948, and additionally performed by El Capitan Ltd. in 2002. Additionally, there was geologic mapping of the property at a scale of 1:3,600 by Kelley in 1952.

                                       16

      The Company has obtained all the required permits to enter the property and conduct drilling and other exploratory work. In addition to its annual filings and payment of an annual fee to the BLM for the claims, the Company has obtained a Minimal Impact Existing Mining Operation Permit enabling it to perform its current exploratory programs. Additionally, the Company has posted a necessary reclamation bond to cover anticipated costs associated with the reclamation of the property after exploration is completed.

      Potential mineralization has been defined as two separate types: (i)
magnetite iron, and (ii) hematite-calcite mineralized skarn and limestone which may contain precious metals. By using core holes located at strategic points throughout the property, we have been able to develop subsurface information and define the mineralization. To date, there have been no proven commercial precious metals reserves on the El Capitan property site. The Company has retained AuRIC Metallurgical Labs of Salt Lake City, Utah ("AuRIC") to further test the El Capitan property. AuRIC offers significant assay and metallurgical experience in the gold and platinum group metals. AuRIC has performed tests on samples from the El Capitan property, which have resulted in potential commercial values. We have also retained the services of Dr. Clyde Smith to work with AuRIC in the testing of the property. Dr. Smith is a Consulting Geologist with over 30 years of experience in the mining industry. Dr. Smith holds a B.A from Carleton College, a M.Sc. from the University of British Columbia, and a
Ph.D. from the University of Idaho. Dr. Smith also served as a member of the
Industrial Associates of the School of Earth Sciences at Stanford University for
several years.

      Over the years, samples taken on the property, including samples taken by
El Capitan Ltd., have given low-grade precious metal results when using standard fire assay methods. In May 2004, we commissioned AuRIC to use its proprietary alkali fusion assay method on samples taken from the property. Alkali fusion assays, which are a more aggressive form of assay which completely convert the sample into water soluble salts, are not currently an industry standard assay method. This method requires a pulverized sample to be dissolved with salt fluxes at high temperatures in a clay scorifying dish. The remaining solution is then cooled and treated with acid to create a precipitate. The precipitate is then treated with the "Chiddy Drop" process, whereby the mineral is precipitated with metallic lead, in an oxidizing furnace. The remaining bead of material is parted with acids and read on an atomic absorption instrument.

      In January 2005, El Capitan Ltd. completed a preliminary 32-sample surface sampling and assay program on the property to determine the property's gold and platinum potential using AuRIC's alkali fusion assay method. This preliminary sampling and assay program was followed by two stages of diamond drilling and rotary drilling, totaling 22 holes between April 2005 and August 2005. Results of this drilling have established a potential gold-platinum resource.

      Stage 1 of the drilling program was completed between April and May 2005, and consisted of 1,082 feet drilled in 12 vertical core holes, with depths ranging from 15 to 133 feet. Between June and August 2005, we completed Stage 2 drilling, which consisted of both drilling in areas adjacent to some of the
Stage 1 drilling holes and drilling in new target areas to the southwest of the main deposit site. Stage 2 drilling consisted of 2,092 feet of combined core and rotary footage in 10 vertical holes, ranging from 81.5 to 344.5 feet in additional drilling.

      As the alkali fusion process used by AuRIC is not standard, the Company retained Mr. Richard Daniele, a metallurgical engineer with Daniele
Metal-Mineral Services, to complete an independent third-party verification of the AuRIC results which were performed at an independent laboratory of Mr.
Michael J. Wendell of Wendell and Company. The results of the verification were lower than the AuRIC results (by 30% for Au and 35% for Pt), but Mr. Daniele concluded that they were sufficient to demonstrate that the alkali fusion assay method was a valid analytical procedure to analyze materials and that verification of the Auric results had been achieved.

                                       17

      Based on these results, El Capitan Ltd. performed Stage 3 drilling in the first two quarters of fiscal year 2006. Stage 3 consisted of 23 holes of reverse circulation drilling totaling approximately 9,625 feet. Drill cuttings are now at Auric, and fusion assays of these holes are now being carried out.

      The Company has not completed a feasibility study on the property, and thus cannot address the economic significance of the property at this time.

      El Capitan Ltd. has entered into agreements with various contractors (as referenced above) to complete exploration of the property. Each of the respective contractors utilizes its own equipment to complete such exploration and testing. El Capitan Ltd. does, however, have located at the El Capitan site equipment acquired by Gold and Minerals during the periods 1998 - 2001 and transferred to El Capitan, Ltd. This equipment, all of which is in general working condition, is located at the site but currently unused:

      o     40 x 80 foot steel building;

      o     two impact mills;

      o     a screening plant;

      o     loaders;

      o     water tanks;

      o     conveyors;

      o     7,500 pound capacity furnace;

      o     UHF concentration tables;

      o     a fine grading attrition mill;

      o     chemical reactors;

      o     laboratory and fire assay equipment;

      o     150 and 250 kilowatt generators;

      o     a magnetic separator;

      o     a 150 pound furnace;

      o     and other miscellaneous mining supplies and equipment

      In the event the Company receives suitable testing results and report from
Dr. Smith, it intends to market the property for sale to potential buyers, including major mining companies. On September 27, 2005, the Company entered into an Agreement with Pavlich Associates (Pavlich) which provides for Pavlich to be the primary representative of El Capitan Precious Metals, Inc. in the sale of the El Capitan property to all viable third party mineral companies. The
Agreement provides for consulting time charges, expenses and a success fee of
$250,000, less the sum of the consulting time charges paid under the Agreement, for the successful sale of the Project.

COD Property

      The COD property is an underground property located in the Cerbat mountains in Mohave County, Arizona, approximately 11 miles north, northwest of
Kingman, Arizona. The Cerbat mountains consist mainly of pre-Cambrian schist, gneiss and granite, which are intruded by granite-porphyry and lamprophyric dikes and overlain by Tertiary volcanic rocks in some places. The property can be reached by taking Interstate 40 north out of Kingman to the Stockton Hill
Road exit. After going approximately 5 miles north on Stockton Hill Road, there is a subdivision road extending west. Following the subdivision road to the second southern extension road, the visitor will see road signs showing the directions to the property from that point.

                                       18

      The property contains 13 claims granted by the BLM. The rock structures on the property are precambrian granites with oxide being prevalent at upper levels of the property, and sulfide being prevalent at the lowest levels of the property. This property has previously been mined through two underground shafts leading to seven levels, most recently in the mid 1980's. The COD property was originally located in 1878.

      In 2003, we retained Mr. Larry Lozensky, the President of Gold and
Minerals, to manage and oversee the COD site. Until December 31, 2004, this arrangement was governed by a management consulting agreement with Mr. Lozensky, pursuant to which he was paid a management fee of $20,000 per month and issued
600,000 shares of our Common Stock. From the expiration of that agreement in
December 2004 through March 31, 2005, Mr. Lozensky continued to manage the COD property on behalf of the Company on a month-to-month basis for a management consulting fee of $10,000 per month. Since March 31, 2005, Mr. Lozensky has continued to manage and oversee the COD property without any compensation from the Company.

      Pursuant to a joint venture agreement with U.S. Canadian Minerals, Inc.
("USCA.PK") entered into in May 2004, where we transferred an 80% interest in the COD property to USCA. Pursuant to the agreement, we plan to explore the property to determine the feasibility of recovering gold and silver from the tailings of the COD site. As administrator of the COD property, we are to receive 50% of the profits from the gold and silver tailings, if any. We are required to contribute the equipment necessary for such exploratory operations.
UCAD has agreed to contribute 90 days operating capital to provide for at least three workers, fuel, necessary equipment, and equipment repair and maintenance.
After the 90-day period, the parties are to split the costs and expenses related to the operation of the property in accordance with their profit participation in the COD property. To date, the Company has spent approximately $2,500 on this project.

      The following equipment is located on the COD property:

      o     45 x 94 foot steel building

      o     20 x 24 foot steel building

      o     small steel building for equipment

      o     gravity mill and associated equipment

      o     rod mill

      o     diagonal deck table

      o     various fuel and water storage tanks

      o     crushing circuit equipment and conveyors

      o     compressors and generators

      o     hoists

      o     52' head frame including head frame, ore skip and work car

      o     miscellaneous other mining supplies and equipment

      The equipment was acquired by Gold and Minerals when they acquired the property.

      To date, the only activity that has been completed at the COD property is the preliminary improvement of the road to the site to increase access and to the property entrance to improve security. We have applied for permits to perform initial exploration on the property to take samples for analysis. We have not, however, completed any material exploration to determine whether any potential reserves exist at the site. In the event the joint venture receives suitable testing results, it will determine the economic feasibility of successfully marketing the property for sale to potential buyers, including major mining companies. Currently, the project is on hold as USCA.PK has been focusing on bringing current their SEC filings and to resume trading on the
Bulletin Board. Subsequent to our current year ended, our Board of Directors approved an amendment to the Joint Venture Agreement whereby the Company will contribute $50,000 for the completion of the geological field study. As consideration for this advance, the Company will be reimbursed this advance and any other incurred expenses, and all net proceeds from the sale of the site, after deducting all incurred costs, are to be split equally with USCA.PK. Until we resume work on this property, Mr. Lozensky is completing the necessary annual filings with the BLM to enable the joint venture to retain the interest in the property, and serves as a liaison between the Company and USCA.PK.

                                       19

Weaver Property

      The Weaver property consists of approximately 40 acres of land located in
Maricopa County, Arizona. The Weaver mountains are made up mainly of pre-Cambrian granic and schistose rockes, overlain by Tertiary lava rocks. The property is located approximately 75 miles north of Phoenix, near Congress,
Arizona. From Congress, Arizona, the site can be reached by taking State Highway
89 north out of Congress to Stanton Road, taking Stanton Road east to Stanton,
Arizona. The site is located approximately 1.5 miles northeast of Stanton,
Arizona.

      The Weaver property was acquired from our majority shareholder, Gold and
Minerals. Prior to the acquisition by Gold and Minerals, the site was operated by our President, Charles C. Mottley, and a partner of Mr. Mottley. Mr. Mottley and his partner operated the site from 1982 to 1984, mining approximately
150,000 tons of iron ore during that period of time.

      The Company intends to complete additional exploration of this property, and depending on its findings, to determine the economic feasibility of the property to be marketed for sale to potential buyers, including major mining companies.

Rainbow Valley Property

      The Rainbow Valley property consists of approximately 1,620 acres located in Maricopa county, approximately 30 miles south of Phoenix near Mobile,
Arizona.

      In July 2004, we signed an agreement with Mr. Bob Langguth regarding the exploration of the Rainbow Valley property, consisting of claims located on approximately 1,620 acres in Maricopa County, Arizona. The property has been permitted and was drilled and assayed in early 2005 to determine the iron ore content of the site. Under the terms of the agreement, Mr. Langguth was to be paid $2,500 monthly for managing the testing, further development of the property, necessary permitting and consulting on other properties the Company may have an interest in. Upon completion of the successful testing and permitting of the site, the Company would be obligated to pay the seller
$100,000. At this time, the Company is not liable for this obligation. If the transaction is consummated, additional consideration to be paid to the seller under the agreement consists of a royalty of $1.00 per ton of iron ore and 3% of the before tax profit on any minerals shipped from the property.

      The payments under this arrangement ceased in January 2006 due to the death of Mr. Langguth. The Company has not yet determined its rights under the
July 2004 agreement or its intentions to pursue further testing of the property.
At this time, the Company does not have any immediate plans with respect to this property.

Executive Offices

      Our executive offices are located at 14301 North 87th Street, Suite 216,
Scottsdale Arizona, 85260. On November 1, 2004, we entered into a two-year lease for the space, at a monthly rent of $3,845. We believe that the offices are adequate to meet our current requirements. Other than our properties as described above, the Company does not own any real property.

                                       20

                                   MANAGEMENT

         The following table sets forth the name, age, position and office term of each executive officer and director of the Company.

NAME                  AGE    POSITION                                         SINCE
-------------------   ----   ----------------------------------------------   -------------
Charles C. Mottley      72   President and Director                           July 2002
James Ricketts          68   Director and Secretary                           July 2004
Stephen J. Antol        63   Chief Financial Officer and Treasurer            November 2004
L. Ronald Perkins       61   Director and Vice President of Administration,   January 2005
                             Marketing and Communication
R. William Wilson       48   Director                                         February 2005
Gordon Ellis            59   Director                                         May 2006

      Charles C. Mottley. Mr. Mottley has been President and a Director of El
Capitan Precious Metals, Inc. since July 2002. Mr. Mottley also served as
Chairman and Chief Executive Officer of Gold and Minerals Co., Inc., one of our
stockholders, from 1978 until July 2004, at which time he resigned those positions. Mr. Mottley has been employed in the mining industry in various capacities from equipment sales and services to active mining operations for over 35 years. Mr. Mottley is the author of five books, is the founder of the
Fatherhood Foundation in Scottsdale, Arizona, and is on the board of directors of Mirror Ministries in the same community. Mr. Mottley received a Bachelor of
Arts Degree from Hampden Sydney College in 1958.

      James Ricketts. Mr. Ricketts has been our Secretary and a Director of our
Company since July 2004. Mr. Ricketts has been self-employed in the area of Real
Estate Development since 2000. From 1994 to 2000, he served as the Chief
Executive Officer of Technology Systems International, Inc. From 1983 to 1985,
Mr. Ricketts served as a Director of the Arizona Department of Corrections in
Phoenix, Arizona. From 1979 to 1983, he served as the Executive Director of the
Colorado Department of Corrections in Colorado Springs, Colorado. From 1985 to
the present, Mr. Ricketts has been a Correctional Consultant, providing services on a consulting basis in the areas of safety and security in the prison system.
Mr. Ricketts received a Ph. D. from the Ohio State University in 1971, and a M.
Ed. from Bowling Green State University in 1963.

      Stephen J. Antol. Mr. Antol has been our Chief Financial Officer since
November 2004. From Late 1992 through November 2004, Mr. Antol rendered services as a consultant chief financial officer for a number of small and medium size businesses requiring technical expertise on a limited or recurring basis. From
1990 to 1992, Mr. Antol served as Chief Financial Officer of Lou Register
Furniture, a fine furniture retailer located in Phoenix, Arizona. From 1987 to
1989, Mr. Antol served as Director of Finance for F.S. Inc. (dba Audio Express
and Country House Furniture), a retailer of furniture and stereo equipment in four southwestern states. From 1975 to 1987, Mr. Antol worked for Giant
Industries, Inc., an independent refiner and marketer of petroleum products, in such capacities as Corporate Controller and Corporate Treasurer. Mr. Antol
received a Bachelor of Arts degree from Michigan State University in 1968, and became a licensed Certified Public Accountant in 1970. He no longer practices as a licensed CPA.

      L. Ronald Perkins. Mr. Perkins has served as a director of the Company since February 2005, and has been the Company's Vice-President in charge of
Administration, Marketing and Communication since January 2005. From 2002 to
2005, Mr. Perkins was retired. Prior to his retirement, from 1989 to 2002, Mr.
Perkins served as President and Chief Executive Officer of Pebble Technology,
Inc., an Arizona company, which marketed a product used to coat the interior of swimming pools. Mr. Perkins received his Bachelors of Arts degree in Business
Administration and Management from the University of Arizona in 1967, and his
MBA from the University of Southern California in 1972.

                                       21

      R. William Wilson. Mr. Wilson has been a director of our Company since
February 2005. Since 2003, Mr. Wilson has been a principal in Two Dragons Group,
LLC, a marketing and business development firm engaging in private equity and merger and acquisition transactions. From 1999 to 2002, Mr. Wilson served as
Chief Financial Officer of Pebble Technology, Inc. and from 2002 to 2003 served as their Chief Executive Officer. Mr. Wilson served as an Executive Director and co-founder of Drexel Oceania, LLC. Mr. Wilson received his Bachelor or Science degree in Business Administration and Finance from the University of San
Francisco in 1979.

      Gordon Ellis. Mr. Ellis has been a director of our Company since May 2006.
Since 1979, Mr. Ellis has owned and managed ABE Industries, Inc., a private consulting and management company with experience in resource exploration and development of mining properties. Since July 1988, Mr. Ellis has served as
Chairman of International Absorbants, Inc. (AMEX: IAX), which, along with its wholly-owned subsidiary, Absorption Corp., is engaged in the development, manufacturing and marketing of wood fiber products. Mr. Ellis was the founder of
International Absorbants, and has also served as its President and CEO since
1996 and as a director since 1985. Mr. Ellis also serves as a director of
Absorption Corp. In 1989, Mr. Ellis was involved in the formation of Alternative
Materials Technology, a California-based company operating in the field of polymer chemistry and coatings technology, and worked with the company until its sale in 2003. Mr. Ellis is a professional Geophysicist with a Masters Degree in
Business Administration and International Finance from the University of British
Columbia.

                                       22

                             EXECUTIVE COMPENSATION

Summary Compensation Table

                                         Annual Compensation                   Long-Term Compensation
                                -----------------------------------------   ---------------------------
                                                                             Restricted     Securities      All Other
                                       Salary    Bonus    Other Annual      Stock Awards    Underlying     Compensation
Name and Principal Position     Year     ($)      ($)   Compensation ($)        (#)         Options (#)        ($)
---------------------------     ----   -------   ------ -----------------   -------------   -----------    ------------
Charles C. Mottley              2005   105,000     -0-             -0-        183,508(2)       300,000         -0-
  President/Chief Executive
  Officer/Director (1)          2004   240,000     -0-             -0-                              -0-        -0-

                                2003   180,000     -0-             -0-        600,000(2)            -0-        -0-
Stephen J. Antol                2005        -0-    -0-         41,739(3)      172,551(3)       150,000         -0-
  Chief Financial
  Officer/Treasurer

James G. Rickets                2005        -0-    -0-         50,000(3)      149,600(3)       200,000         -0-
  Secretary/Director

L. Ronald Perkins               2005        -0-    -0-         23,250(3)      131,356(3)       200,000         -0-
  Vice President/Director

(1)   Mr. Mottley was named the President and Chief Executive Officer of the
      Company on March 18, 2003. Prior to the merger of ECPN with DML Services,
      Inc., Mr. Mottley served as President and Director of ECPN from November
      1, 2002 until the merger on March 18, 2003.

(2)   Issued by the Company to the recipient in lieu of cash compensation for services rendered as a President and Chief Executive Officer of the
      Company.

(3)   Received in consideration of services rendered to the Company as a consultant.

Option grants during last fiscal year

      The following table sets forth the information concerning individual grants of stock options made by the Company to the named executives during the fiscal year ended September 30, 2005.

                                     Number of         Percent of Total
                                    Securities        Options Granted to    Exercise of
                                 Underlying Options   Employees in Fiscal   Base Price    Expiration
Name                                 Granted (#)              Year          ($/share)      Date(s)
------------------------------   ------------------   -------------------   ----------    ----------
Charles C. Mottley                     300,000                31.6%           $0.56       7/21/2015
Stephen J. Antol                       150,000                15.8%           $0.56       7/21/2015
James G. Ricketts                      200,000                21.1%           $0.56       7/21/2015
L. Ronald Perkins                      200,000                21.1%           $0.56       7/21/2015

      In addition to the option grants to named executives, the Company also granted options to purchase an aggregate of 300,000 shares of common stock of the Company at $0.56 per share to a consultant and two outside directors of the
Company. Each option grant is for a period of ten years and becomes exercisable in two equal installments commencing on January 1, 2006 and January 1, 2007.

Aggregated option exercises in last fiscal year and fiscal year-end option values

      The following table sets forth the total amount of shares acquired by the named executives upon exercises of stock options during the fiscal year ended
September 30, 2005, the aggregate dollar value realized upon such exercise, the total number of securities underlying unexercised options held at the conclusion of such fiscal year (separately identifying then-exercisable and unexercisable options), and the aggregate dollar value of in-the-money, unexercised options held at the conclusion of such fiscal year (separately identifying then-exercisable and unexercisable options).

                                       23

                                                                        Number of Unexercised
                                                                        Securities Underlying   Value of Unexercised
                                                                               Options          In-the-Money Options
                                                                            at FY-End (#)           at FY-End ($)
                                 Shares Acquired                             Exercisable/           Exercisable/
Name                             on Exercise (#)   Value Realized ($)       Unexercisable         Unexercisable(1)
------------------------------   ---------------   ------------------   ---------------------   --------------------
Charles C. Mottley                     -0-                 -0-                0/300,000                  -0-
Stephen J. Antol                       -0-                 -0-                0/150,000                  -0-
James G. Ricketts                      -0-                 -0-                0/200,000                  -0-
L. Ronald Perkins                      -0-                 -0-                0/200,000                  -0-

(1)   Value of unexercised in-the-money options on September 30, 2005 is based on a value of El Capitan Precious Metals, Inc. stock equal to $0.39 per share, as determined by the closing bid price of the Company's common stock on such date.

Compensation of directors

      Our directors received no compensation for their services as directors of the Company during the year ended September 30, 2004.

      On July 21, 2005, based upon recommendations from the Company's
Compensation Committee, the Board of Directors approved the compensation plan for the Board of Directors of the Company. The non-employee directors will be compensated with an annual retainer of $5,000, plus an additional $1,000 for each Board meeting attended by each such director in person, or $500 for each
Board meeting attended by such director by telephone. In addition, non-employee directors serving as Chairman of the Audit and Compensation Committee shall receive an additional annual retainer of $4,000. Employee directors will not receive fees, or other compensation for service on the board or any committees thereof. All Board members shall be reimbursed for expenses incurred in connection with Board or committee meetings.

      The Company has entered into consulting agreements with James G. Ricketts and L. Ronald Perkins, each of whom are directors, relating to their respective services to the Company as officers. These respective agreements do not reflect such individual's services as directors. Except as set forth above, Messrs.
Ricketts and Perkins do not receive compensation for their services as directors. Please see the section entitled "Certain Relationships and Related
Transactions" for more details relating to such consulting agreements.

Employment contracts and termination of employment and change-in-control arrangements

      In March 2003, the Company executed a two-year employment agreement under which the Company issued 600,000 shares of common stock to Charles Mottley, its
President and Director, as incentive compensation. The agreement calls for Mr.
Mottley to be paid a salary of $20,000 per month commencing January 1, 2003, which, at the option of Mr. Mottley, may be satisfied in shares of the Company's common stock. As of March 31, 2005, the Company had issued 2,282,222 shares of common stock in payment of $420,000 of salary. The 600,000 shares of common stock granted to the president were valued at $320,000, which was recorded as general and administrative expense in March 2003.

                                       24

      Terms of the employment agreement also required the Company to issue
1,500,000 shares of common stock to Mr. Mottley if the Company sold the El
Capitan property during the term of the employment agreement. The Agreement expired on March 18, 2005 and no shares were issued under this provision. On
February 1, 2005, the Board of Directors amended and extended only the conditional option provision of employment agreement, which provided conditional stock options to be granted to Mr. Mottley if the El Capitan mining property is sold. The amended provision for conditional stock options provided that if the sale of the property is for a price in excess of $150,000,000, during the period
March 18, 2005 through March 18, 2006, the Company would have been required to grant Mr. Mottley a five-year stock option to purchase 1,750,000 shares of the
Company's common stock at an exercise price of $0.75 per share. The extended employment agreement expired on March 18, 2006 and no conditional stock options were issued under the agreement. Since March 18, 2006, the Company and Mr.
Mottley have not entered into a new formal employment agreement, and the Company has paid Mr. Mottley $12,000 per month since such time. Effective June 1, 2005,
Mr. Mottley has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company.

      Effective January 1, 2006, the Company has transferred all corporate office personnel compensation to an outside payroll service.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of July 3, 2006, the number and percentage of the 73,134,409 shares of outstanding Common Stock which, according to the information supplied to the Company, were beneficially owned by (i) each person who is currently a director of the Company, (ii) each executive officer,
(iii) all current directors and executive officers of the Company as a group and
(iv) each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding common stock. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                                 Amount and Nature of
                                  Name and Address                     Beneficial         Percent of
  Title of Class                of Beneficial Owner                    Ownership            Class
-------------------   ----------------------------------------   ----------------------   ----------
      Common                     Charles C. Mottley                       5,662,128(1)          7.7%
                          14301 N. 87th Street, Suite 216
                                Scottsdale, AZ 85260

      Common                       James Rickets                          2,920,031(2)          4.0%
                          14301 N. 87th Street, Suite 216
                                Scottsdale, AZ 85260

      Common                     R. William Wilson                           50,000(3)             *
                          14301 N. 87th Street, Suite 216
                                Scottsdale, AZ 85260

      Common                        Gordon Ellis                                 -0-(4)          -0-
                          14301 N. 87th Street, Suite 216
                                Scottsdale, AZ 85260

      Common                     L. Ronald Perkins                          954,492(5)          1.3%
                          14301 N. 87th Street, Suite 216
                                Scottsdale, AZ 85260

      Common                       Stephen Antol                          1,004,897(6)          1.4%
                          14301 N. 87th Street, Suite 216
                                Scottsdale, AZ 85260

      Common          All Officers and Directors as a Group (6           10,591,548            14.3%
                                      Persons)

                                       25

(1)   Includes vested options to purchase 150,000 shares of the Company's Common
      Stock at an exercise price of $0.56 per share. This total does not include unvested options to purchase (i) 150,000 shares of the Company's Common
      Stock at an exercise price of $0.56 per share which shall vest on January
      1, 2007 or (ii) 130,000 shares of the Company's Common Stock at an exercise price of $1.99 which shall vest on the earlier of September 30,
      2006 or the sale of the El Capitan property. Mr. Mottley also holds approximately 17% of the outstanding common stock of Gold and Minerals
      Co., Inc., one of our stockholders. Mr. Mottley's interest in Gold and
      Minerals is not reflected herein.

(2)   Includes (i) vested options to purchase 100,000 shares of Common Stock at an exercise price of $0.56 per share and (ii) warrants to purchase 37,500 shares of Common Stock at an exercise price of $0.50 per share. This total does not include unvested options to purchase (i) 100,000 shares of the
      Company's Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007 or (ii) 87,000 shares of the Company's Common
      Stock at an exercise price of $1.99 which shall vest on the earlier of
      September 30, 2006 or the sale of the El Capitan property.

(3)   Consists of vested options to purchase 50,000 shares of Common Stock at an exercise price of $0.56 per share. This total does not include unvested options to purchase (i) 50,000 shares of the Company's Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007 or
      (ii) 44,000 shares of the Company's Common Stock at an exercise price of
      $1.99 which shall vest on the earlier of September 30, 2006 or the sale of the El Capitan property.

(4)   Does not include unvested options to purchase 144,000 shares of the
      Company's Common Stock at an exercise price of $2.99 which shall commence vesting in September 2006.

(5)   Includes (i) vested options to purchase 100,000 shares of Common Stock at an exercise price of $0.56 per share and (ii) a warrant to purchase
      100,000 shares of Common Stock at an exercise price of $.50 per share.
      This total does not include currently unvested options to purchase (i)
      100,000 shares of the Company's Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007 or (ii) 87,000 shares of the
      Company's Common Stock at an exercise price of $1.99 which shall vest on the earlier of September 30, 2006 or the sale of the El Capitan property.

(6)   Includes (i) vested options to purchase 75,000 shares of Common Stock at an exercise price of $0.56 per share and (ii) 125,000 shares and warrants to purchase an additional 125,000 shares of Common Stock at an exercise price of $0.50 per share held by Mr. Antol's spouse. This total does not include unvested options to purchase (i) 75,000 shares of the Company's
      Common Stock at an exercise price of $0.56 per share that shall vest on
      January 1, 2007 or (ii) 87,000 shares of the Company's Common Stock at an exercise price of $1.99 which shall vest on the earlier of September 30,
      2006 or the sale of the El Capitan property.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In September 2002, we borrowed $120,000 from Wayne Mills, a stockholder who then held in excess of a 5% of our outstanding securities, and issued unsecured notes to Mr. Mills in consideration thereof. In April 2003, we borrowed an additional $38,000 from Mr. Mills and again issued unsecured notes.
The notes bore interest at 8% and were due on demand. On July 14, 2004, all principal and interest due on the note totaling $179,087 was converted into
1,343,154 shares of Common Stock at $0.133 per share, the closing price of our
Common Stock on that date.

      In March 2003, we executed a two-year employment agreement under which we issued 600,000 shares of Common Stock, valued at $320,000 at the time, to Mr.
Charles C. Mottley, our President and a member of our Board of Directors, as incentive compensation for his service. We also agreed to a salary of $20,000 per month, effective January 1, 2003, which, at the Mr. Mottley's option, may be paid in shares of the Company's Common Stock. The agreement required us to issue to Mr. Mottley 1,500,000 shares of our Common Stock in the event the El Capitan property was sold prior to March 18, 2005, and in the event such sale was for
$150,000,000 or more, we would also have been required to grant Mr. Mottley a five-year option to purchase up to 6,000,000 shares of Common Stock at an exercise price of $1.00 per share. On February 1, 2005, the Board of Directors of the Company extended through March 18, 2006 and amended the conditional option provision relating to the El Capitan property, pursuant to which Mr.
Mottley would have received a five-year option to purchase 1,750,000 shares of the Company's Common Stock at an exercise price of $.75 per share in the event of a sale of the El Capitan property in excess of $150,000,000. The extended employment agreement expired on March 18, 2006 and no conditional stock options were issued under the agreement. Since March 18, 2006, the Company and Mr.
Mottley have not entered into a new formal employment agreement, and the Company has paid Mr. Mottley $12,000 per month since such time. Effective June 1, 2005,
Mr. Mottley has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company.
As of November 4, 2005, the Company has issued 2,465,730 shares of Common Stock to Mr. Mottley in payment of $487,000 in accrued and unpaid salary.

                                       26

      During the fiscal year ended September 30, 2003, Mr. Mottley loaned us a total of $13,500, of which $3,500 was repaid prior to the fiscal year end. The remaining balance of $10,000 was due on demand with an interest rate of 8% per annum. During the fiscal year ended September 30, 2004, Mr. Mottley loaned us an additional $13,400 on the same terms. As of September 30, 2005, all loans and accrued interest have been paid in full.

      On September 10, 2003, we entered into a management consulting agreement with Mr. Larry Lozensky, the President of Gold and Minerals, then our majority stockholder, pursuant to which Mr. Lozensky agreed to continue to manage and oversee the COD property until December 31, 2004 in exchange for a management consulting fee of $20,000 per month and the issuance to Mr. Lozensky of 600,000 shares of our Common Stock. Under the management consulting agreement, we obtained the right to pay the management-consulting fee to Mr. Lozensky in the form of our Common Stock. From the expiration of the management consulting agreement on December 31, 2004 until March 31, 2005, Mr. Lozensky continued to manage the COD property on behalf of the Company on a month-to-month basis for a management-consulting fee of $10,000 per month. Mr. Lozensky is not currently compensated for the management and oversight of the COD property.

      On October 19, 2004, the Company entered into an Investment Advisory
Agreement with Blake Advisors, LLC ("Blake"), a limited liability company principally owned by Wayne Mills, then a stockholder of more than 5% of the
Company's outstanding securities, for certain financial and investment advisory services. The term of the Agreement expires on October 31, 2005. Compensation under the Agreement provides for (i) the payment of $175,000 in cash and (ii) a monthly fee of $5,000 beginning November 1, 2004 and ending with the last payment due on October 1, 2005. The Agreement also calls for the Company to deliver a five-year warrant to the consultant for the purchase of 500,000 shares of the Company's Common Stock at an exercise price of $0.85 per share. The
Agreement also provided Blake piggyback registration rights. Under the terms of the Agreement, Company became obligated and paid fees amounting to $125,000 under the Agreement.

      In October 2004 the Company loaned $120,000 at an interest rate of 12% per annum to Gold and Minerals Co., Inc., then its majority shareholder.

      In November 2004 the Company loaned $66,930 at an interest rate of 12% per annum to Castle Canyon Townhomes, LLC, a limited liability company of which
James G. Ricketts, one or our directors, was a member. This loan and accrued interest was paid in full on January 19, 2005.

                                       27

      Pursuant to an arrangement with Gold and Minerals, ECPN is obligated to pay 40% of the expenses of El Capitan, Ltd. and Gold and Minerals the remaining
60% (each in proportion with its equity ownership interest of El Capitan, Ltd.).
On January 1, 2006, El Capitan, Ltd. finalized the purchase of the four patented mining claims on the property, which constitute approximately 77.5 acres in the aggregate. In consideration for the claims, El Capitan, Ltd. transferred to the selling parties 2,100,000 shares of ECPN Common Stock owned by Gold and
Minerals. Pursuant to an agreement between El Capitan, Ltd. and the selling parties, the stock was valued at an aggregate of $1,722,000, or $0.82 per share, the market value of the Company's stock on November 11, 2005. At such time, we were obligated to pay Gold and Minerals $688,800 for the purchase of the patented mining claims by ECL. During the first quarter of fiscal year 2006, we offset our portion of the purchase price against existing obligations of Gold and Minerals to us in the aggregate amount of $612,416 relating to past expenditures relating to El Capitan, Ltd. that were paid by ECPN, resulting in an obligation to Gold and Minerals of $76,384, including interest, as of
December 31, 2005. Since such time, we have continued to pay certain expenses of
El Capitan, Ltd., and have a receivable from Gold and Minerals in an aggregate amount of $259,951 relating to its portion of expenses we have paid on behalf of
El Capitan, Ltd

      Commencing in November 2004, the Company agreed to pay Stephen J. Antol a consulting fee of $10,000 per month, on a month-to-month basis, in consideration of his services to the Company as chief financial officer, and as of January
2005, as treasurer of the Company. At this time, the Company and Mr. Antol have not entered into a formal written agreement. Effective June 1, 2005, Mr. Antol has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company. Effective January 1,
2006, Mr. Antol's compensation for services was structured as salary instead of as a consulting fee.

      In January 2005, the Company agreed to pay L. Ronald Perkins a consulting fee of $10,000 per month, on a month-to-month basis, in consideration of his services to the Company as Vice President in charge of Administration, Marketing and Communication. At this time, the Company and Mr. Perkins have not entered into a formal written agreement. Effective June 1, 2005, Mr. Perkins has agreed to take accrued back compensation and monthly compensation for June through
September 2005 in S-8 common stock of the Company. Effective January 1, 2006,
Mr. Perkins' compensation for services was structured as salary instead of as a consulting fee.

      Commencing September 1, 2004, Mr. James Ricketts, our Secretary, received a consulting fee of $10,000 per month in consideration of his services to the
Company overseeing its iron ore business. There is not a formal agreement in place with Mr. Ricketts, and the arrangement is on a month-to-month basis. Mr.
Ricketts does not receive compensation for his services as Secretary of the
Company. Effective June 1, 2005, Mr. Ricketts has agreed to take accrued back compensation and monthly compensation for June through September 2005 in S-8 common stock of the Company. Effective January 1, 2006, Mr. Ricketts
compensation for services was structured as salary instead of as a consulting fee.

                  MARKET FOR COMMON EQUITY AND RELATED MATTERS

Market Information

      Our common stock is quoted on the Over-the-Counter Bulletin Board, or "OTC
Bulletin Board" under the trading symbol "ECPN." Prior to March 17, 2003 (as a result of the Company's name change), the Company's securities traded on the OTC
Bulletin Board under the trading symbol "DMSV." The following table lists the high and low bid information for the Company's common stock as quoted on the OTC
Bulletin Board for the past two fiscal years ended September 30, 2004 and 2005, respectively, and for the fiscal quarters ended December 31, 2005, March 31,
2006 and June 30, 2006 (all historical quotes are revised for a 4 for 1 stock split effective November 25, 2002 as well as a 200% stock dividend effective
July 30, 2004):

                                       28

                                                                    Price Range
                                                                   -------------
Quarter Ended                                                       High    Low
----------------------------------------------------------------   -----   -----
December 31, 2003                                                  $0.40   $0.26
March 31, 2004                                                      0.32    0.18
June 30, 2004                                                       0.26    0.12
September 30, 2004                                                  0.75    0.13

December 31, 2004                                                  $1.00   $0.43
March 31, 2005                                                      0.85    0.41
June 30, 2005                                                       0.57    0.41
September 30, 2005                                                  0.62    0.35

December 31, 2005                                                  $2.05   $0.37
March 31, 2006                                                      2.55    1.20
June 30, 2006                                                       4.10    1.80

The above quotations from the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

Holders

      The number of record holders of our common stock as of July 3, 2006, was approximately 1,360 based on information received from our transfer agent. This amount excludes an indeterminate number of shareholders whose shares are held in
"street" or "nominee" name.

Dividends

      Effective on July 30, 2004, we paid a stock dividend equal to 200% of our outstanding common stock on that date of 20,446,454 shares. We have not paid, nor declared, any cash dividends since our inception and do not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Nevada law. Under Nevada law, dividends may be paid to the extent that a corporation's assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Equity Compensation Plan Information

                                                                                                  Number of securities
                                Number of securities to be                                      remaining available for
                                  issued upon exercise of      Weighted-average price of     future issuance under equity
                                   outstanding options,      outstanding options, warrants   compensation plan (excluding
                                   warrants and rights               and rights                         (a))
                                            (a)                           (b)                             (c)
                                --------------------------   -----------------------------   ----------------------------
Equity compensation plans
approved by security holders                      --                        --                              --
Equity compensation plans not
approved by security holders               1,150,000                     $0.56                       3,558,381(1)
                                --------------------------   -----------------------------   ----------------------------
  Total                                    1,150,000                     $0.56                       3,558,381

(1)   Includes (i) 261,444 shares registered by the Company on Form S-8 on June
      14, 2004 and (ii) 4,455,709 shares registered by the Company on Form S-8 on July 19, 2005. Shares may be issued from time to time to certain employees and consultants as compensation for services rendered to the
      Company. In the event of an issuance of Common Stock in lieu of salary or fees, as applicable, the number of shares to be issued to the employee or consultant is to be equal to the amount to be paid in Common Stock divided by a purchase price to be not less than the most recent sale price of the
      Company's Common Stock.

                                       29

                                 USE OF PROCEEDS

      We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. We would receive gross proceeds in the approximate amount of $3,800,000 assuming the exercise of all the warrants and eliminate $1,300,000 of convertible debt assuming the conversion of all of the convertible promissory notes with respect to which the underlying shares are being offered hereby. To the extent any of the warrants are exercised, we intend to use the proceeds for general working capital.

                                       30

                              SELLING STOCKHOLDERS

      The following table lists the total number of shares of our common stock beneficially owned by the selling stockholders as of June 9, 2006, and after this offering. Except as indicated in the table and accompanying footnotes, the selling stockholders are offering all of the shares of common stock owned by them or issuable to them upon the exercise of the warrants described herein and registered by the registration statement of which this prospectus is a part. We will not receive any proceeds from the sale of the common stock by the selling stockholders.

                                                                       Number of
                                                                     shares offered
                                                                      by selling
                                                                      stockholder
                                                                     issuable upon
                                                                      exercise of
                                                                        certain
                                                       Number of      warrants or     Aggregate
                                                      outstanding        upon         number of      Number of     Percentage
                                      Shares            shares       conversion of      shares         shares       beneficial
                                   beneficially       offered by        certain        offered by   beneficially    ownership
                                   owned before         selling       promissory        selling     owned after       after
Name                               offering (1)       stockholders       notes        stockholder   offering (1)     offering
--------------------------------   ------------       ------------   -------------    -----------   ------------   -----------
John Alexander (c)                     125,000             62,500         62,500         125,000            -0-           -0-
Melody Forster-Antol (c)(2)          1,004,987            125,000        125,000         250,000       754,987           1.0%
Steve Balich (c)(3)                    270,801             37,500         37,500          75,000       195,801             *
Beartooth Capital, LLC (a)(e)(4)       200,000            100,000        100,000         200,000            -0-           -0-
John M. Black  (b)                      85,000             37,500         37,500          75,000        10,000             *
Blake Capital Partners, LLC (5)        325,000                 -0-       325,000         325,000            -0-           -0-
Thelma Bouldin (d)                     950,000            500,000             -0-        500,000       450,000             *
Pamela L. Brown, Trustee FBO
  Pamela L. Brown U/A Dtd
  9/16/88 (a)(e)                        40,000             20,000         20,000          40,000            -0-           -0-
Joseph A. Caldwell (a)(c)(e)(6)        170,000             72,500         97,500         170,000            -0-           -0-
Thomas Campbell (b)                     50,000             25,000         25,000          50,000            -0-           -0-
Chad Carmody (c)                       202,000            100,000        100,000         200,000         2,000             *
Robert Carmody  (b)(c)(7)              537,363            387,363        150,000         537,363            -0-           -0-
Travis Carter (a)(c)(e)(8)             225,000            112,500        112,500         225,000            -0-           -0-
Danton S. Char (a)(e)                   40,000             20,000         20,000          40,000            -0-           -0-
Devron H. Char (a)(e)                  100,000             50,000         50,000         100,000            -0-           -0-
Andriy Chirovsky (b)                   200,000            100,000        100,000         200,000            -0-           -0-
Elliott A. and Jean E. Cobb JT
  (a)                                  100,000             50,000         50,000         100,000            -0-           -0-
Christopher T. Dahl (a)(e)             100,000             50,000         50,000         100,000            -0-           -0-
Donald E. and Joanne K.
  Davidson (a)                          77,942             77,942             -0-         77,942            -0-           -0-
Jeffrey S. Davidson (a)                 23,383             23,383             -0-         23,383            -0-           -0-
Gary B. Davis (a)(e)                    60,000             30,000         30,000          60,000            -0-           -0-
DMR Resources (d)(9)                    30,000             30,000             -0-         30,000            -0-           -0-
Mike Dunn  (d)                          10,000             10,000             -0-         10,000            -0-           -0-
John Eaton (c)                         100,000             50,000         50,000         100,000            -0-           -0-
Ellis Family Limited
  Partnership (a)(e)(10)               200,000            100,000        100,000         200,000            -0-           -0-
John D. Ellis (a)(e)                    60,000             30,000         30,000          60,000            -0-           -0-
Piper Jaffray & Co. as Cust.
  FBO Stewart C. Ellis SEP/IRA
  (a)(e)                                40,000             20,000         20,000          40,000            -0-           -0-

                                       31

                                                                       Number of
                                                                     shares offered
                                                                      by selling
                                                                      stockholder
                                                                     issuable upon
                                                                      exercise of
                                                                        certain
                                                       Number of      warrants or     Aggregate
                                                      outstanding        upon         number of      Number of     Percentage
                                      Shares            shares       conversion of      shares         shares       beneficial
                                   beneficially       offered by        certain        offered by   beneficially    ownership
                                   owned before         selling       promissory        selling     owned after       after
Name                               offering (1)       stockholders       notes        stockholder   offering (1)     offering
--------------------------------   ------------       ------------   -------------    -----------   ------------   -----------
Gregg Emfield (a)(e)                   200,000            100,000        100,000         200,000            -0-           -0-
Robert M. Emfield (a)(e)               200,000            100,000        100,000         200,000            -0-           -0-
Henry Fong (c)(11)                     410,582             83,333        233,333         316,666        93,916             *
Richard Gage (a)(c)(e)                 130,000             65,000         65,000         130,000            -0-           -0-
Gold & Minerals Company, Inc.
  (12)                               1,050,000          1,000,000             -0-      1,000,000        50,000             *
HL Severance, Inc. Profit
  Sharing Plan (a)(e)(13)              200,000            100,000        100,000         200,000            -0-           -0-
HL Severance, Inc. Pension
  Plan & Trust (a)(e)(14)              200,000            100,000        100,000         200,000            -0-           -0-
Houlihan Lokey Howard & Zukin
  Capital, Inc. (15)                    80,000             80,000             -0-         80,000            -0-           -0-
John G. Hoyt (b)                       100,000             50,000         50,000         100,000            -0-           -0-
Glenn W. and Debbie T. Hunter
  (b)                                  100,000             50,000         50,000         100,000            -0-           -0-
Hunter Ridge Partners LLC (c)
  (16)                                 250,000            125,000        125,000         250,000            -0-           -0-
Hyco Custom ID Products (17)           100,000            100,000             -0-        100,000            -0-           -0-
  James G. Hyde (b)(17)                356,000(15)        150,000        150,000         300,000        56,000             *
Infinity Advisors (b)(18)              140,000             70,000         70,000         140,000            -0-           -0-
Kingfisher Resources, Inc. (d)
  (19)                                 400,000            400,000             -0-        400,000            -0-           -0-
Robert and Sally Kuch (b)               95,000             12,500         12,500          25,000        70,000             *
John Kucharski (b)                      33,000             12,500         12,500          25,000         8,000             *
Kurt Lange (c)                         100,000             50,000         50,000         100,000            -0-           -0-
Stanley Larson (b)                     300,000            150,000        150,000         300,000            -0-           -0-
Gary M. Lewis Roth IRA (b)              50,000             25,000         25,000          50,000            -0-           -0-
Richard C. Lockwood (a)(e)           1,499,491            500,000        500,000       1,000,000       499,491             *
M.A.R.S. Inc. (d)(9)                    80,000             80,000             -0-         80,000            -0-           -0-
Stephanie Malone (d)                    35,000             35,000             -0-         35,000            -0-           -0-
Michael A. Menefee (b)                 100,000             50,000         50,000         100,000            -0-           -0-
Wayne Mills (c)(20)                  1,725,000            250,000        475,000(15)     725,000     1,000,000           1.2%
Lingaraj Mishra (c)                     60,000             30,000         30,000          60,000            -0-           -0-
Sara Mower (c)                         140,000             62,500         62,500         125,000        15,000             *
William Pallack (b)                    100,000             50,000         50,000         100,000            -0-           -0-
L. Ronald Perkins (a)(e)(21)           821,379            100,000        100,000         200,000       621,379             *
Perkins Capital Management,
  Inc. Profit Sharing Plan U/A
  dtd 12/15/86 (a)(e)(22)              100,000             50,000         50,000         100,000            -0-           -0-
Piper Jaffray & Co. as Cust.
  FBO Daniel S. Perkins IRA (a)
  (e)(23)                              100,000             50,000         50,000         100,000            -0-           -0-
Daniel S. and Patrice M.
  Perkins JTWROS (a)(e)(23)            200,000            100,000        100,000         200,000            -0-           -0-

                                       32

                                                                       Number of
                                                                     shares offered
                                                                      by selling
                                                                      stockholder
                                                                     issuable upon
                                                                      exercise of
                                                                        certain
                                                       Number of      warrants or      Aggregate
                                                      outstanding        upon          number of     Number of     Percentage
                                      Shares            shares       conversion of      shares         shares       beneficial
                                   beneficially       offered by        certain        offered by   beneficially    ownership
                                   owned before         selling       promissory        selling     owned after       after
Name                               offering (1)       stockholders       notes        stockholder   offering (1)     offering
--------------------------------   ------------       ------------   -------------    -----------   ------------   -----------
Piper Jaffray & Co. as Cust.
  FBO James G. Peters IRA (a)(e)       100,000             50,000         50,000         100,000             -0-          -0-
Perkins Foundation (a)(e)(22)           60,000             30,000         30,000          60,000             -0-          -0-
Richard W. Perkins Trustee U/A
  dtd 6/14/78 FBO Richard W.
  Perkins (a)(e)(22)                   200,000            100,000        100,000         200,000             -0-          -0-
Piper Jaffray & Co. as Cust.
  FBO David H. Potter IRA (a)(e)       300,000            150,000        150,000         300,000             -0-          -0-
Harold Pruner (b)                       90,000             45,000         45,000          90,000             -0-          -0-
Pyramid Partners, L.P. (a)(e)
  (22)                                 500,000            250,000        250,000         500,000             -0-          -0-
Mark Radosevich (b)                     75,000             37,500         37,500          75,000             -0-          -0-
E. Joyce Reesh (c)                      15,000              7,500          7,500          15,000             -0-          -0-
Laurie Reesh (c)                        25,000             12,500         12,500          25,000             -0-          -0-
Bruce Reichert (c)                     100,000             50,000         50,000         100,000             -0-          -0-
James Ricketts (c)(24)               2,919,031             37,500         37,500          75,000      2,844,031          3.4%
Don Rodolph (d)(19)                    465,000            365,000             -0-        365,000        100,000            *
Mike Rodolph (d)                        35,000             35,000             -0-         35,000             -0-          -0-
Harold Roitenberg, Trustee FBO
  Harold Roitenberg Trust U/a
  dtd 4/13/92 (a)(e)                   100,000             50,000         50,000         100,000             -0-          -0-
John F. Rooney (a)(e)                  100,000             50,000         50,000         100,000             -0-          -0-
Norbert Rother (d)(9)                  465,000            465,000             -0-        465,000             -0-          -0-
Steven Rother (d)                       80,000             80,000             -0-         80,000             -0-          -0-
Daniel F. Sauer (25)                   427,363            137,363             -0-        137,363        290,000            *
Gordon F. & Shirly Schmeiser
  (a)(e)                               200,000            100,000        100,000         200,000             -0-          -0-
Mel Schwan (b)                         348,000            125,000        125,000         250,000         98,000            *
Southwest Restaurant Systems
  (c)(26)                              400,000            200,000        200,000         400,000             -0-          -0-
Christopher L. Southwick
  Family Trust (b)(27)               1,133,200            100,000        100,000         200,000        933,200          1.1%
John F. Stapleton (c)(28)            1,775,000            750,000        850,000       1,600,000        175,000            *
Henry Steelman (b)                     130,000            100,000             -0-        100,000         30,000            *
Derek Stolp (c)                         10,000              5,000          5,000          10,000             -0-          -0-
William R. Watson (c)                   50,000             25,000         25,000          50,000             -0-          -0-
Watson Estate Revocable Trust
  (c)(29)                              130,000             65,000         65,000         130,000             -0-          -0-
Whitebox Intermarket Partners,
  L.P. (30)                          3,466,667                 -0-     3,466,667       3,466,667             -0-          -0-
Carson Whitlock (c)                     20,000             10,000         10,000          20,000             -0-          -0-
Richard Wisely (c)                      50,000             25,000         25,000          50,000             -0-          -0-
                                    ----------          ---------     ----------      ----------      ---------
         Total Shares               28,551,189          9,859,384     10,395,000      20,254,384      8,296,805
                                    ==========          =========     ==========      ==========      =========

                                       33

* less than 1%

(a)   Shares of Common Stock registered for resale hereunder were issued to the respective selling stockholder pursuant to a private placement offering completed in closings in November 2004 and December 2004, pursuant to which the Company sold an aggregate of 2,160,000 Units, each consisting of one share of Common Stock and one warrant to purchase an additional share of Common Stock at an exercise price of $0.75 per share, for a purchase price of $0.50 per Unit.

(b)   Shares of Common Stock registered for resale hereunder were issued to the respective selling stockholder pursuant to a private placement offering completed in closings between May 24, 2005 and June 30, 2005, pursuant to which the Company sold an aggregate of 880,000 Units, each consisting of one share of Common Stock and one warrant to purchase an additional share of Common Stock at an exercise price of $0.50 per share, for a purchase price of $0.40 per Unit.

(c)   Shares of Common Stock registered for resale hereunder were issued to the respective selling stockholder pursuant to a private placement offering completed in closings between July 27, 2005 and July 29, 2005, pursuant to which the Company sold an aggregate of 360,000 Units, each consisting of one share of Common Stock and one warrant to purchase an additional share of Common Stock at an exercise price of $0.50 per share, for a purchase price of $0.40 per Unit.

(d)   Shares of Common Stock registered for resale hereunder were shares originally held by Gold and Minerals Co., Inc. and distributed by Gold and
      Minerals Co., Inc. in consideration for the acquisition by El Capitan,
      Ltd. of certain mining claims located on the El Capitan property.

(e)   Pursuant to an agreement between the Company and such selling stockholder, respectively, the exercise price of the warrants held by such selling stockholder was reduced to $0.50 per share. In consideration of such exercise price reduction, such selling stockholder agreed to eliminate his/her/its entitlement to cashless exercise of the warrants.

(1)   For purposes of the selling stockholder table and consistent with SEC rules, beneficial ownership includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. The indication herein that shares are beneficially owned does not constitute an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

(2)   Includes 679,987 shares of Common Stock beneficially held by Ms.
      Forster-Antol's spouse, Stephen J. Antol, including options to purchase
      75,000 shares of Common Stock at an exercise price of $0.56 per share that vested on January 1, 2006, but not including unvested options to purchase
      75,000 shares of the Company's Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007 or unvested options to purchase 87,000 shares of the Company's Common Stock at an exercise price of $1.99 per share that shall vest on the earlier of September 30, 2006 or upon the sale of the El Capitan property. Mr. Antol is the CFO and
      Treasurer of the Company.

(3)   Includes options to purchase 50,000 shares of Common Stock at an exercise price of $0.56 per share that vested on January 1, 2006, but not including unvested options to purchase 50,000 shares of the Company's Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007 or unvested options to purchase 44,000 shares of the Company's Common
      Stock at an exercise price of $1.99 per share that shall vest on the earlier of September 30, 2006 or upon the sale of the El Capitan property.

                                       34

(4)   Robert F. Olson is the principal of Beartooth Capital, LLC and holds voting and dispositive power for these shares.

(5)   Wayne W. Mills is the principal of Blake Capital Partners, LLC and holds voting and dispositive power for these shares. Consists of a five-year warrant to purchase 325,000 shares of Common Stock at an exercise price of
      $0.50 per share issued in October 2004 in consideration of consulting services provided to the Company as a finder. Does not include shares of common stock and warrants to be registered hereunder in the name of each of Hunter Ridge Partners, LLC (of which Mr. Mills is a manager and 50%
      equity holder) and Mr. Mills individually, as each of those persons are separately identified herein.

(6)   Includes shares issuable upon exercise of warrants to purchase (i) 25,000 shares of Common Stock at an exercise price of $0.50 per share, (ii)
      20,000 shares of Common Stock at an exercise price of $0.75 per share and
      (iii) 52,500 shares of Common Stock at an exercise price of $0.50 per share. Pursuant to the transaction set forth in footnote (e) hereto, the exercise price relating to warrants to purchase 20,000 shares of Common
      Stock has been reduced to $0.50.

(7)   Includes (i) 137,363 shares issued upon conversion of a note payable in the aggregate amount of $150,000 in principal at a conversion price of
      $1.09 per share, (ii) 100,000 shares of Common Stock issued in a private placement of securities at a price per share of $0.25, and (iii) shares of
      Common Stock issuable upon exercise of warrants to purchase 250,000 shares of Common Stock at an exercise price of $0.50.

(8)   Includes shares of Common Stock issuable upon exercise of warrants to purchase (i) 50,000 shares of Common Stock at an exercise price of $0.75 per share and (ii) 62,500 shares of Common Stock at an exercise price of
      $0.50 per share.

(9)   Norbert Rother holds voting and dispositive power over shares held by DMR
      Resources and M.A.R.S. Inc. As each of these entities is separately identified on this registration statement, the amounts identified on the table for each are not incorporated as beneficially held by the other entity or Mr. Rother individually.

(10)  Richard W. Perkins has power of attorney for Ellis Family Limited
      Partnership and holds voting and dispositive power for these shares.

(11)  Includes shares issuable upon exercise of warrants to purchase 150,000 shares of Common Stock at an exercise price of $0.50 per share.

(12)  Larry Lozensky is the President and Chief Operating Officer of Gold and
      Minerals Co., Inc. and holds voting and dispositive power of these shares.
      Consists of shares of common stock issued to Gold and Minerals in consideration of the sale of the Weaver property.

(13)  H. Leigh Severance is the trustee for HL Severance, Inc. Profit Sharing
      Plan and holds voting and dispositive power for these shares.

(14)  H. Leigh Severance is the trustee for HL Severance, Inc. Pension Plan &
      Trust and holds voting and dispositive power for these shares.

(15)  Gary Meek, the Chief Financial Officer of Houlihan Lokey Howard & Zukin
      Capital, Inc. holds voting and dispositive power for shares. These shares were issued in consideration of certain investment and banking consulting services provided to the Company. Houlihan Lokey Howard & Zukin Capital,
      Inc. is a registered broker-dealer and an NASD member firm.

(16)  Dennis Hecker and Wayne W. Mills are each 50% equity holders of Hunter
      Ridge Partners LLC and hold voting and dispositive power for these shares.
      Does not include shares of common stock and warrants to be registered hereunder in the name of each of Blake Capital Partners, LLC, of which Mr.
      Mills is the managing member, or Mr. Mills individually, as each of those persons are separately identified herein.

(17)  James G. Hyde is the principal of Hyco Custom ID Products and holds voting and dispositive power for these shares. Acquired 100,000 shares of common stock at an exercise price at $0.25 per share. As the 100,000 shares of common stock held by Hyco Custom ID Products to be registered under this
      Registration Statement are identified under Hyco Custom ID Products herein, they are not also included in the beneficially held shares of
      James G. Hyde.

(18)  Mark Kroeger is President of Infinity Advisors and holds voting and dispositive power for these shares.

                                       35

(19)  Don Rodolph holds voting and dispositive power over shares held by
      Kingfisher Resources, Inc. As each is separately identified on this table, shares of each are not incorporated as beneficially held by the other.

(20)  Includes warrants to purchase 225,000 shares of common stock at an exercise price of $0.60 per share received for services to the Company as a finder for the placement of debt of the Company. Does not include a warrant to purchase 325,000 shares of Common Stock at an exercise price of
      $0.50 per share held by Blake Capital Partners, LLC or 125,000 shares of common stock and 125,000 shares of common stock issuable upon exercise of warrants held by Hunter Ridge Partners, LLC (of which Mr. Mills is a manager and 50% equity holder), as each of those persons are separately identified herein.

(21)  L. Ronald Perkins is a director and Vice President in charge of
      Administration, Marketing and Communication of the Company. This amount
      Includes options to purchase 100,000 shares of Common Stock at an exercise price of $0.56 per share that vested on January 1, 2006. This total does not include currently unvested options to purchase 100,000 shares of the
      Company's Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007 or unvested options to purchase 87,000 shares of the Company's Common Stock at an exercise price of $1.99 per share that shall vest on the earlier of September 30, 2006 or upon the sale of the El
      Capitan property.

(22)  Richard W. Perkins holds voting and dispositive power for the following entities listed on this registration statement: (i) Pyramid Partners,
      L.P., of which he is general partner; (ii) Richard W. Perkins Trustee U/A dtd 6/14/78 FBO Richard W. Perkins; (iii) Perkins Capital Management, Inc.
      Profit Sharing Plan U/A dtd 12/15/86; (iv) Perkins Foundation, of which he is President; and (v) Ellis Family Limited Partnership, of which he has power of attorney. Each of these entities is separately identified on this registration statement, and the amounts identified on the table for each are not incorporated as beneficially held by any of the other entities.
      Mr. Perkins is a registered representative of an NASD member firm, Perkins
      Capital Management, Inc.

(23)  Daniel S. Perkins, a registered representative of an NASD member firm,
      Perkins Capital Management, Inc.

(24)  James G. Ricketts is a director and the Secretary of the Company. The stated amount includes options to purchase 100,000 shares of Common Stock at an exercise price of $0.56 per share that vested on January 1, 2006.
      This total does not include unvested options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $0.56 per share that shall vest on January 1, 2007 or unvested options to purchase 87,000 shares of the Company's Common Stock at an exercise price of $1.99 per share that shall vest on the earlier of September 30, 2006 or upon the sale of the El Capitan property.

(25)  Consists of 137,363 shares issued upon conversion of a note payable in the aggregate amount of $150,000 in principal at a conversion price of $1.09 per share.

(26)  Harvey McElhanon is the President of Southwest Restaurant Systems and
      holds voting and dispositive power for these shares.

(27)  Christopher Southwick is the trustee for Christopher L. Southwick Family
      Trust and holds voting and dispositive power for these shares.

(28)  Includes (i) 750,000 shares of Common Stock and warrants to purchase
      750,000 shares of Common Stock at an exercise price of $0.50 per share issued upon conversion of a note payable in the aggregate amount of
      $300,000 in principal at a conversion price of $0.40 per share and (ii)
      warrants to purchase 100,000 shares of Common Stock at an exercise price of $0.50 per share issued in consideration for consulting services provided to the Company.

(29)  William E. Watson is the trustee of Watson Estate Revocable Trust and holds voting and dispositive power for these shares.

(30)  Andrew J. Redleaf is the Managing Member of Whitebox Intermarket Partners,
      L.P. and holds voting and dispositive power for these shares. Includes (i)
      2,600,000 shares issuable upon conversion of 8% convertible secured debentures in the principal amount of $750,000 and $550,000 issued by the
      Company on October 28, 2005 and January 20, 2006, respectively, and (ii)
      three-year warrants to purchase 500,000 shares of common stock at an exercise price of $.60 per share and an additional warrant to purchase
      366,667 shares of common stock at an exercise price of $0.60.

                              PLAN OF DISTRIBUTION

      We are registering the shares of common stock offered by this prospectus on behalf of the selling stockholders. As used in this prospectus, "selling stockholders" include donees, pledges, transferees and other successors in interest selling shares received from the selling stockholders after the date of this prospectus, whether as a gift, pledge, partnership distribution or other form of transfer. All costs, expenses and fees in connection with the registration of the shares of common stock offered hereby will be borne by El
Capitan Precious Metals, Inc. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of common stock will be borne by the selling stockholders.

                                       36

      Sales of shares of common stock offered hereby may be effected by the selling stockholders from time to time in one or more types of transactions
(which may include block transactions):

      o     ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o     block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

      o     purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o     an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately negotiated transactions;

      o     short sales;

      o     through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

      o     broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may effect sales of shares of common stock offered hereby at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at privately negotiated prices. Any of these transactions may or may not involve brokers or dealers. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the selling stockholders and/or the purchaser(s) of shares of common stock for whom those broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker acting in connection with the proposed sale of shares of common stock by the selling stockholders. In the event any selling stockholder engages a broker-dealer or other person to sell the shares offered hereby, the names of such agents and the compensation arrangements will be disclosed in a post-effective amendment to the registration statement to which this prospectus relates, which must be filed prior to any such sales.

      The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

                                       37

      In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities, which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
Notwithstanding the foregoing, short sales made by the selling stockholders prior to the effectiveness of the registration statement may be a violation of
Section 5 of the Securities Act if the shares were effectively sold prior to the effectiveness of the Registration Statement.

      Houlihan Lokey Howard & Zukin Capital, Inc. is a registered broker-dealer, but received its securities as compensation for consulting services provided to the Company with respect to investment banking services. Additionally, Richard
Perkins, who serves as trustee of the Perkins Capital Management, Inc. Profit
Sharing Plan and the trust dated 6/14/78 for his benefit, President of the
Perkins Foundation, President of the managing partner of Pyramid Partners, L.P., and has power of attorney for the Ellis Family Limited Partnership, is a registered representative of an NASD member firm, Perkins Capital Management,
Inc., and Daniel S. Perkins, who holds dispositive power over shares held by an
IRA account in his own name and shares held jointly with his spouse, are registered representatives of an NASD member firm, Perkins Capital Management,
Inc. Richard W. Perkins and Daniel S. Perkins, and the respective selling stockholder entities for which they hold dispositive power, have represented that they obtained the securities in the ordinary course of business and did not have any agreements, understandings (directly or indirectly) with any other party to distribute the securities.

      The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

      The selling stockholders may also resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

      The selling stockholders and any broker-dealers that act in connection with the sale of securities might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

      To the extent required, the shares of our common stock to be sold, the name of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

                                       38

      In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

      We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates.
In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities
Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

      We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

      We have agreed with the selling stockholders to keep the registration statement that includes this prospectus effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date one year from the date of effectiveness of this registration statement.

Shares Eligible For Future Sale

      Upon completion of this offering and assuming the issuance of all of the shares covered by this prospectus that are issuable upon the exercise of warrants or the conversion of convertible securities, there will be 83,529,409 shares of our common stock issued and outstanding. The shares purchased in this offering will be freely tradable without registration or other restriction under the Securities Act, except for any shares purchased by an "affiliate" of our
Company (as defined under the Securities Act).

      Our currently outstanding shares that were issued in reliance upon the
"private placement" exemptions under the Securities Act are deemed "restricted securities" within the meaning of Rule 144 under the Securities Act. Restricted securities may not be sold unless they are registered under the Securities Act or are sold pursuant to an applicable exemption from registration, including an exemption under Rule 144.

      In general, under Rule 144, any person (or persons whose shares are aggregated) including persons deemed to be affiliates, whose restricted securities have been fully paid for and held for at least one year from the later of the date of issuance by us or acquisition from an affiliate, may sell such securities in broker's transactions or directly to market makers, provided that the number of shares sold in any three-month period may not exceed the greater of one percent of the then-outstanding shares of our common stock or the average weekly trading volume of our shares of common stock in the over-the-counter market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to certain notice requirements and the availability of current public information about our Company. After two years have elapsed from the later of the issuance of restricted securities by us or their acquisition from an affiliate, such securities may be sold without limitation by persons who are not affiliates under the rule.

      We are unable to predict with certainty the effect which sales of the shares of common stock offered by this prospectus might have upon our ability to raise additional capital. Nevertheless, it is possible that the resale of shares offered hereby could adversely affect the trading price of our common stock.

                                       39

                          DESCRIPTION OF CAPITAL STOCK

      Our articles of incorporation, as amended to date, authorize us to issue up to 300,000,000 shares of common stock having a per-share par value of $.001 and up to 5,000,000 shares of preferred stock, par value $.001 per share. As of
July 3, 2006, we had 73,134,409 shares of common stock and no shares of preferred stock issued and outstanding, and an additional 2,600,000 shares of common stock issuable upon conversion of convertible securities, 1,673,000 shares of common stock issuable upon exercise of outstanding options and
7,795,000 shares of common stock issuable upon exercise of outstanding warrants.
The transfer agent and registrar for our common stock is OTR, Inc. The Company does not have a staggered Board of Directors.

Common Stock

      As of July 3, 2006, there were 73,134,409 shares of common stock issued and outstanding held by approximately 1,360 shareholders, not including an indeterminate number of shareholders whose shares are held in "street" or
"nominee" name. Holders of our common stock are entitled to one vote for each share on all matters to be voted on by our stockholders. In the event of liquidation, holders of our common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of our common stock do not have any cumulative-voting rights. Common stockholders are entitled to share ratably in any dividends that may be declared from time to time on the common stock by our board of directors from funds legally available. Holders of common stock do not have any preemptive right to purchase shares of common stock. There are no conversion rights or sinking-fund provisions for or applicable to our common stock.

Preferred Stock

      There are currently no shares of preferred stock issued or outstanding.
The board of directors has the authority, without any further vote or action by the shareholders, to designate and issue preferred shares in such classes or series as it deems appropriate and to establish the rights, preferences, and privileges for such shares.

Shareholder Rights Plan

      On December 7, 2005, the Board of Directors declared a dividend of one
Right (a "Right") for each outstanding share of the Company's common stock, to the stockholders of record at the close of business on the December 16, 2005, subject to the execution and delivery of a definitive rights agreement. On
December 28, 2005, the Company entered into a definitive rights agreement with
OTR, Inc., as Rights Agent (the "Rights Agreement").

      Each Right entitles the registered holder thereof to purchase from the
Company one share of Common Stock at a price of $20.00 per share (the "Purchase
Price"), subject to adjustment. In the event of certain significant acquisitions of the Company's equity, or attempted significant acquisitions, that have not been previously approved by the Board, each Right (other than those held by an acquiring person and its affiliates) will entitle the holder thereof to receive that number of shares of Common Stock having a value equal to twice the Purchase
Price (in such event, the right to acquire such amount of Common Stock is referred to as a "Flip-In Right").

      The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time in accordance with the terms of the Rights
Agreement.

      At any time prior to the earlier to occur of (i) a person becoming an
Acquiring Person (as defined in the Rights Agreement) or (ii) the expiration of the Rights, the Company may redeem the Rights in whole at a price of $.001 per
Right (the "Redemption Price"). Additionally, the Board of Directors may
thereafter redeem the then outstanding Rights in whole at the Redemption Price provided that (a) the redemption is incidental to a merger or other business combination transaction or series of transactions involving the Company but not involving an Acquiring Person, or (b) an Acquiring Person's beneficial ownership is less than 5% of the then voting power of the Company and there exists no other Acquiring Person at the time of the redemption. Upon the effective date of the redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption
Price.

                                       40

      Additionally, the Board of Directors (as evidenced by the vote of a majority of the directors then in office) may also, at any time from and after a person has become an Acquiring Person, exchange one share of Common Stock for each Right held by a shareholder other than the Acquiring Person during such time as the Acquiring Person holds between 15% and 50% of the voting power of the Company. Until a Right is exercised, it will not entitle the holder to any rights as a stockholder of the Company (other than those as an existing stockholder), including, without limitation, the right to vote or to receive dividends. The terms of the Rights may be amended by the Board of Directors in any manner prior to a person becoming an Acquiring Person. The Rights will expire on the ten-year anniversary of the date of the Rights Agreement, unless earlier redeemed by the Company pursuant to the Rights Agreement.

      The foregoing description is intended as a summary only. More detailed information can be found in the Company's Current Reports on Form 8-K filed on
December 13, 2005 and January 4, 2006, which, together with the respective exhibits attached thereto, are incorporated herein by reference.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Pursuant to our articles of incorporation and bylaws, we may indemnify an officer or director who is made a party to any proceeding, because of his position as such, to the fullest extent authorized by Nevada General Corporation
Law, as the same exists or may hereafter be amended. In certain cases, we may advance expenses incurred in defending any such proceeding.

      To the extent that indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities
Act and will be governed by the final adjudication of that issue.

                             ABOUT THIS PROSPECTUS

      This prospectus is not an offer or solicitation in respect to these securities in any jurisdiction in which such offer or solicitation would be unlawful. This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the "SEC"). The
registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about our company and the securities offered under this prospectus. That registration statement can be read at the SEC's website or offices indicated under the section of this prospectus entitled "Where You Can Find More Information." We have not authorized anyone else to provide you with different information or additional information. You should not assume that the information in this prospectus, or any supplement or amendment to this prospectus, is accurate at any date other than the date indicated on the cover page of such documents.

                                       41

                       WHERE YOU CAN FIND MORE INFORMATION

      Federal securities law requires us to file information with the SEC concerning our business and operations. Accordingly, we file annual, quarterly, and special reports, proxy statements and other information with the SEC. You can inspect and copy this information at the Public Reference Facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can
receive additional information about the operation of the SEC's Public Reference
Facilities by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the SEC.

                            VALIDITY OF COMMON STOCK

      Legal matters in connection with the validity of the shares offered by this prospectus will be passed upon by Maslon Edelman Borman & Brand, LLP, of
Minneapolis, Minnesota.

                                     EXPERTS

      The financial statements of El Capitan Precious Metals, Inc. as of
September 30, 2004 and 2005, and for the years then ended and for the period from July 26, 2002 (inception) to September 30, 2005 incorporated herein by reference to this prospectus have been incorporated herein in reliance on the report, which includes an explanatory paragraph relating to the Company's ability to continue as a going concern, of Hein & Associates LLP and Epstein
Weber & Conover PLC, respectively, each an independent registered public accounting firm, given on authority of each such firm as experts in accounting and auditing.

      Dr. Clyde Smith, a Consulting Geologist, has agreed to perform testing on the El Capitan property pursuant to a consulting agreement with the Company. In addition to his standard consulting fee of $800 per day in which Dr. Smith provides services, the Company has agreed to pay Dr. Smith a success fee of
$250,000 for the successful sale of the El Capitan property. On October 25,
2005, the Company also issued Dr. Smith a one-year option to purchase 150,000 shares of the Company's common stock at an exercise price of $0.65 per share, the fair market value of the Company's common stock on such date.

                        CHANGES IN CERTIFYING ACCOUNTANT

      On October 25, 2004 the Board of Directors of El Capitan Precious Metals,
Inc. (the "Registrant") approved the dismissal of Gelfond Hochstadt Pangburn,
P.C. as the Registrant's independent registered public accounting firm.

      Gelfond Hochstadt Pangburn, P.C.'s report on the Registrant's financial statements for the period from July 26, 2002 (inception) through September 30,
2003, contained no adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles, except for an explanatory paragraph regarding the Registrant's "ability to continue as a going concern." The Registrant had no disagreements with Gelfond Hochstadt Pangburn,
P.C. in connection with its audit for the most recent fiscal year, and for interim periods subsequent to September 30, 2003 through the date of dismissal on October 25, 2004 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Gelfond Hochstadt
Pangburn, P.C., would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

                                       42

      The Registrant has made the contents of its Current Report on Form 8-K filing dated October 28, 2004 available to Gelfond Hochstadt Pangburn, P.C. and requested it to furnish a letter to the Securities and Exchange Commission as to whether Gelfond Hochstadt Pangburn, P.C. agrees or disagrees with, or wishes to clarify Registrant's expression of their views. A copy of Gelfond Hochstadt
Pangburn, P.C.'s letter to the SEC dated October 27, 2004 is included as Exhibit
16.1 to the Form 8-K.

      On October 25, 2004, the Board of Directors of the Registrant approved the engagement of Hein & Associates LLP ("H&A") as our independent registered public accounting firm. Registrant did not consult with H&A prior to its engagement regarding the application of any accounting principles or any type of audit opinion that might be rendered by it.

      On November 25, 2005 the Board of Directors of El Capitan Precious Metals,
Inc. approved the dismissal of Hein & Associates LLP as our independent registered public accounting firm. This decision was precipitated by the future closing of the Hein & Associates LLP Phoenix, Arizona based office.

      Hein and Associates LLP report on the Registrant's financial statements for the fiscal year ended September 30, 2004 and the subsequent interim periods contained no adverse opinion nor a disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principles. However, for the year ended September 30, 2004, Hein & Associates LLP included a going concern qualification in our audited financial statements.

      We had no disagreements with Hein & Associates LLP in connection with its audit for the most recent fiscal year, and for interim periods subsequent to
September 30, 2004 through the date of dismissal on November 25, 2005 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hein & Associates LLP, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

      The Registrant has made the contents of its Current Report on Form 8-K filing dated November 25, 2005 available to Hein Associates LLP and requested it to furnish a letter to the Securities and Exchange Commission as to whether Hein
& Associates agrees or disagrees with, or wishes to clarify Registrant's expression of their views. A copy of Hein & Associates LLP letter to the SEC dated November 30, 2005 is included as Exhibit 16.1 to the Form 8-K.

      On November 25, 2005, our Board of Directors approved the engagement of
Epstein Weber & Conover PLC ("EWC)" as our independent registered public accounting firm. Registrant did not consult with EWC prior to its engagement regarding the application of any accounting principles or any type of audit opinion that might be rendered by it.

                                       43

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                            Page

Reports of Independent Registered Public Accounting Firms....................F-1

Consolidated Balance Sheets - September 30, 2005.............................F-3

Consolidated Statements of Operations - Years ended September 30, 2005 and 2004 and for the period July 26, 2002 (inception) through
     September 30, 2005......................................................F-4

Consolidated Statements of Changes in Stockholders' Deficit - period from
     July 26, 2002 (inception) through September 30, 2002 and for the years ended September 30, 2003, 2004 and 2005...........................F-5

Consolidated Statements of Cash Flows - Years ended September 30, 2005 and 2004 and for the period July 26, 2002 (inception) through
     September 30, 2005......................................................F-8

Notes to Consolidated Financial Statements..................................F-10

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors,
El Capitan Precious Metals, Inc.:

      We have audited the accompanying consolidated balance sheet of El Capitan
Precious Metals, Inc. (an exploration stage mining company) as of September 30,
2005 and the related consolidated statements of operations, stockholders'
deficit and cash flows for the year ended September 30, 2005, and from July 26,
2002 (inception of exploration stage) to September 30, 2005. These financial statements are the responsibility of El Capitan Precious Metals, Inc.
management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with auditing standards of the Public
Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Capitan Precious Metals,
Inc. as of September 30, 2005 and the results of its operations and its cash flows for the year ended September 30, 2005, and from July 26, 2002 (inception of exploration stage) to September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

      The accompanying financial statements have been prepared assuming that El
Capitan Precious Metals, Inc. will continue as a going concern. As discussed in
Note 1 to the financial statements, El Capitan Precious Metals, Inc. is in the exploration stage, has not yet generated any revenues, and is dependent upon raising capital from investors. Additionally, El Capitan Precious Metals, Inc.
has incurred aggregate losses since inception of over $6,142,000 and has a total stockholders' deficit of over $121,000 at September 30, 2005. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note
1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Epstein Weber & Conover, PLC
Scottsdale, Arizona
January 6, 2006

                                      F-1

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
El Capitan Precious Metals Inc.
Scottsdale, Arizona

We have audited the consolidated balance sheet of El Capitan Precious Metals
Inc. and Subsidiary (an exploration stage mining company) as of September 30,
2004 and the related consolidated statements of operations, changes in stockholders' equity (deficit) and cash flows for the year ended September 30,
2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of El Capitan Precious Metals Inc.
and Subsidiary as of September 30, 2004, and the results of their operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has no revenue producing operations, has incurred substantial losses from operations and is in the exploration stage.
These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans with regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/ HEIN & ASSOCIATES LLP

Phoenix, Arizona
January 14, 2005

                                      F-2

                    EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                             (An Exploration Stage Company)

                               Consolidated Balance Sheet
                                   September 30,2005
                                       (RESTATED)

            ASSETS

CURRENT ASSETS:
      Cash                                                                  $   131,772
      Advance to officer                                                          1,064
      Subscriptions receivable, common stock                                     68,000
      Prepaid expenses and other                                                 12,123
      Due from affiliated company                                               351,946
      Note and interest receivable - affiliated company                         133,611
                                                                            -----------
         Total Current Assets                                                   698,516
                                                                            -----------

FURNITURE AND EQUIPMENT AT COST                                                  69,101
      Less: accumulated depreciation                                             (7,790)
                                                                            -----------
                                                                                 61,311

OTHER ASSETS:
      Investment  in exploratory properties                                     100,008
      Deposits                                                                   16,445
      Note receivable net of allowance for doubtful account
         of $12,500                                                                  --
      Investment in common stock of USCA.PK                                     432,000
                                                                            -----------
                                                                            $ 1,308,280
                                                                            ===========

                LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
      Accounts payable                                                      $   293,950
      Accrued liabilities                                                       175,670
      Interest payable, other                                                    18,344
      Notes payable, other                                                      300,000
                                                                            -----------
            Total Current Liabilities                                           787,964

LONG-TERM NOTE PAYABLE, less discount of $90,758                                209,242
DEFERRED GAIN                                                                   432,000
                                                                            -----------
         Total Liabilities                                                    1,429,206
                                                                            -----------
Commitments, Contingencies and Subsequent Events
         (Notes 5, 8, 9 and 13)

STOCKHOLDERS' DEFICIT:
      Preferred stock, $0.001 par value;  5,000,000 shares
           authorized; none issued and outstanding                                   --
      Common stock, $0.001 par value; 300,000,000 and  100,000,000 shares
           authorized respectively; 69,408,749 issued and outstanding            69,409
      Additional paid-in capital                                              5,952,072
      Deficit accumulated during the exploration stage                       (6,142,407)
                                                                            -----------
            Total Stockholders' Deficit                                        (120,926)
                                                                            -----------
                                                                            $ 1,308,280
                                                                            ===========

                    See notes to consolidated financial statements.

                                          F-3

                        EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                 (An Exploration Stage Company)

                              Consolidated Statement of Operations

                                                                                   Period From
                                                                                  July 26, 2002
                                                                                   (Inception)
                                                      Year Ended September 30,       Through
                                                   ----------------------------    September 30,
                                                        2005          2004             2005
                                                   ------------    ------------    ------------
REVENUES                                           $         --    $         --    $         --
                                                   ------------    ------------    ------------

GENERAL AND ADMINISTRATIVE EXPENSES:
      Professional fees                               1,497,752         360,288       2,760,649
      Officer compensation expense                      179,000         281,000         970,034
      Administrative consulting fees                    418,875              --         418,875
      Management fees, related parties                   36,000         240,000         320,500
      Legal and accounting fees                         209,108         188,399         462,490
      Exploration expenses                              691,746          15,631         707,377
      Other                                             161,747          46,800         225,071
                                                   ------------    ------------    ------------
                                                      3,194,228       1,132,118       5,864,996
                                                   ------------    ------------    ------------
LOSS FROM OPERATIONS                                 (3,194,228)     (1,132,118)     (5,864,996)
                                                   ------------    ------------    ------------
OTHER INCOME (EXPENSE):
      Interest income                                    16,313              --          16,313
      Interest expense:
              Related parties (Note 5)                     (739)        (12,623)        (28,220)
              Other                                     (44,552)        (38,329)       (112,619)
      Expenses associated with debt issuance and
           conversion                                   (21,635)       (131,250)       (152,885)
                                                   ------------    ------------    ------------
                                                        (50,613)       (182,202)       (277,411)
                                                   ------------    ------------    ------------
NET LOSS                                           $ (3,244,841)   $ (1,314,320)   $ (6,142,407)
                                                   ============    ============    ============
Basic and diluted net loss per common
      share                                        $      (0.05)   $      (0.02)   $      (0.11)
                                                   ============    ============    ============
Weighted average number of common
      shares outstanding                             67,395,928      54,707,858      53,768,274
                                                   ============    ============    ============

                        See notes to consolidated financial statements.

                                              F-4

                                      EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                              (An Exploration Stage Company)

                                     Consolidated Statements of Stockholders' Deficit
                                   From July 26, 2002 (Inception) to September 30, 2005

                                                                                                 Deficit
                                                                                                Accumulated
                                                                                  Additional    During The
                                            Common Stock             Stock         Paid-In      Exploration
                                         Shares       Amount     Subscriptions     Capital         Stage          Total
                                      -----------   -----------   -----------    -----------    -----------    -----------
Initial issuance of common stock in
  September 2002, $0.00 per share       3,315,000   $     3,315   $        --    $    (3,306)   $        --    $         9

Net loss, period ended                         --            --            --             --        (21,577)       (21,577)
                                      -----------   -----------   -----------    -----------    -----------    -----------
Balances at September 30, 2002          3,315,000         3,315            --         (3,306)       (21,577)       (21,568)

Issuance of common stock to Gold
and
  Minerals Company, Inc. in
connection
  with purchase of interest in
assets of
  El Capitan, Ltd. in November
2002, $0.00 per share                  30,225,000        30,225            --        (30,217)            --              8

Issuance of common stock for cash
  in November 2002, $0.00 per share     5,460,000         5,460            --         (5,446)            --             14
                                      -----------   -----------   -----------    -----------    -----------    -----------
                                       39,000,000        39,000            --        (38,969)       (21,577)       (21,546)
Acquisition of DML Services, Inc.
  on March 17, 2003                     6,720,000         6,720            --        (56,720)            --        (50,000)

Common stock issued in connection
  with notes payable in March 2003,
  $0.03 per share                         525,000           525            --         16,975             --         17,500

Common stock and warrants issued
  for services in March 2003, $1.26
  per share                               150,000           150            --        188,850             --        189,000

Common stock issued under executive
  compensation agreement in March
  2003, $0.45 per share                 1,057,140         1,057            --        478,943             --        480,000

Issuance of common stock to Gold
  and Minerals Company, Inc. in
  connection with purchase of COD
  property  in August 2003,
  $0.00 per share
                                        3,600,000         3,600            --         (3,600)            --             --

Common stock issued under
  management agreement in August
  2003, $0.35 per share                 1,057,140         1,058            --        368,942             --        370,000

Net loss, year ended September 30,
                               2003            --            --            --             --     (1,561,669)    (1,561,669)
                                      -----------   -----------   -----------    -----------    -----------    -----------
Balances at September 30, 2003         52,109,280   $    52,110   $        --    $   954,421    $(1,583,246)   $  (576,715)

                                      See notes to consolidated financial statements.

                                                            F-5

                                        EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                                (An Exploration Stage Company)

                                       Consolidated Statements of Stockholders' Deficit
                                     From July 26, 2002 (Inception) to September 30, 2005

                                                                                                     Deficit
                                                                                                    Accumulated
                                                                                      Additional    During The
                                                 Common Stock            Stock         Paid-In      Exploration
                                              Shares        Amount    Subscriptions    Capital         Stage          Total
                                           -----------   -----------   -----------   -----------    -----------    -----------
Cost associated with warrants issued                --   $        --   $        --   $   108,000    $        --    $   108,000

Common stock issued under executive
  compensation agreement in May 2004,
  $0.13 per share                            1,350,000         1,350            --       178,650             --        180,000

Common stock issued under management
  agreement in May 2004, $0.13 per share     1,350,000         1,350            --       178,650             --        180,000

Common stock issued for services in June
  2004, $0.20 per share                        836,760           837            --       163,728             --        164,565

Common stock issued in connection with
  notes payable in June 2004, $0.25
per share                                      225,000           225            --        56,025             --         56,250

Common stock issued under executive
  compensation agreement in July 2004
  $0.14 per share                              285,714           286            --        39,714             --         40,000

Common stock issued under
  management agreement in July 2004,
  $0.14 per share                              285,714           285            --        39,715             --         40,000

Common stock issued for acquisition of
  Weaver  property interest in July
2004,
  $0.00 per share                            3,000,000         3,000            --        (3,000)            --             --

Common stock issued for services in
July
  2004, $0.15 per share                        703,740           704            --       105,128             --        105,832

Common stock issued for retirement of
a
  note payable and accrued interest in
  July 2004, $0.13 per share                 1,343,154         1,343            --       177,744             --        179,087

Common stock issued under executive
  compensation agreement in August 2004
  $0.14 per share                              142,857           143            --        19,857             --         20,000

Common stock issued under
  management agreement in August
  2004, $0.14 per share                        142,857           143            --        19,857             --         20,000

Common stock issued for services in
  August 2004, $0.20 per share                  50,000            50            --         9,950             --         10,000

Common stock issued under executive
  compensation agreement in September
  2004, $0.43 per share                         46,511            46            --        19,954             --         20,000

Common stock issued under
  management agreement in September
  2004, $0.43 per share                         46,511            47            --        19,953             --         20,000

Common stock issued for retirement of
  notes payable and accrued interest
in
  September 2004, $0.35 per share              751,518           751            --       262,280             --        263,031

Beneficial Conversion feature of Notes
payable                                             --            --            --        75,000             --         75,000

Stock subscriptions                                 --            --        50,000            --             --         50,000

Net loss, year ended September 30, 2004             --            --            --            --     (1,314,320)    (1,314,320)
                                           -----------   -----------   -----------   -----------    -----------    -----------
Balances at September 30, 2004              62,669,616   $    62,670   $    50,000   $ 2,425,626    $(2,897,566)   $  (359,270)

                                       See notes to consolidated financial statements.

                                                              F-6

                                        EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                                (An Exploration Stage Company)

                                       Consolidated Statements of Stockholders' Deficit
                                     From July 26, 2002 (Inception) to September 30, 2005

                                                                                                     Deficit
                                                                                                    Accumulated
                                                                                      Additional    During The
                                                 Common Stock            Stock         Paid-In      Exploration
                                              Shares        Amount    Subscriptions    Capital         Stage          Total
                                           -----------   -----------   -----------   -----------    -----------    -----------
Subscribed stock issued                        200,000   $       200   $   (50,000)  $    49,800    $        --    $        --

Common stock issued in settlement of
  accounts payable in October 2004, at
  $0.82 per share                               20,000            20            --        16,361             --         16,381

Common stock issued for professional
  in October 2004, at $0.66 per share          106,500           106            --        70,029             --         70,135

Common stock issued for consulting agree-
   ment in November 2004, $0.60 per share    1,536,859         1,537            --        920,578            --        922,115

Common stock sold in private placement
  in November 2004 at $0.50 per share        2,110,000         2,110            --     1,052,890             --      1,055,000

Common stock issued in settlement of
  Accounts payable in November 2004
  at $0.60 per share                            25,000            25            --        14,975             --         15,000

Common stock sold in private placement               0
  In December 2004 at $0.50 per share            50,00            50            --        24,950             --         25,000

Costs associated with warrants issued               --            --            --       135,000             --        135,000

Costs associated with stock private
  placement                                         --            --            --       (19,363)            --        (19,363)

Common stock sold in private placement
  in January 2005 at $0.50 per share           265,000           265            --       132,235             --        132,500

Common stock issued for retirement of                1
  notes payable and accrued interest in
 February 2004 at $0.40 per share               432,70           433            --       172,647             --        173,080

Common stock sold in private placement
  in March 2005 at $0.50 per share             200,000           200            --        99,800             --        100,000

Beneficial conversion of notes payable              --            --            --        21,635             --         21,635

Costs associated with warrants issued               --            --            --        14,000             --         14,000

Discounts associated with issuance of
   convertible debt with detachable                 --
warrants                                            --            --            --        113,448            --        113,448

Common stock sold in private placement
    May -June 2005 at $0.40 per share          880,000           880            --       351,120             --        352,000

Common stock sold in private placement
   In July 2005 at $0.40 per share             360,000           360            --       143,640             --        144,000

Common stock issued for consulting
services
     In August 2005 at $0.57 per share           8,772             9            --         4,991             --          5,000

Common stock issued for unpaid
consulting
    In August 2005 at $0.38 per share          544,291           544            --       207,706             --        208,250

Share rounding on affiliate share
distribution
   to its shareholders                              10            --            --             4             --              4

Net loss, year ended September 30, 2005             --            --            --            --     (3,244,841)    (3,244,841)
                                           -----------   -----------   -----------   -----------    -----------    -----------
Balances at September 30, 2005              69,408,749   $    69,409   $        --   $ 5,952,072    $(6,142,407)   $  (120,926)
                                           ===========   ===========   ===========   ===========    ===========    ===========

                                       See notes to consolidated financial statements.

                                                              F-7

                         EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                 (An Exploration Stage Company)

                              Consolidated Statements of Cash Flows

                                                                                     Period From
                                                                                    July 26, 2002
                                                                                     (Inception)
                                                         Year Ended September 30,      Through
                                                       --------------------------   September 30,
                                                          2005           2004           2005
                                                       -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
      Net loss                                         $(3,244,841)   $(1,314,320)   $(6,142,407)
      Adjustments to reconcile net loss to net cash
         used in operating activities:
      Costs associated with common stock and
         warrants                                        1,405,539        964,647      3,468,304
      Beneficial conversion feature of notes payable        21,635         75,000         96,635
      Amortization of discount on notes payable             22,690             --         40,190
      Provision for uncollectible note
         receivable                                         50,000             --         62,500
      Depreciation                                           7,790             --          7,790
      Changes in operating assets and liabilities:
          Increase in advance to  officer                   (1,064)            --         (1,064)
          Increase in interest receivable                  (13,611)            --        (13,611)
          Increase in prepaid expenses and other           (12,123)            --        (12,123)
          Increase in expense advances on behalf of
             affiliated company                           (351,946)            --       (351,946)
          Increase in deposits                             (16,445)            --        (16,445)
          Increase in accounts payable                     101,596        168,284        293,950
          Increase in accrued liabilities                  124,968         17,568        175,670
          (Decrease) in accrued liabilities,
             related parties                                    --        (70,500)            --
          (Decrease) increase in interest payable,
             related parties                                (1,652)        12,968             --
          Increase in interest payable, other                2,373         36,805         18,344
                                                       -----------    -----------    -----------
              Net Cash Used in Operating Activities     (1,905,091)      (109,548)    (2,374,213)
                                                       -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of property interest                             --        (14,000)      (100,000)
      Purchase of furniture and equipment                  (69,101)            --        (69,101)
      Issuance of notes receivable                        (236,930)            --       (249,430)
      Payments received on notes receivable                 66,930             --         66,930
      Cash paid in connection with acquisition of
        DLM Services, Inc.                                      --             --        (50,000)
                                                       -----------    -----------    -----------
          Net Cash Used in Investing Activities           (239,101)       (14,000)      (401,601)
                                                       -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from the sale of common stock             1,740,500             --      1,740,523
      Costs associated with sale of stock                  (19,363)            --        (19,363)
      Proceeds from notes payable, related parties              --         47,400        219,900
      Proceeds of notes payable, other                     600,000         63,300      1,022,300
      Stock subscription received                               --         50,000         50,000
      Repayment of notes payable, related parties          (42,577)       (14,823)       (61,900)
      Repayment of notes payable, other                    (25,000)            --        (43,874)
                                                       -----------    -----------    -----------
          Net Cash Provided by Financing Activities      2,253,560        145,877      2,907,586
                                                       -----------    -----------    -----------
INCREASE IN CASH                                           109,368         22,329        131,772

CASH, BEGINNING OF PERIOD                                   22,404             75             --
                                                       -----------    -----------    -----------
CASH, ENDING OF PERIOD                                 $   131,772    $    22,404    $   131,772
                                                       ===========    ===========    ===========

                        See notes to consolidated financial statements.

                                               F-8

                         EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                 (An Exploration Stage Company)

                              Consolidated Statements of Cash Flows

                                                                                             Period From
                                                                                            July 26, 2002
                                                                                             (Inception)
                                                                                               Through
                                                             Year Ended September 30,       September 30,
                                                              2005               2004           2005
                                                         ---------------   ---------------   ----------
SUPPLEMENTAL CASH FLOW INFORMATION:
       Cash paid for interest                            $           950   $         1,117   $    1,177
                                                         ===============   ===============   ==========
       Cash paid for income taxes                        $            --   $            --   $       --
                                                         ===============   ===============   ==========
SUPPLEMENTAL DISCLOSURE OF NON-CASH
  INVESTING AND FINANCING ACTIVITIES:

       Issuance of common stock to Gold and Minerals
         Company, Inc. in connection with the purchase
         of interest in of El Capitan, Ltd.              $            --   $             8   $        8
                                                         ===============   ===============   ==========
       Issuance of common stock to Gold and Minerals
         Company, Inc. in connection with the purchase
         of the COD property (Note 1)                    $            --   $            --   $    3,600
                                                         ===============   ===============   ==========
       Issuance of common stock to Gold and Minerals
         Company, Inc. in connection with the purchase
         of the Weaver property                          $            --   $         3,000   $    3,000
                                                         ===============   ===============   ==========
       Costs associated with warrants issued             $       149,004   $       108,000   $  257,004
                                                         ===============   ===============   ==========
       Stock based compensation                          $     1,205,500   $       800,397   $3,044,897
                                                         ===============   ===============   ==========
       Issuance of common stock for financing costs      $            --   $        56,250   $   56,250
                                                         ===============   ===============   ==========
       Issuance of common stock for interest costs       $         3,683   $            --   $   62,801
                                                         ===============   ===============   ==========
       Conversion of accounts payable to equity          $        31,381   $            --   $   31,381
                                                         ===============   ===============   ==========
       Conversion of accrued interest to equity          $        15,971   $            --   $   15,971
                                                         ===============   ===============   ==========
       Conversion of notes payable and accrued
         interest for the issuance of common stock       $       153,426   $       442,118   $  595,544
                                                         ===============   ===============   ==========

                        See notes to consolidated financial statements.

                                               F-9

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   Notes to Consolidated Financial Statements

NOTE 1 - BUSINESS, OPERATIONS, ORGANIZATION, LIQUIDITY AND BASIS OF PRESENTATION

      Business and Operations - On July 26, 2002, El Capitan Precious Metals,
      Inc. was incorporated as a Delaware corporation to engage in the business of acquiring properties containing precious metals, principally gold, silver, and platinum. The Company has a wholly owned subsidiary. The results of El Capitan and its subsidiary ("El Capitan" or the "Company")
      are presented on a consolidated basis.

      The Company is in the exploration stage and since inception, has completed certain acquisitions and transactions (Note 2), but has not had any revenue producing operations.

      Organization - The Company was previously organized as DML Services, Inc.
      ("DML"), a Nevada corporation, formed in 2000. On March 17, 2003, DML sold the assets and operations of its catering and food service business to the executive officers and directors of DML in exchange for the return of
      30,120,000 shares of DML and cash of $50,000, paid by El Capitan. On March
      18, 2003, DML acquired all of the issued and outstanding common stock of
      El Capitan in exchange for 39,000,000 shares of DML's common stock issued to the El Capitan stockholders, which represented 85% of the Company's total shares outstanding immediately following the exchange. As a result of a four share for one stock split completed by DML on November 25, 2002, and the retirement of 30,120,000 post-reverse-split shares which took place immediately prior to closing the transaction, the stockholders of
      DML hold 6,720,000 shares of the Company's common stock, which represents
      15% of the total outstanding shares of common stock of the Company immediately following the exchange.

      The El Capitan transaction was recorded as a reverse acquisition based on factors demonstrating that El Capitan constituted the accounting acquirer.
      The shareholders of El Capitan received 85% of the post-acquisition outstanding common stock of DML. In addition, post-acquisition management personnel and the sole board member of the Company now consist of individuals previously holding positions with El Capitan. The historical stockholders' equity of El Capitan prior to the exchange was retroactively restated (a recapitalization) for the equivalent number of shares received in the exchange after giving effect to any differences in the par value of the DML and El Capitan common stock, with an offset to additional paid-in capital. The restated consolidated deficit accumulated during the development stage of the accounting acquirer (El Capitan) has been carried forward after the exchange.

      Basis of Presentation and Going Concern - The accompanying financial statements have been prepared assuming the Company will continue as going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The
      Company is an exploration stage company and since its inception has had no revenues and has incurred recurring losses aggregating $6,142,407 accumulated during the exploration stage. In addition, the Company does not have a revolving credit facility with any financial institution. These factors raise substantial doubt about the Company's ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on raising additional capital, negotiating adequate financing arrangements and on achieving sufficiently profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                                      F-10

      The Company believes its cash requirements over the next fiscal year can be funded through a combination of financing activities completed and projected subsequent to year-end and prior to cash flow generated through operations. The Company has completed a private placement during the quarter ended December 31, 2005 (Note 13) and also completed a placement of a convertible debenture (Note 13). The Company also anticipates exercising the call option on various warrants, which, if exercised, would provide the Company significant working capital to continue its exploratory programs. We continually evaluate business opportunities such as joint venture processing agreements with the objective of creating cash flow to sustain the corporation and provide a source of funds for growth.
      While the Company believes it will be able to finance its continuing activities, there are no assurances of success in this regard or in the
      Company's ability to obtain continued financing through capital markets, joint ventures, or other acceptable arrangements. If management's plans are not successful, operations and liquidity may be adversely impacted.

      Given the Company's limiting operating history, lack of revenue, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern.

NOTE 2 -  ACQUISITIONS AND DIVESTITURES

      Acquisition of El Capitan Property from Gold and Minerals Company, Inc. -
      In October 2003, the Company completed the acquisition of a 40% equity interest in El Capitan, Ltd. ("ECL"), an Arizona corporation, which prior to the transaction was wholly-owned subsidiary of Gold and Minerals
      Company, Inc. ("Minerals"), a Nevada corporation. Minerals is affiliated with the Company in that it is a shareholder of the Company and the
      Company's CEO/President is a shareholder of Minerals. Minerals is involved in the exploration and testing of potential mineral properties.
      Consideration for the acquisition consisted of the issuance of 30,225,000 shares of the Company's common stock to Minerals (which occurred in
      November 2002, and which constituted a 77.5% equity ownership in the
      Company prior to the reverse acquisition) and $100,000 cash, of which
      $86,000 was paid through September 30, 2003, and $14,000 was paid in
      October 2003. Minerals retained the remaining 60% ownership in El Capitan,
      Ltd.

      The assets of ECL primarily consist of the El Capitan property (the
      "Property"), an inactive iron and related ore property located in New
      Mexico. At September 30, 2005, the Property contained four patented claims and three unpatented claims on approximately 200 acres in the Capitan
      Mountains in Lincoln County, New Mexico. The Property has no proven reserves. The Company did not assume any liabilities or obligations of
      ECL.

      Subsequent to our current year-end, the Company filed additional claims on the surrounding properties adjacent to our Property site at El Capitan based upon recommendations from our consulting geologist. The Company has expanded its mining claims for this Property to approximately 10,000 acres.

      On January 1, 2006, ECL finalized the purchase of four patented mining claims, constituting approximately 77.5 acres in aggregate, located in
      Lincoln County, New Mexico. The purchased claims are located on the El
      Capitan Mine property, which is owned by ECL. In consideration for the claims, ECL transferred 2,100,000 shares of ECPN common stock owned by
      Gold and Minerals Co, Inc. ("Minerals"). Pursuant to an agreement between
      ECL and the Seller, the stock was valued at $0.82 per share, the market value of the stock on November 11, 2005.

      Pursuant to an arrangement with Minerals, ECPN is obligated to Minerals to pay $688,800 for the purchase of the patented mining claims by ECL. ECPN intends to offset its portion of the purchase price against existing obligations of Minerals due ECPN.

                                      F-11

      Purchase of Mining Claims from Minerals - In August 2003, the Company acquired from Minerals certain mining claims granted by the United States
      Bureau of Land Management, buildings and personal property known as the
      COD property located near Kingman, Arizona. The COD property is an inactive underground mine consisting of thirteen mining claims as well as various outbuildings and other associated personal property. In consideration for the purchase, we issued 3,600,000 shares of our Common
      Stock to Gold and Minerals, having a market value on the date of the transaction of approximately $1,440,000. Because the COD property was acquired from our then controlling stockholder in exchange for our Common
      Stock, and Gold and Minerals had no economic monetary basis in the property, the transaction was accounted for as a non-monetary exchange and the COD property was recorded, in accordance with Generally Accepted
      Accounting Principles (GAAP), at no value on our consolidated financial statements.

      Sale of 80% of Mining Claims and Joint Venture - In May 2004, the Company
      executed a joint venture agreement (the "Joint Venture") with U.S.
      Canadian Minerals, Inc. ("USCA.PK"), a publicly-traded Nevada company, to explore and utilize the COD Mine, including the potential recovery of gold and silver from the tailings of the COD Mine. The Joint Venture is to operate under the name "CanEl" until May 2020, unless terminated earlier pursuant to the terms of the Joint Venture. Under terms of the Joint
      Venture Agreement, the Company was required to transfer to USCA.PK an 80%
      interest in the COD mine in exchange for 720,000 shares of USCA.PK common stock. Pursuant to a stock split affected by USCA.PK, the Company currently holds 2,160,000 shares of the USCA.PK common stock. On the date of the original transaction, shares of unrestricted freely trading USCA.PK common stock traded at $2.85 per share, or as adjusted for the split, at
      $0.95 per share. At September 30, 2005, 1,000,000 these shares were pledged as security for the $300,000 convertible debenture note. See NOTE
      7.

      The USCA.PK common stock was restricted with respect to sale until May
      2005. USCA.PK's common stock is currently traded on the Pink Sheets, its most recent SEC filings have not been reviewed by an independent registered public accounting firm, and it faced a SEC imposed temporary trading suspension in October of 2004, which has since expired. The
      Company also has continuing involvement (as discussed below) related to the COD property. Based on these factors, no gain on the sale was recorded and the Company has ascribed a value of $2,052,000 to the common stock received at September 30, 2004, the value on the date of the transaction, and recorded a deferred gain on the sale of an asset and is classified as a long term liability. Any future decrease in market value of the securities, the reduction in value will reduce the deferred gain liability account. The transaction was recorded in accordance with current Generally
      Accepted Accounting Principles. ("GAAP").

      When the USCA.PK restriction period ends and resumes trading on the
      Bulletin Board, and once the Company's assessment of the common stock allows for classification of the securities as marketable securities, it intends to classify the investment as available for sale under Statement of Financial Accounting Standard (SFAS) No 115, Accounting for Certain
      Investments in Debt and Equity Securities

      The Joint Venture provides that the Company is to explore the COD Mine as it relates to the tailings and settlement pond and contribute the equipment needed for such exploration activities, which have not yet begun. USCA.PK agreed to contribute 90 days operating capital to provide for at least three workers, fuel, necessary equipment agreed upon by the parties, and equipment repair and maintenance and paid $12,500 in July
      2004. Net profits, if any, from the tailings and settlement pond operations will be split equally among the Company and USCA.PK. This project has been on hold as USCA.PK has been focusing on brining current their SEC filings and to resuming trading on the Bulletin Board.
      Subsequent to our current year ended, our Board of Directors approved an amendment to the Joint Venture Agreement whereas the Company will contribute $50,000 for the

                                      F-12

      completion of the geological field study. As consideration for this advance, the Company will be reimbursed this advance and any other incurred expenses and all net proceeds after deducting all incurred costs, are to be split equally with USCA.PK.

      In addition to the Joint Venture, the Company also retained USCA.PK as a consultant for a period of two years to provide services pertaining to, among other things, identifying, studying and evaluating merger, acquisition, joint venture, strategic alliance and other proposals as well as implementation of financial public relations programs for the Company.
      In exchange for its services, USCA.PK was issued a one-year warrant to acquire up to 3,000,000 shares of El Capitan common stock exercisable at
      $0.14 per share. The total compensation cost related to the warrants was valued at $108,000 utilizing the Black Scholes option-pricing method and the entire amount was expensed during the year ended September 30, 2004.
      The warrants expired unexercised in May 2005.

      Acquisition of Weaver Mining Claims - In July 2004, we acquired from Gold and Minerals the Weaver property located near Congress, Arizona.
      Consideration for this purchase was 3,000,000 shares of our Common Stock, which had a market value of $400,000 on the closing date. At the time the
      Weaver Mine was acquired from our controlling stockholder in exchange for our Common Stock, Gold & Minerals had no economic monetary basis in the property. Accordingly, the transaction was accounted for as a non-monetary exchange and the Weaver property was recorded at no value on our financial statements and was done in accordance with current Generally Accepted
      Accounting Principles. ("GAAP").

      Purchase Agreement for Rainbow Valley Property - In July 2004 the Company
      signed an agreement with an individual for the acquisition of approximately 1,620 acres located in Maricopa County, Arizona. The property has been permitted and the property and was drilled and assayed in early 2005 to determine the iron ore content of the site. Currently it is the Company's intent to finalize and verify the test results by an outside refinery and based upon the results of this property and compared to other properties the Company is in process of testing and confirming, management will determine the final disposition of this site during the first calendar quarter of 2006.

      Under the terms of the agreement, the seller is to be paid $2,500 monthly to manage the testing, further develop the property, complete necessary permitting and consult on other properties the Company may have an interest in. Upon completion of the successful testing, permitting and acceptance by the Company of the site, the Company will be obligated to pay the seller $100,000. At this time, the Company is not liable for this obligation until all terms and conditions are met. If the transaction is consummated, additional consideration to be paid to the seller under the agreement consist of a royalty of $1.00 a ton of iron ore and 3% of the before tax profit on any minerals shipped from the property.

NOTE 3 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principals of Consolidation - The consolidated financial statements include the accounts of El Capitan Precious Metals, Inc. and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

      Cash and Cash Equivalents - The Company considers those short-term, highly liquid investments with maturities of three months or less as cash and cash equivalents. At times, cash in banks may be in excess of the FDIC limits.

      Management Estimates and Assumptions - The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of

                                      F-13

      assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made;
      however, actual results could differ materially from these estimates.

      Fair Value of Financial Instruments - The fair values of the Company's financial instruments include cash, investments, accounts payable, accrued expenses and notes payable approximate their carrying amounts because of the short maturities of these instruments or because of restrictions.

      Furniture and Equipment - Furniture and equipment are stated at cost.
      Depreciation is calculated for financial statements using the straight-line basis over the estimated useful lives as follows:

             Automobile                                     5 years
             Office furniture and equipment              3-10 years
             Mine equipment                                 7 years

      Depreciation expense for the years ended September 30, 2005 and 2004 was
      $7,790 and $-0-, respectively.

      Comprehensive Income (Loss) - Statement of Financial Accounting Standards
      ("SFAS") No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income and its components, which include, among other items, unrealized gains or losses from marketable securities and foreign currency translation adjustments that previously were only reported as a component of stockholders' equity. The Company did not have any components of comprehensive income (loss) during the periods presented.

      Net Income (Loss) Per Share - SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share ("EPS")
      with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic loss per common share is computed based on weighted average shares outstanding and excludes any potential dilution from stock options, warrants and other common stock equivalents and is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net loss per common share reflects potential dilution. These dilutive securities are not considered in the calculation, as the impact of the potential shares would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share. The historical loss per share of El Capitan prior to the merger has been retroactively restated to reflect the new capital structure.

      At September 30, 2005, potential dilutive securities consisted of stock options representing 1,150,000 common shares were outstanding with an exercise price of $0.56 per share. At September 30, 2005, stock warrants representing 5,015,000 common shares were outstanding with exercise prices ranging between $0.50 and $2.50 per share. The weighted average exercise price for outstanding warrants is $0.64.

      At September 30, 2004, potential dilutive securities consisted stock warrants representing 3,300,000 common shares were outstanding with exercise prices ranging between $0.14 and $2.50 per share. The weighted average exercise price for outstanding warrants was $0.28.

                                      F-14

      Stock-Based Compensation - Transition and Disclosure - The Company has
      elected to follow Accounting Principles Board Opinion No. 25, Accounting
      for Stock Issued to Employees ("APB 25") and the related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. If the exercise price of employee stock options is under the market price of the underlying stock on the date of grant, compensation expense is recorded for the price differential times the quantity of options granted. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No.
      123, "Accounting for Stock Based Compensation," as amended by SFAS No.
      148, "Accounting For Stock-Based Compensation - Transition & Disclosure."

      The Company recognized no stock-based employee compensation for options issued to employees during the years ended September 30, 2005 and 2004.

      The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for all grants, volatility of 87%, expected life of options of 5 years, risk-free interest rates of two percent
      (2.25%), and a zero percent (0%) dividend yield.

      Transactions in equity instruments with non-employees for goods and services are accounted for by the fair value method.

      The following table illustrates the pro forma effect on net (loss) and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 148, "Accounting For Stock-Based
      Compensation - Transition & Disclosure, An Amendment To FASB Statement No.
      123," to stock-based employee compensation.

                                                                                      Year Ended September 30,
                                                                                    2005                   2004
                                                                                 -----------            -----------
                                                                                 (Unaudited)            (Unaudited)
    Net loss, as reported                                                        $(3,244,841)           $(1,314,320)
    Add: total stock-based employee compensation expense included in
         reported net loss                                                          1,317,636                    --
    Deduct - stock-based compensation expense determined under the
         fair value method, net of tax effect                                     (1,369,202)                    --
                                                                                 -----------            -----------
    Pro forma net loss                                                           $(3,296,407)           $(1,314,320)
                                                                                 ============           ============

    Loss per share:
         Net loss per share, as reported                                         $     (0.05)           $     (0.02)
                                                                                 ===========            ===========
         Net loss per share, pro forma                                           $     (0.05)           $     (0.02)
                                                                                 ===========            ===========

      Impairment of Long-Lived Assets - Management assesses the carrying value of long-lived assets for impairment when circumstances indicate such amounts may not be recoverable from future operations. Generally, assets to be held and used are considered impaired if the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. At September 30, 2005 and 2004, long-lived assets were recorded at no value in the consolidated financial statements.

      Mineral Property Costs - Mineral property exploration costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable

                                      F-15

      reserves on its mineral properties. The Company has capitalized $100,008 of mineral property acquisition costs.

      Income Taxes - The Company computes deferred income taxes under the asset and liability method prescribed by the Statement of Financial Accounting
      Standards No. 109. Under this method, deferred tax assets and liabilities are recognized for temporary differences between the financial statement amounts and the tax basis of certain assets and liabilities by applying statutory rates in effect when the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

      New Accounting Pronouncements - In December 2004, the FASB issued SFAS No.
      123 (Revised 2004) "Share Based Payment" ("SFAS 123R"), which is a revision to SFAS 123 and supersedes APB 25 and SFAS 148. This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. This statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value based measurement method in accounting for share-based payment transactions with employees except for equity instruments held by employee share ownership plans.

      SFAS 123R applies to all awards granted after the required amended effective date and to awards modified, repurchased, or cancelled after that date. As of the required effective date, all public entities that used the fair-value-based method for either recognition or disclosure under Statement 123 will apply this Statement using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under Statement 123 for either recognition or pro forma disclosures. For periods before the required effective date, those entities may elect to apply a modified version of the retrospective application under which financial statements for prior periods adjusted on a basis consistent with the pro forma disclosures required for those periods by Statement 123. As a result, beginning in our fiscal quarter starting October 2006, we will adopt SFAS 123R and begin reflecting the stock option expense determined under fair value based methods in our income statement rather than a pro forma disclosure in the notes to the financial statements. We expect the effect of adopting SFAS 123R to be similar to the effect presented in our pro forma disclosure related to SFAS 123.

NOTE 4 - INVESTMENTS IN USCA.PK

      At September 30, 2005 the Company owned 2,160,000 shares of U. S. Canadian
      Minerals, Inc. (USCA.PK) common stock. The market value per unrestricted share at the closing of the market on September 30, 2005 was $0.39 and on
      January 6, 2006 was $0.20, based on the last published sales price for these dates. The Company originally valued the shares at $2,052,000, the market value on the date of the transaction and recorded and offsetting amount as a liability classified as deferred gain. The Company has a continuing involvement related to the COD property. Based on these factors, no gain on the sale was recognized and any future decrease in market value of the securities, the reduction in value will reduce the deferred gain liability account accordance with current Generally Accepted
      Accounting Principles. ("GAAP").

      Based upon the market value of the USCA.PK stock on January 6, 2006, the
      Company valued the shares at $432,000 as of September 30, 2005, and accordingly, recorded an impairment of the stock value of $1,620,000, with the offsetting amount reducing the deferred gain liability account.

      On March 30, 2005, the Company pledged 1,000,000 shares of its USCA.PK investment as security for a secured convertible debenture note. See Note
      7 and Note 13.

                                      F-16

NOTE 5 - RELATED PARTY TRANSACTIONS

      Notes Receivable - In March 2003, the Company advanced $12,500 to an affiliate in which a prior officer of the Company was also an officer of the affiliate, in exchange for two unsecured, 8% promissory notes, which are due on demand. At September 30, 2005 and 2004, the Company has recorded a valuation allowance of $12,500 against this receivable due to uncertainty as to the ultimate collectibility of these promissory notes.

      Notes Payable - At September 30, 2004, the Company had $34,000 of
      unsecured notes payable with two related parties. The notes bore interest at 8% and 10% per annum. The Company also had one unsecured 8% per annum note payable to the president and sole director of the Company at
      September 30, 2004. The note payable to the president of the Company totaled $8,577. All the aforementioned notes were paid in full at
      September 30, 2005.

      Due from Affiliated Company - During the year ended September 30, 2005, the Company made net payments on behalf of Minerals amounting to $351,946 relating to costs incurred on the El Capitan mine site. Pursuant to an agreement effective October 1, 2004 between the two companies, costs incurred at the El Capitan property are to be split in accordance with their percentage ownership interest. The Company holds a 40% equity interest in El Capitan, Ltd., and Minerals holds the remaining 60% equity interest. To secure the amounts due under the note and the cost advances made on behalf Minerals by Company, Minerals has pledged to the Company
      1,000,000 free trading shares of El Capitan Precious Metals, Inc. that it owns. During the quarter ended September 30, 2005, Minerals paid $150,000 towards its obligation under the Agreement. See Note 13 regarding subsequent events to our year end.

      Employment Agreement - In March 2003, the Company executed a two-year employment agreement under which the Company issued 600,000 shares of common stock to its President and Director as incentive compensation. The agreement calls for the President to be paid a salary of $20,000 per month commencing January 1, 2003, which, at the option of the President, may be satisfied in shares of the Company's common stock. As of March 31, 2005, the Company had issued 2,282,222 shares of common stock in payment of
      $420,000 of salary. The 600,000 shares of common stock granted to the president were valued at $320,000, which was recorded as general and administrative expense in March 2003.

      Terms of the employment agreement also required the Company to issue
      1,500,000 shares of common stock to the President should the Company sell the El Capitan property during the term of the employment agreement. The
      Agreement expired on March 18, 2005 and no shares were issued under this provision. On February 1, 2005, the Board of Directors amended and extended only the conditional option provision of employment agreement, which provided conditional stock options to be granted to the president if the El Capitan property is sold. The amended provision for conditional stock options provides that if the sale of the property is for a price in excess of $150,000,000, during the period March 18, 2005 through March 18,
      2006, the Company is required to grant the president a five-year stock option to purchase 1,750,000 shares of the Company's common stock at an exercise price of $0.75 per share.

      At September 30, 2005, no new formal employment agreement was in effect with the President and he is currently compensated at $12,000 per month.
      Effective June 1, 2005, the President has agreed to take accrued back compensation and monthly compensation for June through September 2005 in
      S-8 common stock of the Company.

                                      F-17

      Amounts expensed under these employment agreements for the years ended
      September 30, 2005 and 2004 were $179,000 and $240,000, respectively.

      Management Fees - The Company agreed to pay management fees to a stockholder ($5,000 per month beginning August 1, 2002), and its corporate secretary ($1,000 per month beginning October 1, 2002, increased to $3,500 per month beginning January 1, 2003 and reduced to $2,500 a month in
      September 2004). The agreements were on a month-to-month basis. The
      Company paid or accrued management fees pursuant to these agreements of
      $171,000 and $72,000during the years ended September 30, 2004 and 2003, respectively, and $275,000 during the period from July 26, 2002
      (inception) through September 30, 2004. In June 2004, $68,100 representing the accrued management fees payable to the stockholder where converted to
      346,260 shares of common stock of the Company. In July 2004 the shareholder and corporate secretary converted $105,832 of accrued management fees to 703,740 shares of common stock of the Company. In
      August 2004 the corporate secretary converted accrued fees of $10,000 to
      50,000 shares of the Company's common stock. Accrued management fees at
      September 30, 2004 were $40,668. All conversion prices were equal to the closing price of the Company's common stock on the date of conversion.

      The management fees to the stockholder terminated as of September 30,
      2004. The Company continued to pay management fees to the corporate secretary, who resigned as corporate secretary as of July 1, 2004, through
      December 31, 2004 for consulting activities.

      The Company currently has informal arrangements with four individuals, three of whom are officers and/or directors of the Company, pursuant to which such individuals serve as support staff for the functioning of the home office and all related corporate activities and projects. There are no written agreements with these individuals, and the Company currently pays an aggregate amount of $40,000 per month to these individuals for their services. Effective June 1, 2005, they agreed to take accrued back compensation in S-8 common stock of the Company and three of the consultants agreed to take monthly compensation in S-8 common stock of the
      Company for the months of June through September 2005.

      Total management fees paid under these agreements for the years ended
      September 30, 2005 and 2004 was $418,874 and $171,000, respectively.

      Consulting Agreements - The Company has entered into a consulting agreement with an officer of Minerals relating to the El Capitan property pursuant to which the Company issued 600,000 shares of common stock to the consultant and agreed to pay a fee of $20,000 per month, which may be paid in shares of the Company's common stock at the Company's option. Through
      December 31, 2004, the Company has issued 2,282,222 shares in payment of
      $420,000 of the earned fees and the agreement expired on December 31,
      2004. The Company extended the contract on a month-to-month basis through
      March 2005 at $10,000 per month. Amounts expensed under this agreement for the years ended September 30, 2005 and 2004 was $36,000 and $240,000, respectively.

NOTE 6 - NOTES PAYABLE OTHER

      At September 30, 2005, the Company had two 12% unsecured notes payable to two stockholders of the Company amounting to $150,000 each, both of which are due September 15, 2006.

      At September 30, 2004, the Company had 8% and 12% unsecured notes payable to four stockholders of the Company amounting to $153,426 and $25,000, respectively, all of which were due on demand. During our fiscal year
      2005, the 12% note was paid off and the two 12% notes and related accrued interest were converted into equity.

                                      F-18

NOTE 7 - LONG-TERM NOTE PAYABLE

      On March 30, 2005, the Company issued a 10 % secured convertible debenture note for $300,000 to a stockholder of the Company. The note has a maturity of two and one-half years and contains a conversion feature into common stock at $0.60 per share. The note also provides for a five-year warrant to be issued for the purchase of common stock at an exercise price of
      $0.75. The note is collateralized by 1,000,000 shares of the U.S. Canadian
      Minerals Inc. shares that the Company owns. The note also provides that if the Company should sell any of the 2,160,000 shares of the U.S. Canadian
      Minerals, Inc. stock, the Company must allocate thirty-five percent (35%)
      of the net proceeds towards the retirement of the debenture note.

      The intrinsic value of the beneficial conversion feature of the note was
      $61,724 and the portion of the proceeds allocated to the warrants issued in connection with the debt amounted to $51,724. Accordingly, $113,448 was recognized as a discount of the convertible debt and an addition to paid-in capital. At September 30, 2005, $22,690 of discount has been amortized.

      On October 28, 2005, the note holder and Company agreed to roll the secured convertible debenture note into the private placement that the
      Company was terminating and payment of all accrued interest to the note holder.

NOTE  8 - CONSULTING AGREEMENTS

      In June 2004, the Company entered into a one year consulting agreement with an unaffiliated third party in which the Company is to receive corporate planning and development services in exchange for 360,000 shares of the Company's common stock valued at $70,800 (the market price of the common stock at the date of issuance). Although the agreement was for a one-year period, the entire amount was expensed during the year ended
      September 30, 2004, as this was the period the majority of the services were rendered.

      In June 2004, the Company entered into a consulting agreement in which the
      Company received corporate consulting related to business strategy and development services in exchange for 115,500 shares of the Company's common stock valued at $22,715 (the market price of the common stock at the date of issuance), which was expensed during the quarter ended June
      30, 2004.

      In June 2004, the Company agreed to issue 15,000 shares of its common stock valued at $2,950 (the market value of the common stock at the date of issuance) to a consultant in payment for developing and maintaining the
      Company's website, which was expensed during the quarter ended June 30,
      2004.

      On October 19, 2004, the Company entered into an Investment Advisory
      Agreement with Blake Advisors, LLC ("Blake") for certain financial and investment advisory services. The term of the Agreement expired on October
      31, 2005. Compensation under the Agreement provided for (i) the payment of
      $175,000 in cash and (ii) a monthly fee of $5,000 from November 1, 2004 to
      October 1, 2005. Pursuant to the Agreement, the Company granted a five-year warrant to the consultant for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.85 per share, a cashless-exercise provision and piggyback registration rights.
      Subsequently, the warrant exercise price was reduced to $0.50 per share in consideration of Blake agreeing to remove the cashless exercise provision provided for in the original warrant. Under the terms of the Agreement, the Company became obligated and paid fees amounting to $125,000 under the
      Agreement.

      On November 4, 2004, the Company entered into an Exclusive Agency
      Agreement with Asia Finance Company, LLC ("AFC") pursuant to which AFC was engaged to source buyers of iron ore for the

                                      F-19

      Company in the Asian market. The Agreement appoints AFC as its exclusive
      Representative for the solicitation and sale of iron ore buyers in Asia.
      As partial consideration for such services, the Company issued 1,536,859 shares of restricted common stock to AFC and monetary consideration of
      $100,000. At June 30, 2005, the Company has expensed this amount.

      On August 22, 2005, the Company entered into a formal Agreement with Clyde
      L. Smith, PhD., P. Eng. (Smith) as consulting geologist to the El Capitan
      Project. The Agreement provides for Smith to continue acting as the
      Company's consulting geologist at his regular compensation rate and to receive a success fee of $250,000 for the successful sale of the Project.
      The Agreement was amended on October 25, 2005, to provide Smith with an option for the purchase of 150,000 shares of our common stock at $0.65 per share, the market price on the date of grant. The option was granted under provisions of the Company's 2005 Stock Incentive Plan and the option expires on October 25, 2006.

      On September 27, 2005, the Company entered into an Agreement with Pavlich
      Associates ("Pavlich") which provides for Pavlich to be the primary representative of El Capitan Precious Metals, Inc. in the sale of the El
      Capitan Project to all viable third party mineral companies. The Agreement provides for consulting time charges, expenses and a success fee of
      $250,000, less the sum of the consulting time charges paid under the
      Agreement, for the successful sale of the Project.

      See Note 5 for a description of the consulting agreement with a related party.

NOTE  9 - COMMITMENTS AND CONTINGENCIES

      On October 19, 2004, the Company entered into an Investment Advisory
      Agreement with Blake Advisors, LLC ("Blake") for certain financial and investment advisory services. The term of the Agreement expired on October
      31, 2005. Compensation under the Agreement provided for (i) the payment of
      $175,000 in cash and (ii) a monthly fee of $5,000 from November 1, 2004 to
      October 1, 2005. Pursuant to the Agreement, the Company granted a five-year warrant to the consultant for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.85 per share, a cashless-exercise provision and piggyback registration rights.
      Subsequently, the warrant exercise price was reduced to $0.50 per share for Blake agreeing to remove the cashless exercise provision provided for in the original warrant. . Under the terms of the Agreement, the Company became obligated and paid fees amounting to $125,000 under the Agreement.

      The Company signed a lease for office space in Scottsdale, Arizona, effective November 1, 2004. The lease has a two-year term and requires monthly payments of $3,845 plus taxes and tenant charges. For the year ended September 30, 2005, rent expense was $34,118 and remaining commitments under this lease for our year ended September 30, 2006 and
      2007 is $50,074 and $4,173, respectively.

      On August 22, 2005, the Company entered into a formal Agreement with Clyde
      L. Smith, PhD., P. Eng., (Smith) as consulting geologist to the El Capitan
      Project. The Agreement provides for Smith to continue acting as the
      Company's consulting geologist at his regular compensation rate and to receive a success fee of $250,000 for the successful sale of the Project.
      The Agreement was amended on October 25, 2005, to provide Smith with an option for the purchase of 150,000 shares of our common stock at $0.65 per share, the market price on the date of grant. The option was granted under provisions of the Company's 2005 Stock Incentive Plan and the option expires on October 25, 2006.

      On September 27, 2005, the Company entered into an Agreement with Palvich
      Associates (Pavlich), which provides for Pavlich to be the primary representative of El Capitan Precious Metals, Inc. in the sale of the El
      Capitan Project. to all viable third party mineral companies. The
      Agreement provides for consulting time charges, expenses and a success fee of $250,000, less the sum of the consulting time charges paid under the
      Agreement, for the successful sale of the Project.

                                      F-20

NOTE 10 - INCOME TAXES

      The Company has incurred no current income taxes during the period from
      July 26, 2002 (inception) through September 30, 2005. At September 30,
      2005 and 2004, the Company has Federal operating loss carry forwards approximating $6,142,000 and $2,900,000, respectively, to reduce future taxable income, if any, and expires at various dates in 2022 through 2025.
      The calculated tax benefit at September 30, 2005 and 2004 is based on a
      Federal statutory income tax rate of 34%. The difference between the expected tax benefit and non-recognition of a tax benefit during the periods is the result of a valuation allowance applied to the net deferred tax asset, which consists of the Company's net operating loss carry forwards. A valuation allowance has been provided to reduce the net deferred tax asset, as realization of the asset is not assured.

                                                  Year Ended September 30,
                                                     2005           2004
                                                 -----------    -----------
        Computed expected tax benefit            $ 2,088,000    $   985,000
        Valuation allowance                       (2,088,000)      (985,000)
                                                 -----------    -----------
        Net deferred tax asset                   $        --    $        --
                                                 ===========    ===========

NOTE 11 - ADOPTION OF 2005 STOCK INCENTIVE PLAN

      On June 2, 2005, the Board of Directors adopted the Company's 2005 Stock
      Incentive Plan which reserves 5,000,000 shares for issuance under the Plan out of the authorized and unissued shares of par value $0.001 Common Stock of the Corporation. On July 8, 2005, the Board of Directors authorized the
      Company to take the steps necessary to register the Plan shares under a
      Registration Statement on Form S-8. On July 19, 2005, the Form S-8 was
      filed with the Securities and Exchange Commission.

NOTE 12 - STOCKHOLDER'S DEFICIT

      Changes to the Company's Capital Structure and Dividend - In April 2004,
      the Company's Board of Directors authorized an increase in the number of shares authorized for issuance by the Company from 50,000,000 to
      100,000,000. The change was approved in writing by the Company's majority stockholder. In conjunction with the increase in authorized shares, the
      Board of Directors authorized, and on July 23, 2004 declared, a 200% stock dividend for stockholders of record as of July 30, 2004. Accordingly, the
      Company issued 40,982,908 shares of its common stock to stockholders of record on July 30, 2004 resulting in total shares outstanding on that date of 61,474,362. The Company accounted for the stock dividend as a stock split effected in the form of a dividend. All shares presented in prior periods have been restated to reflect the stock dividend.

      In addition, the Board of Directors authorized the addition of 5,000,000 shares of preferred stock, $.001 par value, which may be issued by the
      Company pursuant to the voting powers, designation, liquidation or dividend preference, and relative participating, option or other special rights, and the qualifications, limitations or restrictions of the shares as may be so established for any series issued by the board of directors.
      This change was also approved in writing by the Company's majority shareholder. No shares of preferred stock have been issued to date.

      On December 28, 2004, the Company's Board of Directors authorized an additional increase in the number of shares authorized for issuance by the
      Company from 100,000,000 to 300,000,000. The Company majority shareholder approved the change by written consent on March 11, 2005, and a
      Certificate of Amendment to the Articles of Incorporation was filed with the State of Nevada on April 7, 2005 to effect the amendment.

                                      F-21

      Issuances of Common Stock and Warrants - On May 18, 2004, the Company
      issued 2,700,000 shares of common stock in settlement of $360,000 of executive compensation and consulting fees. The Company registered these shares for trading by way of an S-8 Registration Statement filed on June
      15, 2004.

      On June 10, 2004, the Company issued 346,260 shares of restricted common stock in settlement of $68,100 of consulting fees.

      On June 11, 2004, the Company issued 490,500 shares of common stock to three consultants in settlement of $96,465 of consulting fees. The Company registered these shares for trading by way of an S-8 Registration
      Statement filed on June 15, 2004.

      On June 15, 2004, the Company issued 225,000 shares of restricted common stock in consideration to two note holders as financing costs amounting to
      $56,250.

      On July 7, 2004, the Company issued 571,428 shares of common stock in settlement of $80,000 of executive compensation and consulting fees.

      On July 14, 2004, the Company issued 703,740 shares of common stock in settlement of $105,832 of executive compensation and consulting fees. The
      Company has registered these shares for trading by way of an S-8
      Registration Statement filed on June 15, 2004.

      On July 14, 2004, the Company issued 3,000,000 shares of restricted common stock in consideration for the acquisition of the Weaver mining claims and related buildings and personal property.

      On July 14, 2004, the Company issued 1,343,154 of restricted common stock in settlement of a note payable and accrued interest amounting to
      $179,087.

      On August 18, 2004, the Company issued 285,714 shares of common stock in settlement of $40,000 of executive compensation and consulting fees.

      On August 20, 2004, the Company issued 50,000 shares of common stock in settlement of $10,000 of executive compensation. The Company has registered these shares for trading by way of an S-8 Registration
      Statement filed on June 15, 2004.

      On September 13, 2004, the Company issued 93,022 shares of restricted common stock in settlement of $40,000 of executive compensation and consulting fees.

      On September 16, 2004, the Company issued 751,518 shares of restricted common stock to three note holders in settlement of notes payable and accrued interest amounting to $263,031. Because the stock price was in excess of the conversion price, the Company recorded a charge of $75,000 to account for the beneficial conversion feature.

      On October 4, 2004, the Company issued 200,000 shares of restricted common stock for stock subscriptions received on September 28, 2004.

      On October 4, 2004, the Company issued 20,000 shares of S-8 common stock in settlement of $16,381 of accounts payable.

      On October 4, 2004, the Company issued 100,000 shares of S-8 common stock to two consultants for consulting fees amounting to $65,000.

                                      F-22

      On October 19, 2004, the Company granted a five-year warrant for the purchase of 500,000 shares of common stock at an exercise price of $0.85 per share for professional services rendered to the Company.

      On October 20, 2004, the Company issued 6,500 shares of S-8 common stock to a consultant for consulting fees amounting to $5,135.

      On November 4, 2004, the Company issued 1,536,859 restricted common shares under the terms and conditions on an Exclusive Agency Agreement with an aggregate value of $922,115.

      In November and December 2004 the Company issued 2,160,000 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the
      Securities Act, in an aggregate amount of $1,080,000 (the Offering). The
      Offering also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.75 per share. The warrants are callable under certain circumstances. The
      Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the Warrants within ninety (90) days of the final sale under the
      Private Placement and to use commercially reasonable efforts to cause such registration Statement to be declared effective by the SEC and to keep the
      Registration Statement effective for one year following the effective date.

      On December 3, 2004, the Company issued 25,000 shares of restricted common stock in settlement of $15,000 of accounts payable.

      On January 10 and 14, 2005, the Company issued an aggregate of 265,000 restricted common shares to accredited investors in the aggregate amount of $132,500 pursuant to the Offering commenced in November 2004, together with three year warrants for the purchase of an additional 265,000 shares of common stock at an exercise price of $0.75 per share.

      On January 25, 2005, the Company granted a five-year warrant for the purchase of 100,000 shares of common stock at an exercise price of $0.60 per share for professional services rendered to the Company.

      On February 8, 2005, the Company issued 432,701 shares of restricted common stock at $0.40 per share for the conversion short-term notes payable of $153,426 and accrued interest of $19,654.

      On March 16, 2005, the Company issued 200,000 restricted common shares to an accredited investor in a private placement of securities in the aggregate amount of $100,000 pursuant to the Offering, together with a three-year warrant to purchase an additional 200,000 shares of common stock at an exercise price of $0.75 per share.

      On March 30, 2005, the Company issued a 10 % secured convertible debenture note for $300,000 to a shareholder of the Company. The convertible debenture also provided a warrant for the purchase of 250,000 shares of common stock at $0.75 per share. See Note 7.

      During the period May 24, 2005 through June 30, 2005, the Company issued
      880,000 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $352,000
      (the Offering). The Offering also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.50 per share. The warrants are callable under certain circumstances. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the

                                      F-23

      Warrants within ninety (90) days of the final sale under the Private
      Placement and to use commercially reasonable efforts to cause such registration Statement to be declared effective by the SEC and to keep the
      Registration Statement effective for one year following the effective date.

      During the period July 7, 2005 through July 29, 2005, the Company issued
      360,000 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $144,000
      (the Offering). The Offering also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.50 per share. The warrants are callable under certain circumstances. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the Warrants within ninety (90) days of the final sale under the Private Placement and to use commercially reasonable efforts to cause such registration Statement to be declared effective by the SEC and to keep the Registration Statement effective for one year following the effective date.

      On August 3, 2005, the Company issued 8,772 shares of its S-8 Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services to a Director of the Company aggregating $5,000.

      On August 15, 2005, the Company issued 544,291 shares of its S-8 Common
      Stock pursuant to its 2005 Stock Incentive Plan in consideration of unpaid compensation aggregating $208,250 to the CEO and four consultants, three of which are officers and/or directors of the Company.

      Warrants - The following table summarizes the warrant activity for the years ended September 30, 2005 and 2004:

                                                  Warrants Outstanding                 Warrants Exercisable
                                            -------------------------------     -------------------------------
                                                                Weighted                            Weighted
                                             Number of           Average          Number of         Average
                                               Shares        Exercise Price         Shares       Exercise Price
                                            -------------    --------------     -------------    --------------
     Balance, September 30, 2003                  300,000    $         1.66           300,000    $         1.66
        Granted                                 3,000,000    $         0.14         3,000,000    $         0.14
        Exercised                                      --    $           --                --                --
                                            -------------                       -------------

     Balance, September 30, 2004                3,300,000    $         0.28         3,300,000    $         0.28
        Granted                                 4,715,000    $         0.57         4,715,000    $         0.57
        Exercised                                      --                --                --                --
        Expired                                (3,000,000)   $         0.14        (3,000,000)   $         0.14
                                            -------------                       -------------
     Balance, September 30, 2005                5,015,000    $         0.64         5,015,000    $         0.64
                                            =============    ==============     =============    ==============

     The following table summarizes information for warrants outstanding and exercisable at September 30, 2005:

                                      Warrants Outstanding                            Warrants Exercisable
                           -------------------------------------------     ----------------------------------------
                                                Weighted Average                              Weighted Average
                           -------------------------------------------     ----------------------------------------
           Range of                         Remaining       Exercise                      Remaining      Exercise
            Prices            Number           Life           Price          Number          Life          Price
         -----------       ------------    -----------    ------------     ----------    -----------    -----------
         $0.83-$2.50            300,000             .5    $       1.66        300,000             .5    $      1.66
            $0.75             1,335,000            2.1    $       0.75      1,335,000            2.1    $      0.75
            $0.50             3,380,000            2.9    $       0.50      3,380,000            2.9    $      0.50
                           ------------                                    ----------
                              5,015,000            2.5    $       0.64      5,015,000            2.5    $      0.64
                           ============    ===========    ============     ==========    ===========    ===========

                                      F-24

      In July 2005, the Board of Directors approved a motion to offer shareholders holding warrants with a cashless conversion provision at prices ranging from $0.60 to $0.85 per share, to replace the warrant with a warrant without a cashless provision at $0.50 per share. Warrants with the cashless provision provided for the purchase of 3,475,000 shares, of which, warrants aggregating 2,140,000 converted to the warrants without the cashless provision.

      Options Granted During Last Fiscal Year - On July 21, 2005, the Board of
      Directors, on a recommendation from the Compensation Committee, approved an initial grant of options to all officers, directors and employees as follows:

                                                     Options
                  CEO                                300,000
                  Employees/Directors                200,000
                  CFO                                150,000
                  Outside Directors                  100,000
                  Managers                           100,000

      Total options granted under this approval were 1,150,000. The option price was set as the closing market price of $0.56 on July 21, 2005.

      Each initial option grant has a term of ten (10) years and becomes exercisable in two equal installments commencing January 1, 2006 and
      January 1, 2007.

      The following table summarizes the option activity for the years ended
      September 30, 2005 and 2004

                                                Options Outstanding               Options Exercisable
                                           -----------------------------    -------------------------------
                                                              Weighted                         Weighted
                                            Number of         Average        Number of         Average
                                             Shares       Exercise Price      Shares        Exercise Price
                                           -----------    --------------    -----------    ----------------
     Balance, September 30, 2003                    --    $           --             --    $             --
        Granted                                     --    $           --             --    $             --
        Exercised                                   --    $           --             --    $             --
                                           -----------                      -----------

     Balance, September 30, 2004                    --    $           --             --    $             --
        Granted                              1,150,000    $         0.56             --    $             --
        Exercised                                   --    $           --             --    $             --
        Expired                                     --    $           --             --    $             --
                                           -----------                      -----------
     Balance, September 30, 2005             1,150,000    $         0.56             --    $             --
                                           ===========    ==============    ===========    ================

      The weighted average fair value of options granted in the year ended
      September 30, 2005 was $0.38.

      The Company has a stock incentive plan under which 5,000,000 shares are reserved for stock and option grants. There were 3,047,978 shares available for grant at September 30, 2005.

NOTE 13 - SUBSEQUENT EVENTS

      In October 3, 2005, the Company issued 200,000 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $82,000 and 52,731 shares of Common Stock for accrued compensation through September 30, 2005 aggregating $112,136.

      On October 3, 2005, the Company issued 146,270 shares of Common Stock pursuant to its 2005 Stock Incentive Plan for accrued compensation through
      August 31, 2005 aggregating $67,636.

                                      F-25

      On October 27, 2005, the Company issued 106,461 shares of Common Stock pursuant to its 2005 Stock Incentive Plan for accrued compensation through
      September 30, 2005 aggregating $44,500.

      In October 2005, the Company issued to certain accredited investors, pursuant to a private placement under Section 4(2) and Rule 506 promulgated under the Securities Act, an aggregate of 2,353,333 shares of common stock and 2,353,333 warrants to purchase common stock at an exercise price of $.50 per share for the aggregate consideration to the
      Company of $941,333. These amounts include the rollover into the private placement of a convertible debenture issued on March 30, 2005. This rollover converted the $300,000 convertible note into 750,000 shares of common stock and 750,000 warrants to purchase common stock.

      On October 28, 2005, the Company issued pursuant to a private placement under Section 4(2) of the Securities Act a 8% convertible secured debenture in the principal amount of $750,000, together with a warrant to purchase 500,000 shares of the Company's common stock at an exercise price of $.60 per share. The convertible secured debenture matures on April 28,
      2007. The note is collateralized by 2,160,000 shares of the U.S. Canadian
      Minerals Inc. shares that the Company owns. Until maturity, and subject to the Company's right to prepay, the principal and interest under the convertible secured debenture are convertible into shares of the Company's common stock at a conversion price of $.50 per share. Additionally, the
      Company granted the purchaser of the debenture an option to purchase an additional debenture in the amount of $550,000, together with warrants to purchase 366,667 shares of Common Stock at an exercise price of $0.60 per share, on or prior to April 28, 2006. The Company also issued a finder who assisted in obtaining the debt facility for the Company a warrant to purchase 225,000 shares of Common Stock at an exercise price of $0.60 per share.

      During October and November 2005, the Company staked and claimed on property surrounding the El Capitan property located in Lincoln County,
      New Mexico. This increased the total claimed area to approximately 10,000 acres. The additional staking and claiming around our original site was done upon recommendations from the Company's consulting geologist to insure protection of our interests.

      On January 1, 2006, El Capitan, Ltd, an Arizona corporation (`ECL") of which El Capitan Precious Metals, Inc. ("ECPN") owns a 40% equity interest, finalized the purchase of four patented mining claims, constituting approximately 77.5 acres in aggregate, located in Lincoln
      County, New Mexico. The purchased claims are located on the El Capitan property, which is owned by ECL. In consideration for the claims, ECL transferred 2,100,000 shares of ECPN common stock owned by Gold and
      Minerals Co, Inc. ("Minerals"), which holds the remaining 60% equity interest in ECL. Pursuant to an agreement between ECL and the Seller, the stock was valued at $0.82 per share, the market value of the stock on
      November 11, 2005.

      Pursuant to an arrangement with Minerals, ECPN is obligated to Minerals to pay $688,800 for the purchase of the patented mining claims by ECL. ECPN intends to offset its portion of the purchase price against existing obligations of Minerals due ECPN.

                                      F-26

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   Index to Consolidated Financial Statements

                                                                            Page

Consolidated Balance Sheet as of March 31, 2006 (Unaudited)
     and September 30, 2005.................................................F-28

Consolidated Statements of Operations for the three months and six months ended March 31, 2006 and 2005 (Unaudited) and from July 26, 2002
    (Inception) to March 31, 2006 (Unaudited)...............................F-29

Consolidated Statements of Stockholders' Equity (Deficit) from July 26, 2002
     (Inception) to March 31,2006 (Unaudited)...............................F-30

Consolidated Statements of Cash Flows for the six months ended March 31, 2006 and 2005 (Unaudited) and from July 26, 2002 (Inception)
     to March 31, 2006 (Unaudited)..........................................F-34

Notes to Consolidated Financial Statements for the Six Months
     Ended March 31, 2006...................................................F-36

                                      F-27

                          EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                  (An Exploration Stage Company)

                                    Consolidated Balance Sheets

                                                                          March 31,    September 30,
                                                                            2006          2005
                                                                        -----------    -----------
                               ASSETS                                   (Unaudited)
CURRENT ASSETS:
     Cash                                                               $   437,863    $   131,772
     Advance to officer                                                       2,773          1,064
     Subscriptions receivable, common stock                                      --         68,000
     Prepaid expenses and other                                             146,805         12,123
     Due from affiliated company                                            153,608        351,946
     Notes and interest receivable - affiliated company                          --        133,611
                                                                        -----------    -----------
              Total Current Assets                                          741,049        698,516
                                                                        -----------    -----------

FURNITURE AND EQUIPMENT, AT COST                                            132,837         69,101
    Less: Accumulated depreciation                                          (13,077)        (7,790)
                                                                        -----------    -----------
                                                                            119,760         61,311
                                                                        -----------    -----------
OTHER ASSETS:
     Investment in exploration property                                     788,808        100,008
     Note receivable net of allowance for doubtful account of $12,500            --             --
     Deposits                                                                30,345         16,445
     Investment in common stock of USCA.PK                                  280,800        432,000
                                                                        -----------    -----------
                                                                        $ 1,960,762    $ 1,308,280
                                                                        ===========    ===========
           LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
     Accounts payable                                                   $   199,198    $   293,950
     Accrued liabilities                                                     33,659        175,670
     Interest payable, other                                                 21,742         18,344
     Notes payable, other                                                        --        300,000
                                                                        -----------    -----------
              Total Current Liabilities                                     254,599        787,964

LONG-TERM NOTE PAYABLE, less discount of $856,744 and
       $90,758, respectively                                                443,256        209,242
DEFFERED GAIN                                                               280,800        432,000
                                                                        -----------    -----------
                     Total Liabilities                                      978,655      1,429,206
                                                                        -----------    -----------
COMMITMENTS, CONTINGENCIES AND SUBSEQUENT EVENTS

STOCKHOLDERS' EQUITY (DEFICIT):
     Preferred stock, $0.001 par value; 5,000,000 shares authorized;
         none issued and outstanding                                             --             --
     Common stock, $0.001 par value; 100,000,000 shares authorized;
         72,314,813 and 69,408,749 issued and outstanding,
         respectively                                                        72,907         69,409
     Additional paid-in capital                                           9,061,637      5,952,072
     Deficit accumulated during the exploration stage                    (8,152,437)    (6,142,407)
                                                                        -----------    -----------
              Total Stockholders' Equity (Deficit)                          982,107       (120,926)
                                                                        -----------    -----------
                                                                        $ 1,960,762    $ 1,308,280
                                                                        ===========    ===========

                 See accompanying notes to the consolidated financial statements.

                                               F-28

                                     EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                              (An Exploration Stage Company)

                                          Consolidated Statements of Operations
                              for the Six and Three Months Ended March 31, 2006 and 2005 and
                                     from July 26, 2002 (Inception) to March 31, 2006
                                                       (Unaudited)

                                              Cumulative
                                               During              Three Months Ended              Six Months Ended
                                             Exploration                March 31,                      March 31,
                                                 Stage           2006            2005            2006            2005
                                             ------------    ------------    ------------    ------------    ------------
REVENUES                                     $         --    $         --    $         --    $         --    $         --
                                             ------------    ------------    ------------    ------------    ------------
GENERAL AND ADMINISTRATIVE
EXPENSES:
   Professional fees                            3,082,548         127,549         94,,524         321,899         904,472
   Officer compensation                         1,092,034          86,000          56,250         122,000         116,250
   Administration compensation                    783,875         245,000         116,500         365,000         198,238
   Management fees, related party                 320,500              --          12,000              --          36,000
   Legal and accounting                           555,221          32,470          78,400          92,731         121,908
   Other general and administrative               361,330          91,991          62,684         136,259          86,770
   Exploration                                  1,154,830         254,259         177,240         447,453         251,350
                                             ------------    ------------    ------------    ------------    ------------
                                                7,350,338         837,269         597,598       1,485,342       1,714,988
                                             ------------    ------------    ------------    ------------    ------------
NET OPERATING (LOSS)                           (7,350,338)       (837,269)       (597,598)     (1,485,342)     (1,714,988)
                                             ------------    ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
   Interest income                                 27,915           5,410           4,703          11,602           9,094
   Interest expense:
       Related partied                            (28,220)             --            (169)             --            (518)
       Other                                     (196,433)        (66,156)         (1,443)        (83,814)         (4,773)
   Accretion of discounts on notes payable       (252,654)       (128,582)             --        (252,654)             --
   Costs associated with options and
       warrants                                   (71,250)        (42,750)        (14,000)        (71,250)        (74,000)
   Expenses associated with debt
        issuance and conversion                  (281,457)       (113,334)        (21,635)       (128,572)        (21,635)
                                             ------------    ------------    ------------    ------------    ------------
                                                 (802,099)       (345,412)        (32,544)       (524,688)        (91,832)
                                             ------------    ------------    ------------    ------------    ------------
NET (LOSS)                                   $ (8,152,437)   $ (1,182,681)    $(630,142))    $ (2,010,030)   $ (1,806,820)
                                             ============    ============    ============    ============    ============
Basic and Diluted  Net (Loss) Per
     Common Share                            $      (0.14)   $      (0.02)   $      (0.01)   $      (0.03)   $      (0.03)
                                             ============    ============    ============    ============    ============
Weighted Average Number of Common
     Shares Outstanding                        56,361,010      72,718,038      67,239,147      72,131,107      66,347,696
                                             ============    ============    ============    ============    ============

                               See accompanying notes to consolidated financial statements

                                                           F-29

                                      EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                              (An Exploration Stage Company)

                                 Consolidated Statements of Stockholders' Equity (Deficit)
                                for the Period July 26, 2002 (Inception) to March 31, 2006
                                                        (Unaudited)

                                                                                                  Deficit
                                                                                                Accumulated
                                                                                  Additional    During The
                                             Common Stock            Stock         Paid-In      Exploration
                                         Shares       Amount     Subscriptions     Capital         Stage          Total
                                      -----------   -----------   -----------    -----------    -----------    -----------
Initial issuance of common stock in
  September 2002, $0.00 per share       3,315,000   $     3,315   $        --    $    (3,306)   $        --    $         9

Net loss, period ended                         --            --            --             --        (21,577)       (21,577)
                                      -----------   -----------   -----------    -----------    -----------    -----------

Balances at September 30, 2002          3,315,000         3,315            --         (3,306)       (21,577)       (21,568)

Issuance of common stock to Gold
  and Minerals Company, Inc. in
  connection with purchase of
  interest in assets of
  El Capitan, Ltd. In November
  2002, $0.00 per share                30,225,000        30,225            --        (30,217)            --              8

Issuance of common stock for cash
  in November 2002, $0.00 per share     5,460,000         5,460            --         (5,446)            --             14
                                      -----------   -----------   -----------    -----------    -----------    -----------
                                       39,000,000        39,000            --        (38,969)       (21,577)       (21,546)

Acquisition of DML Services, Inc.
  on March 17, 2003                     6,720,000         6,720            --        (56,720)            --        (50,000)

Common stock issued in connection
  with notes payable in March 2003,
  $0.03 per share                         525,000           525            --         16,975             --         17,500

Common stock and warrants issued
  for services in March 2003, $1.26
  per share                               150,000           150            --        188,850             --        189,000

Common stock issued under executive
  compensation agreement in March
  2003, $0.45 per share                 1,057,140         1,057            --        478,943             --        480,000

Issuance of common stock to Gold
  and Minerals Company, Inc. in
  connection with purchase of COD
  property in August 2003,
  $0.00 per share                       3,600,000         3,600            --         (3,600)            --             --

Common stock issued under
  management agreement in August
  2003, $0.35 per share                 1,057,140         1,058            --        368,942             --        370,000

Net loss, year ended September 30,
  2003                                         --            --            --             --     (1,561,669)    (1,561,669)
                                      -----------   -----------   -----------    -----------    -----------    -----------
Balances at September 30, 2003         52,109,280   $    52,110   $        --    $   954,421    $(1,583,246)   $  (576,715)

                               See accompanying notes to consolidated financial statements

                                                           F-30

                                      EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                              (An Exploration Stage Company)

                                 Consolidated Statements of Stockholders' Equity (Deficit)
                                for the Period July 26, 2002 (Inception) to March 31, 2006
                                                        (Unaudited)

                                                                                                  Deficit
                                                                                                Accumulated
                                                                                  Additional    During The
                                             Common Stock            Stock         Paid-In      Exploration
                                         Shares       Amount     Subscriptions     Capital         Stage          Total
                                      -----------   -----------   -----------    -----------    -----------    -----------
Cost associated with warrants issued           --   $        --   $        --   $   108,000    $        --    $   108,000

Common stock issued under executive
  compensation agreement in
  May 2004, $0.13 per share             1,350,000         1,350            --       178,650             --        180,000

Common stock issued under
  management agreement in May 2004,
  $0.13 per share                       1,350,000         1,350            --       178,650             --        180,000

Common stock issued for services in
  June 2004, $0.20 per share              836,760           837            --       163,728             --        164,565

Common stock issued in connection
  with notes payable in June 2004,
  $0.25 per share                         225,000           225            --        56,025             --         56,250

Common stock issued under
  executive compensation agreement
  in  July 2004 $0.14 per share           285,714           286            --        39,714             --         40,000

Common stock issued under
  management agreement in
  July 2004, $0.14 per share              285,714           285            --        39,715             --         40,000

Common stock issued for acquisition
  of Weaver  property interest in
  July 2004, $0.00 per share            3,000,000         3,000            --        (3,000)            --             --

Common stock issued for services in
  July 2004, $0.15 per share              703,740           704            --       105,128             --        105,832

Common stock issued for retirement
  of a note payable and accrued
  interest in July 2004, $0.13
  per share                             1,343,154         1,343            --       177,744             --        179,087

Common stock issued under executive
  compensation agreement in August
  2004 $0.14 per share                    142,857           143            --        19,857             --         20,000

Common stock issued under
  management agreement in August
  2004, $0.14 per share                   142,857           143            --        19,857             --         20,000

Common stock issued for services in
  August 2004, $0.20 per share             50,000            50            --         9,950             --         10,000

Common stock issued under executive
  compensation agreement in
  September 2004, $0.43 per share          46,511            46            --        19,954             --         20,000

Common stock issued under
  management agreement in September
  2004, $0.43 per share                    46,511            47            --        19,953             --         20,000

Common stock issued for retirement
  of notes payable and accrued
  interest in September 2004,
  $0.35 per share                         751,518           751            --       262,280             --        263,031

Beneficial Conversion feature of
  Notes payable                                --            --            --        75,000             --         75,000

Stock subscriptions                            --            --        50,000            --             --         50,000

Net loss, year ended September 30,
                                2004           --            --            --            --     (1,314,320)    (1,314,320)
                                      -----------   -----------   -----------   -----------    -----------    -----------
Balances at September 30, 2004         62,669,616   $    62,670   $    50,000   $ 2,425,626    $(2,897,566)   $  (359,270)

                               See accompanying notes to consolidated financial statements

                                                           F-31

                                      EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                              (An Exploration Stage Company)

                                 Consolidated Statements of Stockholders' Equity (Deficit)
                                for the Period July 26, 2002 (Inception) to March 31, 2006
                                                        (Unaudited)

                                                                                                  Deficit
                                                                                                Accumulated
                                                                                  Additional    During The
                                             Common Stock            Stock         Paid-In      Exploration
                                         Shares       Amount     Subscriptions     Capital         Stage          Total
                                      -----------   -----------   -----------    -----------    -----------    -----------
Subscribed stock issued                   200,000   $       200   $   (50,000)   $    49,800    $        --    $        --

Common stock issued in settlement
  of accounts payable in October
  2004, at $0.82 per share                 20,000            20            --         16,361             --         16,381

Common stock issued for
  professional in October 2004, at
  $0.66 per share                         106,500           106            --         70,029             --         70,135

Common stock issued for consulting
  agreement in November 2004, $0.60
  per share                             1,536,859         1,537            --        920,578             --        922,115

Common stock sold in private
  placement in November 2004 at
  $0.50 per share                       2,110,000         2,110            --      1,052,890             --      1,055,000

Common stock issued in settlement
  of Accounts payable in November
  2004 at $0.60 per share                  25,000            25            --         14,975             --         15,000

Common stock sold in private
  placement in December 2004 at
  $0.50 per share                          50,000            50            --         24,950             --         25,000

Costs associated with warrants
  issued                                       --            --            --        135,000             --        135,000

Costs associated with stock private
  placement                                    --            --            --        (19,363)            --        (19,363)

Common stock sold in private
  placement in January 2005 at
  $0.50 per share                         265,000           265            --        132,235             --        132,500

Common stock issued for retirement
  of notes payable and accrued
  interest in February 2004 at
  $0.40 per share                         432,701           433            --        172,647             --        173,080

Common stock sold in private
  placement in March 2005 at
  $0.50 per share                         200,000           200            --         99,800             --        100,000

Beneficial conversion of notes
  payable                                      --            --            --         21,635             --         21,635

Costs associated with warrants
  issued                                       --            --            --         14,000             --         14,000

Discounts associated with issuance
  of convertible debt with
  detachable warrants                          --            --            --        113,448             --        113,448

Common stock sold in private
  placement May -June 2005 at
  $0.40 per share                         880,000           880            --        351,120             --        352,000

Common stock sold in private
  placement In July 2005 at
  $0.40 per share                         360,000           360            --        143,640             --        144,000

Common stock issued for consulting
  services in August 2005 at $0.57
  per share                                 8,772             9            --          4,991             --          5,000

Common stock issued for unpaid
  consulting through July 2005
  at $0.38 per share                      544,291           544            --        207,706             --        208,250

Share rounding on affiliate share
  distribution to its shareholders             10            --            --              4             --              4

Net loss, year ended
  September 30, 2005                           --            --            --             --     (3,244,841)    (3,244,841)
                                      -----------   -----------   -----------    -----------    -----------    -----------
Balances at September 30, 2005         69,408,749   $    69,409   $        --    $ 5,952,072    $(6,142,407)   $  (120,926)

                               See accompanying notes to consolidated financial statements

                                                           F-32

                                      EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                              (An Exploration Stage Company)

                                 Consolidated Statements of Stockholders' Equity (Deficit)
                                for the Period July 26, 2002 (Inception) to March 31, 2006
                                                        (Unaudited)

                                                                                                  Deficit
                                                                                                Accumulated
                                                                                  Additional    During The
                                             Common Stock            Stock         Paid-In      Exploration
                                         Shares       Amount     Subscriptions     Capital         Stage          Total
                                      -----------   -----------   -----------    -----------    -----------    -----------
Common stock issued for consulting
  services for August 2005 at
  $0.462 per share                        146,270   $       146   $        --    $    67,490    $        --    $    67,636

Common stock issued for services
  At $0.41 per share                      200,000           200            --         81,800             --         82,000

Common stock issued for consulting
  service for September 2005 at
  $0.418                                  106,461           106            --         44,394             --         44,500

Common stock sold in private
  placement October 2005 at
  $0.40 per share                       1,603,333         1,603            --        639,730             --        641,333

Common stock issued for conversion
  convertible debt at $0.40
  per share                               750,000           750            --        299,250             --        300,000

Common stock issued for  services
  at $1.60 per share                       50,000            50            --         79,950             --         80,000

Costs associated with options
  issued                                       --            --            --         28,500             --         28,500

Costs associated with warrants
  issued for financial services                --            --            --         42,750             --         42,750

Common stock sold by the exercise
  of options at $0.65 per share            50,000            50            --         32,450             --         32,500

Discounts associated with issuance
  of convertible debt with
  detachable warrants                          --            --            --      1,018,640             --      1,018,640

Issuance of common stock for the
  exercise of options and warrants
  at $065 and $0.50, respectively         110,000           110            --         63,890             --         64,000

Common stock issued for
  compensation at $1.56 per share         112,181           112            --        174,888             --        175,000

Common stock issued for conversion
  of notes payable at $1.56
  per share                               274,726           275            --        428,297             --        428,572

Common stock issued for  services
  at $1.69 per share                       20,000            20            --         33,780             --         33,800

Common stock issued for  services
  at $1.98 per share                       40,000            40            --         79,160             --         79,200

Common stock issued for cashless
  exercise of warrants                     36,325            36            --            (36)            --             --

Costs associated with stock private
  placement                                    --            --            --         (5,368)            --         (5,368)

Net(loss) for the six months ended
  March 31, 2006                               --            --            --             --     (2,010,030)    (2,010,030)
                                      -----------   -----------   -----------    -----------    -----------    -----------
Balances, March 31, 2006 (Unaudited)   72,908,045   $    72,907   $        --    $ 9,061,637    $(8,152,437)   $   982,107
                                      ===========   ===========   ===========    ===========    ===========    ===========

                             See accompanying notes to the consolidated financial statements.

                                                           F-33

                             EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                     (An Exploration Stage Company)

                                  Consolidated Statements of Cash Flows
                        for the Six Months Ended March 31, 2006 and 2005 and for
                       the Period from July 26, 2002 (Inception) to March 31, 2006
                                               (Unaudited)

                                                                                             Period From
                                                                                            July 26, 2002
                                                                                             (Inception)
                                                                                               Through
                                                               Six Months Ended March 31,     March 31,
                                                                   2006           2005          2006
                                                               -----------    -----------    -----------
CASH FLOW FROM OPERATING ACTIVITIES:
      Net loss                                                 $(2,010,030)   $(1,806,820)   $(8,152,437)
      Adjustments to reconcile net loss to net cash
      used in operating activities:
            Expenses associated with common stock,
               warrants and options                                521,250        824,036      3,989,554
            Net non-cash expenses associated with affiliate          7,801             --          7,801
            Gain on conversion of debt                             128,572         21,635        225,207
            Amortization of discount on notes payable              252,654             --        292,844
            Provision for uncollectible related party note
                receivable                                              --         50,000         62,500
            Depreciation and amortization                            5,287          3,260         13,077
      Changes in operating assets and liabilities:
          Increase in receivable from officer                       (1,709)            --         (2,773)
          Increase in interest receivable                               --         (7,378)       (13,611)
          Increase in prepaid expenses                            (134,682)       (51,062)      (146,805)
          Decrease (increase) in deposits                              500         (9,445)       (15,945)
          Increase in other prepaid expense                             --        (66,666)            --
          Increase in expense advances to affiliated company      (229,992)      (150,385)      (581,938)
          Increase (decrease) in accounts payable                  (94,752)        43,387        199,198
          Increase (decrease) in accrued liabilities               (29,875)       124,532        145,795
          Increase in payable, related party                            --            683             --
          Increase in interest payable, other                        3,398             --         21,742
                                                               -----------    -----------    -----------
              Net Cash Used by Operating Activities             (1,581,578)    (1,024,223)    (3,955,791)
                                                               -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
      Purchase of exploratory property interest                   (149,060)            --       (249,060)
      Issuance of notes receivable - affiliated parties                 --       (236,930)      (249,430)
      Payments received on notes receivable                             --         66,930         66,930
      Purchase of furniture and equipment                          (63,736)       (65,966)      (132,837)
      Cash paid in connection with acquisition of
        DLM Services, Inc.                                              --             --        (50,000)
                                                               -----------    -----------    -----------
          Net Cash Used in Investing Activities                   (212,796)      (235,966)      (614,397)
                                                               -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
      Proceeds from the sale of common stock                       737,833      1,312,500      2,478,356
      Proceeds from notes payable, related parties                      --             --        219,900
      Proceeds from notes payable, other                         1,300,000        300,000      2,322,300
      Stock subscription received                                   68,000             --        118,000
      Costs associated with stock private placement                 (5,368)       (19,363)       (24,731)
      Repayment of notes payable, related parties                       --        (34,000)       (61,900)
      Repayment of notes payable, other                                 --        (25,000)       (43,874)
                                                               -----------    -----------    -----------
          Net Cash Provided by Financing Activities              2,100,465      1,534,137      5,008,051
                                                               -----------    -----------    -----------

                    See accompanying notes to the consolidated financial statements.

                                                  F-34

                                     EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                                              (An Exploration Stage Company)

                                          Consolidated Statements of Cash Flows
                                 for the Six Months Ended March 31, 2006 and 2005 and for
                               the Period from July 26, 2002 (Inception) to March 31, 2006
                                                       (Unaudited)

                                                                                                            Period From
                                                                                                           July 26, 2002
                                                                                                            (Inception)
                                                                                                              Through
                                                                            Six Months Ended March 31,        March 31,
                                                                                2006           2005             2006
                                                                          ---------------   -----------    --------------
INCREASE IN CASH                                                                  306,091       273,948           437,863

CASH, BEGINNING OF PERIOD                                                         131,772        22,404                --
                                                                          ---------------   -----------    --------------
CASH, ENDING OF PERIOD                                                    $       437,863   $   296,352    $      437,863
                                                                          ===============   ===========    ==============
SUPPLEMENTAL CASH FLOW INFORMATION:
       Cash paid for interest                                             $        81,915   $       950    $       84,042
                                                                          ===============   ===========    ==============
       Cash paid for income taxes                                         $            --   $        --    $           --
                                                                          ===============   ===========    ==============
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES:
       Issuance of common stock to Gold and Minerals
       Company, Inc. in connection with the purchase of
       interest in assets of El Capitan, Ltd.                             $            --   $        --    $            8
                                                                          ===============   ===========    ==============
       Issuance of common stock to Gold and Minerals
       Company, Inc. in connection with the purchase  of
       the COD property (Note 1)                                          $            --   $        --    $        3,600
                                                                          ===============   ===========    ==============
       Issuance of common stock to Gold and Minerals
       Company, Inc. in connection with the purchase of
       the Weaver  property                                               $            --   $        --    $        3,000
                                                                          ===============   ===========    ==============
       Costs associated with warrants/options issued                      $        71,250   $    74,000    $      328,254
                                                                          ===============   ===========    ==============
       Stock based compensation                                           $       450,000   $   750,036    $   3,4,94,897
                                                                          ===============   ===========    ==============
       Issuance of common stock for financing costs                       $            --   $        --    $       56,250
                                                                          ===============   ===========    ==============
       Issuance of common stock for interest costs                        $            --   $        --    $       62,801
                                                                          ===============   ===========    ==============
       Conversion of accounts payable to equity                           $            --   $    31,381    $       31,381
                                                                          ===============   ===========    ==============
       Conversion of accrued interest to equity                           $            --   $        --    $       15,971
                                                                          ===============   ===========    ==============
       Non-cash advances from affiliate                                   $      (711,865)  $        --    $     (711,865)
                                                                          ===============   ===========    ==============
       Non-cash offsets to affiliate                                      $       719,666   $        --    $      719,666
                                                                          ===============   ===========    ==============
       Conversion of notes payable and accrued interest
            with the issuance of common stock                             $       600,000   $   169,397    $    1,195,544
                                                                          ===============   ===========    ==============

                    See accompanying notes to the consolidated financial statements.

                                                           F-35

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

NOTE 1 - BUSINESS, OPERATIONS, ORGANIZATION, LIQUIDITY AND BASIS OF PRESENTATION

      Business and Operations - On July 26, 2002, El Capitan Precious Metals,
      Inc. was incorporated as a Delaware corporation to engage in the business of acquiring mining properties containing precious metals, principally gold, silver, and platinum. The Company has a wholly owned subsidiary. The results of El Capitan and its subsidiary ("El Capitan" or the "Company")
      are presented on a consolidated basis.

      The Company is in the exploration stage and since inception, has completed certain acquisitions and transactions (Note 2), but has not had any revenue producing operations.

      Organization - The Company was previously organized as DML Services, Inc.
      ("DML"), a Nevada corporation, formed in 2000. On March 17, 2003, DML sold the assets and operations of its catering and food service business to the executive officers and directors of DML in exchange for the return of
      30,120,000 shares of DML and cash of $50,000, paid by El Capitan. On March
      18, 2003, DML acquired all of the issued and outstanding common stock of
      El Capitan in exchange for 39,000,000 shares of DML's common stock issued to the El Capitan stockholders, which represented 85% of the Company's total shares outstanding immediately following the exchange. As a result of a four share for one stock split completed by DML on November 25, 2002, and the retirement of 30,120,000 post-reverse-split shares which took place immediately prior to closing the transaction, the stockholders of
      DML hold 6,720,000 shares of the Company's common stock, which represents
      15% of the total outstanding shares of common stock of the Company immediately following the exchange.

      The El Capitan transaction was recorded as a reverse acquisition based on factors demonstrating that El Capitan constituted the accounting acquirer.
      The shareholders of El Capitan received 85% of the post-acquisition outstanding common stock of DML. In addition, post-acquisition management personnel and the sole board member of the Company now consist of individuals previously holding positions with El Capitan. The historical stockholders' equity of El Capitan prior to the exchange was retroactively restated (a recapitalization) for the equivalent number of shares received in the exchange after giving effect to any differences in the par value of the DML and El Capitan common stock, with an offset to additional paid-in capital. The restated consolidated deficit accumulated during the development stage of the accounting acquirer (El Capitan) has been carried forward after the exchange.

      Basis of Presentation and Going Concern - The unaudited interim financial statements of the Company included herein have been prepared in accordance with generally accepted accounting principles for interim financial information and in accordance with the instructions for Form 10-QSB under the security Exchange Act of 1934.These statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting or normal recurring accruals)
      considered for a fair presentation have been included. Operating results for the six-month period ended March 31, 2006 are not necessarily indicative of the results that may be expected for the year ended
      September 30, 2006.The unaudited consolidated financial statements should be read in conjunction with the audited consolidated financial statements and footnotes thereto for the fiscal year ended September 30, 2005 included in the Company's Annual report on Form 10-KSB, as filed with the
      Securities and Exchange Commission.

      The accompanying financial statements have been prepared assuming the
      Company will continue as going concern, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company is an exploration stage precious metals company and since its inception has had no mining revenues and has incurred recurring losses

                                      F-36

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      aggregating $8,152,437 accumulated during the exploration stage. In addition, the Company does not have a revolving credit facility with any financial institution. These factors raise substantial doubt about the
      Company's ability to continue as a going concern. The ability of the
      Company to continue as a going concern is dependent on raising additional capital, negotiating adequate financing arrangements and on achieving sufficiently profitable operations. The financial statements do not include any adjustments relating to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

      The Company believes its cash requirements over the next fiscal year can be funded through a combination of financing activities completed and projected subsequent to year-end and prior to cash flow generated through operations. The Company completed a private placement during the quarter ended December 31, 2005 (NOTE 11) and also completed a placement of a convertible debenture (NOTE 7). During the quarter ended March 31,2006, the Company completed a second placement of a convertible debenture (NOTE
      7) to the same party and as provided for in the original agreement.. The
      Company also anticipates exercising the call option on various warrants, which, if exercised, would provide the Company significant working capital to continue its exploratory programs. We continually evaluate business opportunities such as joint venture processing agreements with the objective of creating cash flow to sustain the corporation and provide a source of funds for growth. While the Company believes it will be able to finance its continuing activities, there are no assurances of success in this regard or in the Company's ability to obtain continued financing through capital markets, joint ventures, or other acceptable arrangements.
      If management's plans are not successful, operations and liquidity may be adversely impacted.

      Given the Company's limiting operating history, lack of revenue, and its operating losses, there can be no assurance that it will be able to achieve or maintain profitability. Accordingly, these factors raise substantial doubt about the Company's ability to continue as a going concern

NOTE 2.  ACQUISITIONS AND DIVESTITURES

      Acquisition of El Capitan Property from Gold and Minerals Company, Inc. -
      In October 2002, the Company completed the acquisition of a 40% equity interest in El Capitan, Ltd. ("ECL"), an Arizona corporation, which prior to the transaction was wholly-owned subsidiary of Gold and Minerals
      Company, Inc. ("Minerals"), a Nevada corporation. Minerals is affiliated with the Company in that it is a shareholder of the Company and the
      Company's CEO/President is a shareholder of Minerals. Minerals is involved in the exploration, and testing of exploration properties. Consideration for the acquisition consisted of the issuance of 30,225,000 shares of the
      Company's common stock to Minerals (which occurred in November 2002, and which constituted a 77.5% equity ownership in the Company prior to the reverse acquisition) and $100,000 cash, of which $86,000 was paid through
      September 30, 2003, and $14,000 was paid in October 2003. Minerals retained the remaining 60% ownership in El Capitan, Ltd.

      The assets of ECL primarily consist of the El Capitan property (the
      "Property"), an inactive iron and related ore property located in New
      Mexico. At December 31, 2005, the Property contained four patented claims and unpatented claims on approximately 10,000 acres in the Capitan
      Mountains in Lincoln County, New Mexico. The Property has no proven reserves. The Company did not assume any liabilities or obligations of
      ECL.

                                      F-37

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      During the quarter ended December 31, 2005, ECL finalized the purchase of four patented mining claims, constituting approximately 77.5 acres in aggregate, located in Lincoln County, New Mexico. The purchased claims are located on the property, which is owned by ECL. In consideration for the claims, ECL transferred 2,100,000 shares of ECPN common stock owned by
      Minerals. Pursuant to an agreement between ECL and the Seller, the stock was valued at $0.82 per share, the market value of the stock on November
      11, 2005.

      Pursuant to an arrangement with Minerals, ECPN is obligated to Minerals to pay $688,800 for the purchase of the patented mining claims by ECL. ECPN has offset its portion of the purchase price against existing obligations of Minerals due ECPN.

      Purchase of Mining Claims from Minerals - In August 2003, the Company acquired from Minerals certain mining claims granted by the United States
      Bureau of Land Management, buildings and personal property known as the
      COD property located near Kingman, Arizona. The COD property is an inactive underground mine consisting of thirteen mining claims as well as various outbuildings and other associated personal property. In consideration for the purchase, we issued 3,600,000 shares of our Common
      Stock to Gold and Minerals, having a market value on the date of the transaction of approximately $1,440,000. Because the COD property was acquired from our then controlling stockholder in exchange for our Common
      Stock, and Gold and Minerals had no economic monetary basis in the property, the transaction was accounted for as a non-monetary exchange and the COD property was recorded, in accordance with Generally Accepted
      Accounting Principles (GAAP), at no value on our consolidated financial statements.

      Sale of 80% of Mining Claims and Joint Venture - In May 2004, the Company
      executed a joint venture agreement (the "Joint Venture") with U.S.
      Canadian Minerals, Inc. ("USCA.PK"), a publicly-traded Nevada company, to explore the COD property, including the recovery of gold and silver from the tailings of the COD site. The Joint Venture is to operate under the name "CanEl" until May 2020, unless terminated earlier pursuant to the terms of the Joint Venture. Under terms of the Joint Venture Agreement, the Company was required to transfer to USCA.PK an 80% interest in the COD mine in exchange for 720,000 shares of USCA.PK common stock. Pursuant to a stock split affected by USCA.PK, the Company currently holds 2,160,000 shares of the USCA.PK common stock. On the date of the original transaction, shares of unrestricted freely trading USCA.PK common stock traded at $2.85 per share, or as adjusted for the split, at $0.95 per share. At December 31, 2005, these shares were pledged as security for the
      $1,300,000 convertible debenture notes. See NOTE 7.

      The USCA.PK common stock was restricted with respect to sale until May
      2005. USCA.PK's common stock is currently traded on the Pink Sheets, its most recent SEC filings have not been reviewed by an independent registered public accounting firm, and it faced a SEC imposed temporary trading suspension in October of 2004, which has since expired. The
      Company also has continuing involvement (as discussed below) related to the COD property. Based on these factors, no gain on the sale was recorded and the Company has ascribed a value of $2,052,000 to the common stock received at September 30, 2004, the value on the date of the transaction, and recorded a deferred gain on the sale of an asset and is classified as a long term liability. Any future decrease in market value of the securities, the reduction in value will reduce the deferred gain liability account. The transaction was recorded in accordance with current Generally
      Accepted Accounting Principles. ("GAAP").

      When the USCA.PK restriction period ends and resuming trading on the
      Bulletin Board, and once the Company's assessment of the common stock allows for classification of the securities as

                                      F-38

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      marketable securities, it intends to classify the investment as available for sale under Statement of Financial Accounting Standard (SFAS) No 115,
      Accounting for Certain Investments in Debt and Equity Securities.

      The Joint Venture provides that the Company is to explore the COD property as it relates to the tailings and settlement pond and contribute the equipment needed for such exploration, which have not yet begun. USCA.PK agreed to contribute 90 days operating capital to provide for at least three workers, fuel, necessary equipment agreed upon by the parties, and equipment repair and maintenance and paid $12,500 in July 2004. Net profits, if any, from the operations tailings and settlement pond operations will be split equally among the Company and USCA.PK. This project has been on hold as USCA.PK has been focusing on brining current their SEC filings and to resume trading on the Bulletin Board. In November
      23, 2005, our Board of Directors approved an amendment to the Joint
      Venture Agreement whereas the Company will contribute $50,000 for the completion of the geological field study. As consideration for this advance, the Company will be reimbursed this advance and any other incurred expenses and all net proceeds after deducting all incurred costs, are to be split equally with USCA.PK.

      In addition to the Joint Venture, the Company also retained USCA.PK as a consultant for a period of two years to provide services pertaining to, among other things, identifying, studying and evaluating merger, acquisition, joint venture, strategic alliance and other proposals as well as implementation of financial public relations programs for the Company.
      In exchange for its services, USCA.PK was issued a one-year warrant to acquire up to 3,000,000 shares of El Capitan common stock exercisable at
      $0.14 per share. The total compensation cost related to the warrants was valued at $108,000 utilizing the Black-Scholes option-pricing method and the entire amount was expensed during the year ended September 30, 2004.
      The warrants expired unexercised in May 2005.

      Acquisition of Weaver Mining Claims - In July 2004, we acquired from Gold and Minerals the Weaver property located near Congress, Arizona.
      Consideration for this purchase was 3,000,000 shares of our Common Stock, which had a market value of $400,000 on the closing date. At the time the
      Weaver Mine was acquired from our controlling stockholder in exchange for our Common Stock, Gold & Minerals had no economic monetary basis in the property. Accordingly, the transaction was accounted for as a non-monetary exchange and the Weaver property was recorded at no value on our financial statements and was done in accordance with current Generally Accepted
      Accounting Principles. ("GAAP").

      Purchase Agreement for Rainbow Valley Mining Property - In July 2004 the
      Company signed an agreement with Mr. Bob Langguth for the acquisition of approximately 1,620 acres located in Maricopa County, Arizona. The property has been permitted and the property and was drilled and assayed in early 2005 to determine the iron ore content of the mining site.
      Currently it is the Company's intent to finalize and verify the test results by an outside refinery on other mineralization that may exist on the property and based upon the results of this property and compared to other properties the Company is in process of testing and confirming, management will determine the final disposition of this site during the second calendar quarter of 2006.

      Under the terms of the agreement, the seller is to be paid $2,500 monthly to manage the testing, further develop the property, complete necessary permitting and consult on other properties the Company may have an interest in. Upon completion of the successful testing, permitting and acceptance by the Company of the site, the Company will be obligated to pay the seller $100,000. At

                                      F-39

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      this time, the Company is not liable for this obligation until all terms and conditions are met. If the transaction is consummated, additional consideration to be paid to the seller under the agreement consist of a royalty of $1.00 a ton of iron ore and 3% of the before tax profit on any minerals shipped from the property.

      Mr.Langguth passed away in January 2006 and the Company has not made any decisions to the continued management of the property since such time.
      Considering Mr. Langguths' passing prior to completion of agreement provisions, the Company has not determined how it intends to proceed with the property. Payments to Mr. Langguth ceased upon his passing.

NOTE 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Principals of Consolidation - The consolidated financial statements include the accounts of El Capitan Precious Metals, Inc. and its wholly owned subsidiary. All significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

      Cash and Cash Equivalents - The Company considers those short-term, highly liquid investments with maturities of three months or less as cash and cash equivalents. At times, cash in banks may be in excess of the FDIC limits.

      Management Estimates and Assumptions - The preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from these estimates.

      Fair Value of Financial Instruments - The fair values of the Company's financial instruments include cash, investments, accounts payable, accrued expenses and notes payable approximate their carrying amounts because of the short maturities of these instruments or because of restrictions.

      Furniture and Equipment - Furniture and equipment are stated at cost.
      Depreciation is calculated for financial statements using the straight-line basis over the estimated useful lives as follows:

               Automobile                                     5 years
               Office furniture and equipment              3-10 years
               Mine equipment                                 7 years

      Depreciation expense for the periods ended March 31, 2006 and 2005 was
      $5,287 and $3,260, respectively.

      Comprehensive Income (Loss) - Statement of Financial Accounting Standards
      ("SFAS") No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income and its components, which include, among other items, unrealized gains or losses from marketable securities and foreign currency translation adjustments that previously were only reported as a component of stockholders' equity. The Company did not have any components of comprehensive income (loss) during the periods presented.

                                      F-40

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      Net Income (Loss) Per Share - SFAS No. 128, Earnings per Share, requires dual presentation of basic and diluted earnings or loss per share ("EPS")
      with a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock (were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Basic loss per common share is computed based on weighted average shares outstanding and excludes any potential dilution from stock options, warrants and other common stock equivalents and is computed by dividing loss available to common shareholders by the weighted average number of common shares outstanding for the period. Diluted net loss per common share reflects potential dilution. These dilutive securities are not considered in the calculation, as the impact of the potential shares would be to decrease loss per share. Therefore, diluted loss per share is equivalent to basic loss per share. The historical loss per share of El Capitan prior to the merger has been retroactively restated to reflect the new capital structure.

      At March 31, 2006, potential dilutive securities consisted of stock options representing 1,710,000 common shares were outstanding with an exercise price ranging between $0.56 and $1.99 per share and with a weighted average exercise price of $1.00. At March 31, 2006, stock warrants representing 7,795,000 common shares were outstanding with exercise prices ranging between $0.50 and $0.75 per share, with weighted average exercise price of $0.52 per share.

      At March 31, 2005, potential dilutive securities consisted of stock warrants representing 6,775,000 common shares with exercise prices ranging between $0.14 and $2.50 per share. The weighted average exercise price for outstanding warrants was $0.53.

      Stock-Based Compensation - Transition And Disclosure - The Company has
      elected to follow Accounting Principles Board Opinion No. 25, Accounting
      for Stock Issued to Employees ("APB 25") and the related interpretations in accounting for its employee stock options. Under APB 25, because the exercise price of employee stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation expense is recorded. If the exercise price of employee stock options is under the market price of the underlying stock on the date of grant, compensation expense is recorded for the price differential times the quantity of options granted. The Company has adopted the disclosure-only provisions of Statement of Financial Accounting Standards ("SFAS") No.
      123, "Accounting for Stock Based Compensation," as amended by SFAS No.
      148, "Accounting For Stock-Based Compensation - Transition & Disclosure."

      The Company recognized stock-based employee compensation aggregating
      $154,236 for options issued to employees during the six months ended March
      31, 2006 and none was recognized for the prior comparable period in 2005.

      The fair value of option grants is estimated as of the date of grant utilizing the Black-Scholes option-pricing model with the following weighted average assumptions for all grants, expected life of options of 5 years, risk-free interest rates of two percent (2.25%), and a zero percent
      (0%) dividend yield. Transactions in equity instruments with non-employees for goods and services are accounted for by the fair value method.

      The following table illustrates the pro forma effect on net (loss) and loss per share if the Company had applied the fair value recognition provisions of FASB Statement No. 148, "Accounting For

                                      F-41

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      Stock-Based Compensation - Transition & Disclosure, An Amendment To FASB
      Statement No. 123," to stock-based employee compensation.

                                                                                  Six Months Ended March 31,
                                                                                     2006           2005
                                                                                 ------------    -----------
                                                                                 (Unaudited)     (Unaudited)
    Net loss, as reported                                                        $(2,010,030)    $(1,806,820)
    Add: total stock-based compensation expense included in reported
         net loss                                                                     175,000             --
    Deduct - stock-based compensation expense determined under the
         fair value method, net of tax effect                                        (329,236)            --
                                                                                 ------------    -----------
    Pro forma net loss                                                           $ (2,164,266)   $(1,806,820)
                                                                                 ============    ===========
    Loss per share:
         Net loss per share, as reported                                         $      (0.03)   $     (0.03)
                                                                                 ============    ===========
         Net loss per share, pro forma                                           $      (0.03)   $     (0.03)
                                                                                 ============    ===========

      Impairment of Long-Lived Assets - Management assesses the carrying value of long-lived assets for impairment when circumstances indicate such amounts may not be recoverable from future operations. Generally, assets to be held and used are considered impaired if the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. At December 31, 2005, long-lived assets were recorded at no value in the consolidated financial statements.

      Exploration Property Costs - Exploration costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The Company has capitalized $788,808 of exploration property acquisition costs as of December 31, 2005.

      Income Taxes - The Company computes deferred income taxes under the asset and liability method prescribed by the Statement of Financial Accounting
      Standards No. 109. Under this method, deferred tax assets and liabilities are recognized for temporary differences between the financial statement amounts and the tax basis of certain assets and liabilities by applying statutory rates in effect when the temporary differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount more likely than not to be realized.

      New Accounting Pronouncements - In May 2005, the FASB issued Statement of
      Financial Accounting Standards No. 154, "Accounting Changes and Error
      Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3"
      ("SFAS 154"). This statement replaces APB opinion No. 20, "Accounting
      Changes" and FASB Statement No. 3, "Reporting Accounting Changes in
      Interim Financial Statements" and changes the requirements for the accounting for and reporting of a change in accounting principle. This statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transaction provision. When a pronouncement includes specific transaction provisions, those provisions should be followed. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

                                      F-42

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      Consequently, the Company will adopt the provisions of SFAS No. 154 for its fiscal year beginning October 1, 2006. Management currently believes that adoption of the provisions of SFAS No. 154 will not have a material impact on the Company's consolidated financial statements.

      In December 2004, the FASB issued SFAS No. 123 (Revised 2004) "Share Based
      Payment" ("SFAS 123R"), which is a revision to SFAS 123 and supersedes APB
      25 and SFAS 148. This statement requires that the cost resulting from all share-based payment transactions be recognized in the financial statements. This statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value based measurement method in accounting for share-based payment transactions with employees except for equity instruments held by employee share ownership plans.

      SFAS 123R applies to all awards granted after the required amended effective date and to awards modified, repurchased, or cancelled after that date. As of the required effective date, all public entities that used the fair-value-based method for either recognition or disclosure under Statement 123 will apply this Statement using a modified version of prospective application. Under that transition method, compensation cost is recognized on or after the required effective date for the portion of outstanding awards for which the requisite service has not yet been rendered, based on the grant-date fair value of those awards calculated under Statement 123 for either recognition or pro forma disclosures. For periods before the required effective date, those entities may elect to apply a modified version of the retrospective application under which financial statements for prior periods adjusted on a basis consistent with the pro forma disclosures required for those periods by Statement 123. As a result, beginning in our fiscal quarter starting October 2006, we will adopt SFAS 123R and begin reflecting the stock option expense determined under fair value based methods in our income statement rather than a pro forma disclosure in the notes to the financial statements. We expect the effect of adopting SFAS 123R to be similar to the effect presented in our pro forma disclosure related to SFAS 123.

NOTE 4.  INVESTMENTS IN USCA.PK

      At March 31, 2006 the Company owned 2,160,000 shares of U. S. Canadian
      Minerals, Inc. (USCA.PK) common stock. The market value per unrestricted share at the closing of the market on March 31, 2006 was $0.14 based on the last published sales price for this date. Subsequent to our current period ended, the market price decreased to $0.13 per share seven days prior to our filing and the Company valued the shares at the lower market price with an aggregate value of $280,800 with offsetting amount as a liability classified as deferred gain. The Company has a continuing involvement related to the COD property. Based on these factors, no gain on the sale is recognized and any future decrease in market value of the securities, the reduction in value will reduce the deferred gain liability account in accordance with current Generally Accepted Accounting
      Principles. ("GAAP").

      Based upon the market value of the USCA.PK stock on March 31, 2006, the
      Company valued the shares at $280,800. Accordingly, at March 31, 2006, we recorded an impairment of the stock value of $108,000, with the offsetting amount reducing the deferred gain liability account.

      The Company has pledged all the shares of its USCA.PK investment as security for a secured convertible debenture notes (NOTE 7).

NOTE 5. RELATED PARTY TRANSACTIONS

                                      F-43

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      Due from Affiliated Company - During the period October 2004 and through
      March 2005, the Company made net payments on behalf of Minerals amounting to $739,663 relating to costs incurred on the El Capitan property site.
      Pursuant to an agreement effective October 1, 2004 between the two companies, costs incurred at the El Capitan site are to be split in accordance with their percentage ownership interest. The Company holds a
      40% equity interest in El Capitan, Ltd., and Minerals holds the remaining
      60% equity interest. To secure the amounts due under the note and the cost advances made on behalf Minerals by Company, Minerals has pledged to the
      Company 1,000,000 free trading shares of El Capitan Precious Metals, Inc.
      that it owns. During the quarter ended September 30, 2005, Minerals paid
      $150,000 towards its obligation under the Agreement.

      During the quarter ended December 31, 2005, ECL, which ECPN owns a 40%
      equity interest, finalized the purchase of four patented mining claims, constituting approximately 77.5 acres in aggregate, located in Lincoln
      County, New Mexico. The purchased claims are located on the El Capitan
      Mine property, which is owned by ECL. In consideration for the claims, ECL transferred 2,100,000 shares of ECPN common stock owned by Minerals, which holds the remaining 60% equity interest in ECL. Pursuant to an agreement between ECL and the Seller, the stock was valued at $0.82 per share, the market value of the stock on November 11, 2005 and the Company recorded the transaction as effective at December 31, 2005.

      Pursuant to an arrangement with Minerals, ECPN is obligated to Minerals to pay $688,800 for the purchase of the patented mining claims by ECL. ECPN offset its portion of the purchase price against existing obligations of
      Minerals due ECPN at March 31,2006, and resulted in the Minerals owing the company $153,608.

      Employment Agreement - Terms of the current verbal employment agreement of the CEO and president is entitled to a monthly compensation of $12,000.

      Management Fees

      The Company currently has informal arrangements with four individuals, three of whom are officers and/or directors of the Company, pursuant to which such individuals serve as support staff for the functioning of the home office and all related corporate activities and projects. There are no written agreements with these individuals, and the Company currently pays an aggregate amount of $40,000 per month to these individuals for their services. Effective June 1, 2005, they agreed to take accrued back compensation in S-8 common stock of the Company and three of the consultants agreed to take monthly compensation in S-8 common stock of the
      Company for the months of June through September 2005.

      Consulting Agreements - The Company entered into a consulting agreement with an officer of Minerals relating to the El Capitan property pursuant to which the Company issued 600,000 shares of common stock to the consultant and agreed to pay a fee of $20,000 per month, which may be paid in shares of the Company's common stock at the Company's option. Through
      December 31, 2004, the Company has issued 2,282,222 shares in payment of
      $420,000 of the earned fees and the agreement expired on December 31,
      2004. The Company extended the contract on a month-to-month basis through
      March 2005 at $10,000 per month.

NOTE 6.  NOTES PAYABLE OTHER

                                      F-44

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      In January 2006,The Company converted the principal of two 12% unsecured notes payable to two stockholders to restricted common shares of the
      Company. The loans aggregated $300,000.

NOTE 7.  LONG-TERM NOTE PAYABLE

      On March 30, 2005, the Company issued a 10 % secured convertible debenture note for $300,000 to a stockholder of the Company. The note has a maturity of two and one-half years and contains a conversion feature into common stock at $0.60 per share. The note also provides for a five-year warrant to be issued for the purchase of common stock at an exercise price of
      $0.75. The note was collateralized by 1,000,000 shares of the U.S.
      Canadian Minerals Inc. shares that the Company owns. The note also provided that if the Company should sell any of the 2,160,000 shares of the U.S. Canadian Minerals, Inc. stock, the Company must allocate thirty-five percent (35%) of the net proceeds towards the retirement of the debenture note.

      The intrinsic value of the beneficial conversion feature of the note was
      $61,724 and the portion of the proceeds allocated to the warrants issued in connection with the debt amounted to $51,724. Accordingly, $113,448 was recognized as a discount of the convertible debt and an addition to paid-in capital. At September 30, 2005, $22,690 of discount had been amortized and the balance of $90,758 was expensed upon the conversion of the note.

      On October 28, 2005, the note holder and Company agreed to roll the secured convertible debenture note principal into the private placement that the Company was terminating and payment of all accrued interest to the note holder.

      On October 28, 2005, the Company issued an 8 % secured convertible debenture note for $750,000 to an investment company. The note has a maturity of one and one-half years and contains a conversion feature into common stock at $0.50 per share. The note also provides for a five-year warrant for 500,000 shares of common stock at $0.60 per share and is collateralized by 2,160,000 shares of the U.S. Canadian Minerals Inc.
      shares that the Company owns. The Company also issued a three-year warrant for 225,000 shares of common stock at $0.60 per share as a finder's fee.

      The intrinsic value of the beneficial conversion feature of the note was
      $384,320 and the portion of the proceeds allocated to the warrants issued in connection with the debt amounted to $84,320. Accordingly, $468,640 was recognized as a discount of the convertible debt and an addition to paid-in capital. At March 31, 2006, $89,173 of the discount has been amortized.

      On January 20, 2006, the Company issued a second 8 % secured convertible debenture note for $550,000 to holder of the previous convertible debenture. The note has a maturity of one and one-half years and contains a conversion feature into common stock at $0.50 per share. The note also provides for a five-year warrant for 366,667 shares of common stock at
      $0.60 per share and is also collateralized by the 2,160,000 shares of the
      U.S. Canadian Minerals Inc. shares that the Company owns.

      The intrinsic value of the beneficial conversion feature of the note was
      $281,834 and the portion of the proceeds allocated to the warrants issued in connection with the debt amounted to $61,834. Accordingly, $343,668 was recognized as a discount of the convertible debt and an addition to paid-in capital. At March 31, 2006, $24,429 of the discount has been amortized.

                                      F-45

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

NOTE 8.   CONSULTING AGREEMENTS

      On October 19, 2004, the Company entered into an Investment Advisory
      Agreement with Blake Advisors, LLC ("Blake") for certain financial and investment advisory services. The term of the Agreement expired on October
      31, 2005. Compensation under the Agreement provided for (i) the payment of
      $175,000 in cash and (ii) a monthly fee of $5,000 from November 1, 2004 to
      October 1, 2005. Pursuant to the Agreement, the Company granted a five-year warrant to the consultant for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.85 per share, a cashless-exercise provision and piggyback registration rights.
      Subsequently, the warrant exercise price was reduced to $0.50 per share in consideration of Blake agreeing to remove the cashless exercise provision provided for in the original warrant. Under the terms of the Agreement, the Company became obligated and paid fees amounting to $200,000 under the
      Agreement.

      On November 4, 2004, the Company entered into an Exclusive Agency
      Agreement with Asia Finance Company, LLC ("AFC") pursuant to which AFC was engaged to source buyers of iron ore for the Company in the Asian market.
      The Agreement appoints AFC as its exclusive Representative for the solicitation and sale of iron ore buyers in Asia. As partial consideration for such services, the Company issued 1,536,859 shares of restricted common stock to AFC and monetary consideration of $100,000. At June 30,
      2005, the Company has expensed this amount.

      On August 22, 2005, the Company entered into a formal Agreement with Clyde
      Smith, PhD., P. Eng.("Smith") as consulting geologist to the El Capitan
      Property. The Agreement provides for Smith to continue acting as the
      Company's consulting geologist at his regular compensation rate and to receive a success fee of $250,000 for the successful sale of the Project.
      The Agreement was amended on October 25, 2005, to provide Smith with an option for the purchase of 150,000 shares of our common stock at $0.65 per share, the market price on the date of grant. The option was granted under provisions of the Company's 2005 Stock Incentive Plan and the option expires on October 25, 2006.

      On September 27, 2005, the Company entered into an Agreement with Pavlich
      Associates ("Pavlich") which provides for Pavlich to be the primary representative of El Capitan Precious Metals, Inc. in the sale of the El
      Capitan Project to all viable third party mineral companies. The Agreement provides for consulting time charges, expenses and a success fee of
      $250,000, less the sum of the consulting time charges paid under the
      Agreement, for the successful sale of the Project.

      See NOTE 5 for a description of the consulting agreement with a related party.

NOTE  9.  COMMITMENTS AND CONTINGENCIES

      On October 19, 2004, the Company entered into an Investment Advisory
      Agreement with Blake Advisors, LLC ("Blake") for certain financial and investment advisory services. The term of the Agreement expired on October
      31, 2005. Compensation under the Agreement provided for (i) the payment of
      $175,000 in cash and (ii) a monthly fee of $5,000 from November 1, 2004 to
      October 1, 2005. Pursuant to the Agreement, the Company granted a five-year warrant to the consultant for the purchase of 500,000 shares of the Company's common stock at an exercise price of $0.85 per share, a cashless-exercise provision and piggyback registration rights.
      Subsequently, the warrant exercise price was reduced to $0.50 per share for Blake agreeing to remove the cashless exercise provision

                                      F-46

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      provided for in the original warrant. Under the terms of the Agreement, the Company became obligated and paid fees amounting to $200,000.

      The Company signed a lease for office space in Scottsdale, Arizona, effective November 1, 2004. The lease has a two-year term and requires monthly payments of $3,845 plus taxes and tenant charges.

      On August 22, 2005, the Company entered into a formal Agreement with Clyde
      L. Smith, PhD., P. Eng., ("Smith") as consulting geologist to the El
      Capitan Property. The Agreement provides for Smith to continue acting as the Company's consulting geologist at his regular compensation rate and to receive a success fee of $250,000 for the successful sale of the Project.
      The Agreement was amended on October 25, 2005, to provide Smith with an option for the purchase of 150,000 shares of our common stock at $0.65 per share, the market price on the date of grant. The option was granted under provisions of the Company's 2005 Stock Incentive Plan and the option expires on October 25, 2006.

      On September 27, 2005, the Company entered into an Agreement with Palvich
      Associates ("Pavlich"), which provides for Pavlich to be the primary representative of ECPN in the sale of the El Capitan property to all viable third party mineral companies. The Agreement provides for consulting time charges, expenses and a success fee of $250,000, less the sum of the consulting time charges paid under the Agreement, for the successful sale of the Project.

NOTE 10.  ADOPTION OF 2005 STOCK INCENTIVE PLAN

      On June 2, 2005, the Board of Directors adopted the Company's 2005 Stock
      Incentive Plan which reserves 5,000,000 shares for issuance under the Plan out of the authorized and unissued shares of par value $0.001 Common Stock of the Corporation. On July 8, 2005, the Board of Directors authorized the
      Company to take the steps necessary to register the Plan shares under a
      Registration Statement on Form S-8. On July 19, 2005, the Form S-8 was
      filed with the Securities and Exchange Commission.

NOTE 11.  STOCKHOLDERS' EQUITY (DEFICIT)

      Changes to the Company's Capital Structure and Dividend - On December 28,
      2004, the Company's Board of Directors authorized an additional increase in the number of shares authorized for issuance by the Company from
      100,000,000 to 300,000,000. The Company majority shareholder approved the change by written consent on March 11, 2005, and a Certificate of
      Amendment to the Articles of Incorporation was filed with the State of
      Nevada on April 7, 2005 to effect the amendment.

      Recent Issuances of Common Stock, Warrants and Options- On October 3,
      2005, the Company issued 146,270 shares of its S-8 Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of unpaid compensation aggregating $67,636 to the CEO and four consultants, three of which are officers and/or directors of the Company.

      On October 3, 2005, the Company issued 200,000 shares of its S-8 Common
      Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $82,000.

      On October 27, 2005, the Company issued 106,461 shares of its S-8 Common
      Stock pursuant to its 2005 Stock Incentive Plan in consideration of unpaid compensation aggregating $44,500 to the CEO and four consultants, three of which are officers and/or directors of the Company.

                                      F-47

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

      On October 28, 2005, the Company issued 750,000 shares of restricted common stock at $0.40 per share for the conversion of a convertible note payable of $300,000, pursuant to a private placement of securities, together with a three-year warrant to purchase an additional 750,000 shares of common stock at an exercise price of $0.50 per share.

      On October 28, 2005, in conjunction with the convertible debenture (see
      NOTE 7), the Company issued a five-year warrant for 500,000 shares of common stock at $0.60 per share and issued to an individual a three-year warrant for 225,000 shares of common stock at $0.60 per share as a finder's fee.

      On October 30, 2005, the Company issued 1,603,333 restricted common shares to accredited investors pursuant to a private placement of securities under Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $641,333 (the Offering). The Offering also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.50 per share. The warrants are callable under certain circumstances. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the Warrants within ninety (90) days of the final sale under the Private Placement and to use commercially reasonable efforts to cause such registration Statement to be declared effective by the SEC and to keep the Registration Statement effective for one year following the effective date. The Company filed the
      Registration Statement on January 30, 2006.

      On January 16, 2006, the Company issued 112,181 shares of common stock to employees at market value on the date of the transaction as compensation in an amount aggregating $175,000.

      On January 17, 2006, the Company issued 274,726 shares of restricted common stock for the conversion of two 12% notes payable aggregating a principal balance of $300,000. The Company recorded a cost of conversion on the transaction in the amount of $128,572.

      During the quarter ending March 31, 2006, the Company issued 60,000 shares of restricted common stock to two entities for consulting services in the aggregate amount of $$99,000.

      During the quarter ending March 31, 2006, the Company issued 50,000 shares of restricted common stock to for $25,000 to a shareholder on the exercise of a warrant at $0.50 per share.

      During the quarter ending March 31, 2006, the Company issued 60,000 shares of common stock to for $39,000 to a consultant for the exercise of options at $0.65 per share.

      On March 23, 2006, the Company issued 36,325 shares of restricted common stock in reference to two shareholder exercising cashless warrant provisions aggregating 65,000 shares.

      On March 24, 2006, the Board of Directors granted 523,000 two year options to the current employees and directors with an exercise price of $1.99 per share.

      Warrants - During the six months ended March 31, 2006, the Company issued
      3,445,000 warrants. and 3,475,000 warrants were issued for the comparable period in 2005. The following table summarizes of warrant activity for the six months ended March 31, 2006:

                                      F-48

                 EL CAPITAN PRECIOUS METALS, INC. AND SUBSIDIARY
                         (An Exploration Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
               For the Six Months Ended March 31, 2005 (Unaudited)

                                                   Warrants Outstanding               Warrants Exercisable
                                               -----------------------------    -------------------------------
                                                                 Weighted                           Weighted
                                                Number of         Average         Number of          Average
                                                  Shares      Exercise Price        Shares       Exercise Price
                                               ------------   --------------    -------------    --------------
     Balance,September30, 2005                    5,015,000   $         0.64        5,015,000    $         0.64
        Granted                                   3,445,000   $         0.52        3,445,000    $         0.52
        Cancelled                                  (550,000)  $        (1.25)        (550,000)   $       (1,.25)
        Exercised                                  (115,000)  $        (0.64)        (115,000)   $        (0.64)
                                               ------------                     -------------
     Balance, March 31, 2006                      7,795,000   $         0.52        7,795,000    $         0.52
                                               ============   ==============    =============    ==============

      Options Granted During Six Months Ending March 31, 2006 - Effective
      October 25, 2005, the Board of Directors approved an amendment expanding the duties of Dr. Clyde Smith and granted him a twelve month option to purchase 150,000 shares of common stock of the Company at an exercise price of $0.65 per share. On March 24, 2006, the Board of Directors granted 523,000 two year options to the current employees and directors with an exercise price of $1.99 per share.

      The following table summarizes the option activity for the six months ended March 31, 2006:

                                                    Options Outstanding                Options Exercisable
                                               -----------------------------    -------------------------------
                                                                 Weighted                           Weighted
                                                 Number of       Average          Number of         Average
                                                  Shares      Exercise Price       Shares        Exercise Price
                                               ------------   --------------    -------------    --------------
     Balance, September 30, 2005                  1,150,000   $         0.56          575,000    $         0.56
        Granted                                     673,000   $         1.69          150,000    $         0.65
        Exercised                                  (110,000)  $        (0.65)        (110,000)   $        (0.65)
        Expired                                          --   $           --               --    $           --
                                               ------------                     -------------
     Balance March 31,2006                        1,713,000   $         1.00          615,000    $         0.57
                                               ------------                     -------------

NOTE 12. SUBSEQUENT EVENTS

      On April 3, 2006, the Company issued 136,364 restricted common shares to an accredited investor pursuant to a private placement of securities under
      Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $300,000 (the Offering). The Offering also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $2.20 per share. The warrants are callable under certain circumstances.

                                      F-49

                                   PROSPECTUS

                                 July ___, 2006

                        EL CAPITAN PRECIOUS METALS, INC.

                        20,254,384 shares of common stock

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers

      Nevada law permits a company to indemnify its directors and officers, except for any act of dishonesty. The Company has provided in its bylaws for the indemnification of officers and directors against expenses actually and necessarily incurred in connection with the defense of any action, suit or proceeding in which they are a party by reason of their status as an officer or director, except in cases of negligence or misconduct in the performance of duty.

      The Company's articles of incorporation limit or eliminate the personal liability of its officers and directors for damages resulting from breaches of their fiduciary duty for acts or omissions except for damages resulting from acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the inappropriate payment of dividends in violation of
Nevada Revised Statutes.

      Insofar as indemnification for liabilities arising under the Securities
Act business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution

      The registrant estimates that expenses payable by the registrant is connection with the offering described in this registration statement will be as follows:

SEC registration fee .............   $ 3,150
Legal fees and expenses ..........    30,000
Accounting fees and expenses .....    15,000
Printing and engraving expenses ..         0
Miscellaneous ....................     1,350
                                     -------
Total ............................   $49,500
                                     =======

Item 26. Recent Sales of Unregistered Securities

      For each of the following transactions, we relied upon the exemptions from registration provided by Section 4(6) or 4(2) of the Securities Act and Rule 506
promulgated thereunder based upon (i) the fact that each investor was an accredited or sophisticated investor with experience in investing in securities such that it could evaluate merits and risks related to our securities; (ii)
that no general solicitation of the securities was made by us; (iii) the securities issued were "restricted securities" as that term is defined under
Rule 144 promulgated under the Securities Act; and (iv) we placed appropriate restrictive legends on the certificates representing the securities regarding the restricted nature of these securities. The shares were issued as follows:

      On March 19, 2003, we issued 200,000 shares of our $.001 par value common stock to our president for as a component of an employment agreement. The shares were valued at $320,000 or $1.60 per share.

                                      II-1

      On March 20, 2003, we issued 50,000 shares of our $.001 par value common stock to a consultant for services valued at $80,000 or $1.60 per share.

      On March 21, 2003, we issued 25,000 shares of our $.001 par value common stock to a consultant for services valued at $40,000 or $1.60 per share.

      On March 21, 2003, we issued 150,000 shares of our $.001 par value common stock to a consultant for services valued at $240,000 or $1.60 per share. Not applicable

      On May 18, 2004, the Company issued 60,000 shares of its $0.001 par value common stock to its president for conversion of management fees due totaling
$8,000 or $0.13 per share.

      On May 18, 2004, the Company issued 60,000 shares of its $0.001 par value common stock to an officer of its majority stockholder for conversion of consulting fees due totaling $8,000 or $0.13 per share.

      On June 15, 2004, the Company issued 75,000 shares of its $0.001 par value common stock valued at $18,750 or $0.25 per share to an unaffiliated third party pursuant to the issuance of a note payable.

      On June 15, 2004, the Company issued 150,000 shares of its $0.001 par value common stock valued at $37,500 or $0.25 per share to an unaffiliated third party pursuant to the issuance of a note payable.

      On July 7, 2004, the Company issued 571,428 shares of common stock in settlement of $80,000 of executive compensation and consulting fees.

      On July 14, 2004, the Company issued 3,000,000 shares of restricted common stock in consideration for the acquisition of the Weaver mining claims and related buildings and personal property.

      On July 14, 2004, the Company issued 1,343,154 of restricted common stock in settlement of a note payable and accrued interest amounting to $179,087.34.

      On August 18, 2004, the Company issued 285,714 shares of common stock in settlement of $40,000 of executive compensation and consulting fees.

      On September 13, 2004, the Company issued 93,022 shares of restricted common stock in settlement of $40,000 of executive compensation and consulting fees.

      On September 30, 2004, the Company issued 751,518 shares of restricted common stock to three note holders in settlement of notes payable and accrued interest amounting to $263,031.

      On October 4, 2004, the Company issued 200,000 shares of restricted common stock for stock subscriptions received on September 28, 2004.

      On October 19, 2004, the Company entered into an Investment Advisory
Agreement with Blake Advisors, LLC ("Blake") for certain financial and investment advisory services. The term of the agreement expires on October 31,
2005. Compensation under the agreement provides for a $50,000 payment upon signing of the agreement, an additional $125,000 over a four month period beginning November 1, 2004 and a monthly fee of $5,000 beginning November 1,
2004 and ending with the last payment due on October 1, 2005. Pursuant to this agreement, we issued a warrant to Blake providing the right to purchase up to
500,000 shares of the Company's common stock at an exercise price of $0.85 per share, and having a five-year term, a cashless-exercise provision and piggyback registration rights.

                                      II-2

      On November 4, 2004, the Company entered into an Exclusive Agency
Agreement with Asia Finance Company, LLC ("AFC") pursuant to which AFC was engaged to source buyers of iron ore for the Company. As partial consideration for such services, the Company issued 1,536,859 shares of Common Stock to AFC and monetary consideration of $100,000.

      On November 5, 2004, the Company sold to two investors a total of 200,000 shares of common stock for an aggregate price of $50,000.

      On November 5, 2004, the Company closed a private placement of securities to 28 accredited investors in the aggregate amount of $1,055,000 (the
"Offering"). The Offering consisted of 2,110,000 Units, each consisting of one share of Common Stock and one warrant to purchase one share of Common Stock at an exercise price of $.75 per share (the "Warrant"). The Warrant is callable under certain circumstances and expires three years from the date of issuance.

      In November and December 2004 the Company issued 2,160,000 restricted common shares to accredited investors under a Private Placement Memorandum for
$1,080,000. The Memorandum also provides for a warrant for each share of common stock purchased under the memorandum. The warrant is callable under certain circumstances, expires three years from date of issuance and has an exercise price of $0.75. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the Warrants within ninety (90) days of the Private Placement closing and to use commercially reasonable efforts to cause such registration
Statement to be declared effective by the SEC and to keep the Registration
Statement effective for one year following the effective date.

      On December 3, 2004, the Company issued 25,000 shares of restricted common stock in settlement of $15,000 of accounts payable.

      During the quarter ended December 31, 2004, the Company issued 2,660,000 warrants. No warrants were issued for the comparable period in 2003.

      On January 25, 2005, the Company issued a five-year warrant to purchase
100,000 shares of common stock of the Company at an exercise price of $.60 per share in consideration of consulting services provided to the Company.

      On March 30, 2005, the Company issued pursuant to a private placement under Section 4(2) of the Securities Act a 10% convertible secured debenture in the principal amount of $300,000, together with a warrant to purchase 250,000 shares of the Company's common stock at an exercise price of $.75 per share. The convertible secured debenture matures in September 2007. Until maturity, and subject to the Company's right to prepay, the principal and interest under the convertible secured debenture are convertible into shares of the Company's common stock at a conversion price of $.60 per share.

      In June and July 2005, the Company issued to certain accredited investors, pursuant to a private placement under Section 4(2) and Rule 506 promulgated under the Securities Act, an aggregate of 1,240,000 shares of common stock and
1,240,000 warrants to purchase common stock at an exercise price of $.50 per share for the aggregate consideration to the Company of $496,000.

                                      II-3

      In August 2005, the Company issued 8,772 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $5,000 and 544,291 shares of Common Stock for accrued compensation through July 31, 2005 aggregating $208,000. These shares have been registered pursuant to a Registration Statement on Form S-8 filed on July 19,
2005.

      In September 2005, the Company issued 200,000 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $82,000 and 143,270 shares of Common Stock for accrued compensation through August 31, 2005 aggregating $67,886. These shares have been registered pursuant to a Registration Statement on Form S-8 filed on July 19,
2005.

      In October 2005, the Company issued 106,461 shares of its Common Stock pursuant to its 2005 Stock Incentive Plan in consideration of consulting services aggregating $44,500 through September 30, 2005. These shares have been registered pursuant to a Registration Statement on Form S-8 filed on July 19,
2005.

      In October 2005, the Company issued to certain accredited investors, pursuant to a private placement under Section 4(2) and Rule 506 promulgated under the Securities Act, an aggregate of 2,353,333 shares of common stock and
2,353,333 warrants to purchase common stock at an exercise price of $.50 per share for the aggregate consideration to the Company of $941,333. These amounts included the conversion of a convertible debenture issued on March 30, 2005 in the amount of $300,000 into 750,000 shares of Common Stock and warrants to purchase 750,000 shares of Common Stock at an exercise price of $0.50 per share.

      On October 28, 2005, the Company issued pursuant to a private placement under Section 4(2) of the Securities Act an 8% convertible secured debenture in the principal amount of $550,000, together with a warrant to purchase 500,000 shares of the Company's common stock at an exercise price of $.60 per share. The convertible secured debenture matures on April 28, 2007. Until maturity, and subject to the Company's right to prepay, the principal and interest under the convertible secured debenture are convertible into shares of the Company's common stock at a conversion price of $.50 per share. Additionally, the Company granted the purchaser of the debenture an option to purchase an additional debenture in the amount of $550,000, together with warrants to purchase 366,667 shares of Common Stock at an exercise price of $0.60 per share, on or prior to
April 28, 2006. The Company also issued a finder who assisted in obtaining the debt facility for the Company a warrant to purchase 225,000 shares of Common
Stock at an exercise price of $0.60 per share.

      On October 30, 2005, the Company issued 1,603,333 restricted common shares to accredited investors pursuant to a private placement of securities under
Section 4(2) and Rule 506 promulgated under the Securities Act, in an aggregate amount of $641,333 (the Offering). The Offering also provided with each share of common stock a three-year warrant to purchase one share of common stock at an exercise price of $.50 per share. The warrants are callable under certain circumstances. The Company has agreed to file a registration statement covering the sale or the shares of common stock and the common stock issuable upon exercise of the of the Warrants within ninety (90) days of the final sale under the Private Placement and to use commercially reasonable efforts to cause such registration Statement to be declared effective by the SEC and to keep the
Registration Statement effective for one year following the effective date.

      On January 16, 2006, the Company issued 112,181 shares of common stock to employees as compensation at market value on the date of the transaction in an amount aggregating $175,000.

                                      II-4

      On January 17, 2006, the Company issued 274,726 shares of restricted common stock for the conversion of two 12% notes payable aggregating a principal balance of $300,000. The Company recorded a cost of conversion on the transaction in the amount of $128,572.

      During the quarter ending March 31, 2006, the Company issued 60,000 shares of restricted common stock to two entities for consulting services in the aggregate amount of $$99,000.

      During the quarter ending March 31, 2006, the Company issued 50,000 shares of restricted common stock to for $25,000 to a shareholder on the exercise of a warrant at $0.50 per share.

      During the quarter ending March 31, 2006, the Company issued 60,000 shares of common stock to for $39,000 to a consultant for the exercise of options at
$0.65 per share.

      On March 23, 2006, the Company issued 36,325 shares of restricted common stock in reference to two shareholder exercising cashless warrant provisions aggregating 65,000 shares.

      On March 24, 2006, the Board of Directors granted 523,000 two year options to the current employees and directors with an exercise price of $1.99 per share.

Item 27. Exhibits

      The following exhibits are filed as part of this registration statement:

Exhibit No.   Description
-----------   ------------------------------------------------------------------
3.1           Articles of Incorporation of El Capitan Precious Metals, Inc.
              (incorporated by reference to Exhibit 3.1 to the Company's Annual
              Report on Form 10-KSB dated September 30, 2004).

3.2           Amendment to Articles of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on
              Form 10-QSB dated March 31, 2005).

3.3           Restated Bylaws of El Capitan Precious Metals, Inc.

4.1           Form of Warrant issued to Blake Advisors, LLC and it's nominees
              (incorporated by reference to Exhibit 4.1 to the Company's Annual
              Report on Form 10-KSB dated September 30, 2004).

4.2           Form of Warrant issued in Offering dated November 5, 2004
              (incorporated by reference to Exhibit 4.2 to the Company's Annual
              Report on Form 10-KSB dated September 30, 2004).

4.3           Form of Warrant issued to John Stapleton and other certain investors (incorporated by reference to Exhibit 4.3 to the
              Company's Quarterly Report on Form 10-QSB dated December 31,
              2004).

4.4           Form of Warrant issued in 2005 Offering (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-QSB
              dated June 30, 2005).

4.5           Secured Convertible Promissory Note dated October 28, 2005
              (incorporated by reference to Exhibit 4.1 to the Company's Current
              Report on Form 8-K dated October 28, 2005).

                                      II-5

4.6           Form of Warrant issued to Whitebox Intermarket Partners, L.P.
              (incorporated by reference to Exhibit 4.2 to the Company's Current
              Report on Form 8-K dated October 28, 2005).

4.7           Form of Warrant issued in Fall 2005 Offering (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form
              8-K dated October 28, 2005).

4.8           Rights Agreement by and between the Company and OTR, Inc. dated
              December 28, 2005 (incorporated by reference to Exhibit 4.1 to the
              Company's Current Report on Form 8-K dated December 28, 2005).

4.9           Secured Convertible Promissory Note dated January 20, 2006
              (incorporated by reference to Exhibit 4.1 to the Company's Current
              Report on Form 8-K dated January 26, 2006).

4.10          Form of Warrant issued to Whitebox Intermarket Partners, L.P.
              (incorporated by reference to Exhibit 4.2 to the Company's Current
              Report on Form 8-K dated January 26, 2006).

10.1          Purchase Agreement dated October 28, 2005 by and between El
              Capitan Precious Metals, Inc. and Whitebox Intermarket Partners,
              L.P. (incorporated by reference to Exhibit 10.1 to the Current
              Report on Form 8-K filed on November 3, 2005).

10.2          Registration Rights Agreement dated October 28, 2005 by and between El Capitan Precious Metals, Inc. and Whitebox Intermarket
              Partners, L.P. (incorporated by reference to Exhibit 10.2 to the
              Current Report on Form 8-K filed on November 3, 2005).

10.3          Security Agreement dated October 28, 2005 by and between El
              Capitan Precious Metals, Inc. and Whitebox Intermarket Partners,
              L.P. (incorporated by reference to Exhibit 10.3 to the Current
              Report on Form 8-K filed on November 3, 2005).

5.1           Opinion of Maslon Edelman Borman & Brand, LLP.

23.1          Consent of Hein & Associates LLP.

23.2          Consent of Epstein, Weber & Conover, PLC.

23.3          Consent of Maslon Edelman Borman & Brand, LLP (included within
              Exhibit 5.1)

23.4          Consent of Clyde Smith

24            Power of Attorney (see signature page)

                                      II-6

Item 28. Undertakings

      (a) Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (b) The registrant hereby undertakes:

            (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933;

                  (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the
      Commission by the Company pursuant to Section 13 or Section 15(d) of the
      Securities Exchange Act of 1934 that are incorporated by reference into the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

            (2) that, for the purpose of determining any liability under the
      Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                                      II-7

            (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                      II-8

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on July 11, 2006.

                                        EL CAPITAN PRECIOUS METALS, INC.

                                        By: /s/ Charles C. Mottley
                                            ------------------------------------
                                        Charles C. Mottley
                                        President, Chief Executive Officer and
                                        Director

                                POWER OF ATTORNEY

      Each person whose signature to this registration statement appears below hereby constitutes and appoints Charles C. Mottley and Stephen J. Antol as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his or her behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments to this registration statement and any and all instruments or documents filed as part of or in connection with this registration statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed as of the 11th day of July, 2006, by the following persons in the capacities indicated.

Name                                    Title
-------------------------------------   ----------------------------------------

/s/ Charles C. Mottley                  Director, President and Chief Executive
-------------------------------------   Officer (Principal Executive Officer)
Charles C. Mottley

/s/ Stephen J. Antol                    Chief Financial Officer and Treasurer
-------------------------------------   (Principal Financial and Accounting
Stephen J. Antol                        Officer)

/s/ James Ricketts                      Director and Secretary
-------------------------------------
James Ricketts

/s/ L. Ronald Perkins                   Director and Vice President of
-------------------------------------   Administration, Marketing and
L. Ronald Perkins                       Communication

/s/ R. William Wilson                   Director
-------------------------------------
R. William Wilson

/s/ Gordon Ellis                        Director
-------------------------------------
Gordon Ellis

                                  EXHIBIT INDEX

Exhibit No.   Description
-----------   ------------------------------------------------------------------

3.3           Bylaws of El Capitan Precious Metals, Inc.

5.1           Opinion of Maslon Edelman Borman & Brand, LLP.

23.1          Consent of Hein & Associates LLP.

23.2          Consent of Epstein, Weber & Conover, PLC.

23.3          Consent of Maslon Edelman Borman & Brand, LLP (included within
              Exhibit 5.1)

23.4          Consent of Clyde Smith

24            Power of Attorney (see signature page)